Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

among

SEMCAMS MIDSTREAM ULC

as Borrower

and

THE PERSONS PARTY HERETO

FROM TIME TO TIME IN THEIR CAPACITIES AS LENDERS

and

THE TORONTO-DOMINION BANK

as Agent

MADE AS OF

June 13, 2019

TD SECURITIES, CANADIAN IMPERIAL BANK OF COMMERCE, BMO CAPITAL MARKETS,

WELLS FARGO SECURITIES, LLC AND KKR CAPITAL MARKETS LLC

as Co-Lead Arrangers

and

TD SECURITIES, CANADIAN IMPERIAL BANK OF COMMERCE, BMO CAPITAL MARKETS AND

KKR CAPITAL MARKETS LLC

as Joint Bookrunners

and

CANADIAN IMPERIAL BANK OF COMMERCE

as Syndication Agent

and

BMO CAPITAL MARKETS

as Documentation Agent

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AGREEMENT is made as of June 13, 2019,

AMONG:

SEMCAMS MIDSTREAM ULC, an unlimited liability corporation subsisting under the laws of Alberta, as Borrower

– and –

THE PERSONS PARTY HERETO FROM TIME TO TIME, in their capacities as Lenders

– and –

THE TORONTO-DOMINION BANK, a Canadian chartered bank, as Agent

WHEREAS the Borrower, the Lenders and the Agent among others are parties to the Existing Credit Agreement;

WHEREAS the Borrower has requested and the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

Article 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Acceleration” has the meaning attributed thereto in Section 12.6.

“Acceleration Date” means the first date on which all of the Lender Secured Obligations have become due and payable which shall be deemed to be the earlier of the date specified for payment in an Acceleration Notice (if an Acceleration Notice is delivered) or the date of a Termination Event (if a Termination Event occurs).

“Acceleration Notice” means a written notice delivered by the Agent to the Borrower pursuant to Section 12.2(a) declaring all Outstandings hereunder to be due and payable.

“Acquisition” means any purchase or other acquisition made by any Obligor of Equity Securities of another Person (but excluding Equity Securities of an Obligor) or assets of another Person (but excluding assets of an Obligor) which constitutes a purchase or other acquisition of all or substantially all of the assets or business of such Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Securities in a Person.

“Adjusted EBITDA” means, for any fiscal period, Consolidated EBITDA, provided that for the purposes of this definition: (i) if any Material Acquisition is made by any Obligor (whether by amalgamation, asset or share acquisition or otherwise) at any time during the relevant period of calculation, such Material Acquisition shall be deemed to have been made on and as of the first day of such calculation period; (ii) if any Material Disposition is made by any Obligor (whether by asset or share disposition or otherwise) at any time during the relevant period of calculation, or the assets cease to be owned by the Obligors, such Material Disposition shall be deemed to have been made on and as of the first day of such calculation period; and (iii) to the extent the Borrower proposes to include any Material Growth Project EBITDA Adjustments for any fiscal period of four consecutive Fiscal Quarters, the Borrower shall be entitled to include such adjustments in Consolidated EBITDA for such fiscal period; provided that no such Material Growth Project EBITDA Adjustment shall be allowed with respect to a Material Growth Project unless:

(a)

at least 30 days (or such lesser period as is reasonably acceptable to the Agent) prior to the last day of the first Fiscal Quarter for which the Borrower proposes to commence inclusion of such Material Growth Project EBITDA Adjustment in Consolidated EBITDA (the “Initial Quarter”), the Borrower shall have delivered to the Agent written pro forma projections of Adjusted EBITDA attributable to such Material Growth Project;

(b)

prior to the date on which Financial Statements are required to be delivered for the Initial Quarter, the Agent shall have approved such projections and shall have received such other information and documentation as the Agent may reasonably request with respect to such Material Growth Project, all in form and substance reasonably satisfactory to the Agent; and

(c)

the aggregate amount of all Material Growth Project EBITDA Adjustments during any such fiscal period shall not exceed 20% of Consolidated EBITDA for such fiscal period (which calculation of the percentage of Consolidated EBITDA for such fiscal period shall be determined without including any Material Growth Project EBITDA Adjustments for purposes of this paragraph (c)).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Advance” means the extension (or deemed extension) of credit under a Credit Facility by the Lenders to the Borrower by way of the making of a Prime Loan, a USBR Loan, a LIBO Rate Loan, a BA Equivalent Advance or the acceptance of Bankers’ Acceptances or the issuance of a Letter of Credit, and shall include each Drawdown, Rollover or Conversion thereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, at all times when any Sponsor directly or indirectly owns Equity Securities of the Borrower, such Sponsor (excluding, for the avoidance of doubt, any portfolio companies of such Sponsor) shall be deemed to be an Affiliate of the Borrower.

“Agent” means TD in its capacity as administrative agent and collateral agent for the Lenders hereunder, as the context may require, or any successor agent appointed pursuant to Section 15.7.

“Agent’s Accounts” means the accounts maintained by the Agent at the Agent’s Branch, to which payments and transfers under this Agreement are to be effected, as the Agent may from time to time advise the Borrower and the Lenders in writing.

“Agent’s Branch” means the branch of the Agent at The Toronto-Dominion Bank, 222 Bay Street, 15th Floor, Toronto, Ontario M5K 1A2 (Telecopy No. (416) 982-5535), or such other office or branch in Canada as the Agent may from time to time designate by notice to the Borrower and the Lenders.

“Agreement” means this “credit agreement”, as amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.

“Amendment Effective Date” means June 13, 2019.

“AML Legislation” has the meaning attributed thereto in Section 16.14.

“Anti-Corruption Laws” means all laws, rules, and regulations of any Sanctions Authority that apply to the Borrower and its Subsidiaries from time to time concerning or relating to bribery of government officials or public corruption.

“Anti-Money Laundering Laws” means anti-money laundering-related laws, regulations, and codes of practice applicable to the Borrower and its Subsidiaries and their respective operations from time to time, including without limitation (i) the EU Anti-Money Laundering Directives and any laws, decrees, administrative orders, circulars, or instructions implementing or interpreting the same, (ii) the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, and (iii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Applicable Law” or “Applicable Laws” means:

(a)	any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise);

(b)	any judgment, order, writ, injunction, decision, ruling, decree or award;

(c)	any regulatory policy, practice, guideline or directive; or

(d)	any Governmental Authorization,

binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the Property of such Person, in each case whether or not having the force of law.

“Applicable Lenders” means, in respect of:

(a)	the Term Loan Facility, the Term Lenders;

(b)	the Revolving Facility, the Revolving Lenders;

(c)	the KAPS Facility, the KAPS Facility Lenders; and

(d)	the Operating Facility, the Operating Lender.

“Applicable Margin”, as regards any Loan or the standby fees payable under Section 4.6, the applicable rate per annum set forth opposite the applicable Total Debt to Adjusted EBITDA Ratio in the pricing grid set forth below:

Level	Total Debt to Adjusted EBITDA Ratio	Prime Loans/ USBR Loans (bps)	LIBO Rate Loans/Bankers’ Acceptances/ LC Fee (bps)	Standby fees (bps)
1	Less than or equal to 2.5:1.0	75	175	39.375
2	Less than or equal to 3.0:1.0, but greater than 2.5:1.0	100	200	45.000
3	Less than or equal to 3.5:1.0, but greater than 3.0:1.0	125	225	50.625
4	Less than or equal to 4.0:1.0, but greater than 3.5:1.0	150	250	56.250
5	Less than or equal to 4.5:1.0, but greater than 4.0:1.0	175	275	61.875
6	Greater than 4.5:1.0	225	325	73.125

provided that:

(a)

the Applicable Margin will be Level 4 in respect of the Fiscal Quarter during which the Closing Date occurs, and upon delivery of the first Financial Statements and Compliance Certificate pursuant to Section 9.1(a), pricing will be set in accordance with the applicable level in the above pricing grid;

(b)	the above rates are expressed in bps per annum on the basis of a year of 365 days, except that the above rates per annum applicable to LIBO Rate Loans are expressed on the basis of a year of 360 days;

(c)	changes in Applicable Margin shall be effective and adjusted in accordance with Section 7.7;

(d)

if the Borrower fails to deliver the applicable Financial Statements and Compliance Certificate within the time permitted by Section 9.1(a), then the Applicable Margin shall be based on Level 6 for the period from the latest date permitted hereunder for delivery of such Financial Statements and Compliance Certificate until the delivery thereof;

(e)

LC Fees for Letters of Credit which are not “direct credit substitutes” (as determined by the Agent, acting reasonably) within the meaning of the Capital Adequacy Requirements shall be 66 2⁄3% of the applicable rate specified above; and

(f)

without duplication of interest on overdue amounts as provided in Section 4.7, the above rates per annum for Loans (for certainty, excluding standby fees) shall increase by 200 bps per annum during the continuance of any Event of Default.

“Applicable Maturity Date” means: (a) in respect of the Term Loan Facility, the Term Loan Facility Maturity Date, (b) in respect of the Revolving Facility, the Revolving Facility Maturity Date, (c) in respect of the KAPS Facility, the KAPS Facility Maturity Date, and (d) in respect of the Operating Facility, the Operating Facility Maturity Date.

“Applicable Percentage” means, with respect to each Lender from time to time:

(a)

with respect to the Credit Facilities, the percentage of the Total Commitment represented by such Lender’s Commitment; provided that if the Commitments have terminated or expired, the Applicable Percentage for each Lender shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Commitment represented by such Lender’s Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Outstanding Principal represented by such Lender’s outstanding Loans under the Credit Facilities;

(b)

with respect to the Term Loan Facility, the percentage of the Total Term Commitment represented by such Lender’s Term Commitment; provided that if the Term Commitments have terminated or expired, the Applicable Percentage for each Lender with respect to the Term Loan Facility shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Term Commitment represented by such Lender’s Term Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Outstanding Principal represented by such Lender’s outstanding Loans under the Term Loan Facility;

(c)

with respect to the Revolving Facility, the percentage of the Total Revolving Commitment represented by such Lender’s Revolving Commitment; provided that if the Revolving Commitments have terminated or expired, the Applicable Percentage for each Lender with respect to the Revolving Facility shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Revolving Commitment represented by such Lender’s Revolving Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Outstanding Principal represented by such Lender’s outstanding Loans under the Revolving Facility;

(d)

with respect to the KAPS Facility, the percentage of the Total KAPS Facility Commitment represented by such Lender’s KAPS Facility Commitment; provided that if the KAPS Facility Commitments have terminated or expired, the Applicable Percentage for each Lender with respect to the KAPS Facility shall be (i) for the purposes of Section 15.14(a), the percentage of the Total KAPS Facility Commitment represented by such Lender’s KAPS Facility Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Outstanding Principal represented by such Lender’s outstanding Loans under the KAPS Facility; and

(e)	with respect to the Operating Facility, 100%.

“Approved Fund” means any Fund that is administered or managed by:

(a)	a Lender,

(b)	an Affiliate of a Lender, or

(c)	an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means:

(1)

the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of Property (including by way of a Sale Leaseback, but excluding any sale, conveyance, transfer or other disposition of the KAPS JV Assets) (each a “disposition”) of an Obligor; or

(2)	the issuance or sale of Equity Securities of any Restricted Subsidiary,

in each case, other than:

(a)	any disposition of cash or Cash Equivalents;

(b)

any disposition in the ordinary course of business and in accordance with sound industry practice of property or fixtures that is obsolete, uneconomic, no longer useful for its intended purpose or being replaced in the ordinary course of business;

(c)	the disposition or discount of oil and gas production, diluent or other refined products or inventory in the ordinary course of business;

(d)	the disposition of all or substantially all of the assets of an Obligor in a reorganization permitted pursuant to Section 9.3(h);

(e)	the making of any Permitted Distribution or Permitted Investment;

(f)	any disposition of Property or issuance of Equity Securities by an Obligor to another Obligor;

(g)	any issuance, sale or pledge of Equity Securities in, or Debt or other Securities of, an Unrestricted Subsidiary;

(h)	foreclosures, condemnation, casualty or any similar action on assets (including dispositions in connection therewith);

(i)	the licensing, cross licensing or sub-licensing of Intellectual Property or other general intangibles (whether pursuant to franchise agreements or otherwise) in the ordinary course of business;

(j)

any disposition by any Obligor of its interest in machinery, equipment or other tangible personal property for which Purchase Money Obligations or Finance Lease Obligations were incurred and which obligations are fully repaid concurrently with such sale or disposition;

(k)

dispositions of Property to the extent that (x) such Property is exchanged for credit against the purchase price of similar replacement Property that is promptly purchased or (y) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement Property (which replacement Property is actually promptly purchased);

(l)	other leases, subleases, licenses, or sublicenses, in each case in the ordinary course of business; or

(m)	any disposition, pledge or other transfer of any Excluded Property.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Agent, in substantially the form of Schedule B or any other form approved by the Agent.

“Authorized Officer” means, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President of Finance, the Vice-President, Commercial Development and Operations, a Senior Vice President, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person. To the extent not otherwise specified, any reference in any Loan Document to an Authorized Officer shall refer to an Authorized Officer of the Borrower.

“BA Discount Proceeds” means, in respect of any Bankers’ Acceptance, the amount obtained by multiplying:

(a)	the aggregate face amount of such Bankers’ Acceptance by

(b)	the amount (rounded up or down to the fifth decimal place with .000005 being rounded up) determined by dividing one by the sum of one plus the product of:

(i)	the BA Discount Rate, and

(ii)	a fraction, the numerator of which is the number of days in the Interest Period of such Bankers’ Acceptance and the denominator of which is 365.

“BA Discount Rate” means:

(a)	in relation to a Bankers’ Acceptance accepted by a Schedule I Lender, the CDOR Rate;

(b)	in relation to a Bankers’ Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

(i)

the Discount Rate then applicable to bankers’ acceptances having identical issue and comparable maturity dates as such Bankers’ Acceptance, accepted by such Schedule II Lender or Schedule III Lender; and

(ii)	the CDOR Rate plus 0.10% per annum,

provided that if both such rates are equal, then the “BA Discount Rate” applicable thereto shall be the rate specified in (i) above; and

(c)	in relation to a BA Equivalent Advance:

(i)	made by a Schedule I Lender, ATB Financial or Export Development Canada, the CDOR Rate;

(ii)	made by a Schedule II Lender or Schedule III Lender, the rate determined in accordance with subparagraph (b) of this definition; and

(iii)	made by any other Lender, the CDOR Rate plus 0.10% per annum.

“BA Equivalent Advance” means, in relation to a Drawdown of, Conversion into or Rollover of Bankers’ Acceptances, an Advance in Cdn. Dollars made by a Non-Acceptance Lender under a Credit Facility as part of such Loan.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankers’ Acceptance” means a non-interest bearing draft drawn by the Borrower in Cdn. Dollars, accepted by an Applicable Lender under a Credit Facility and issued for value pursuant to this Agreement and includes a depository bill under the DBNA and a bill of exchange under the Bills of Exchange Act (Canada).

“Banking Day” means a day, other than a Saturday, Sunday or statutory holiday, on which commercial banks are open for business in Calgary (Alberta), Toronto (Ontario), Montreal (Quebec) and, for transactions involving US Dollars, New York (New York); provided that in respect of the determination of the LIBO Rate, such day must also be a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits in the London interbank market) in London, England.

“Base Amortization Payments” means the scheduled quarterly payments under the Term Loan Facility which are set forth in the Term Loan Amortization Schedule.

“Basel III” means, collectively, the agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, modified, supplemented, reissued or replaced from time to time, and “Basel III: The liquidity coverage ratio and liquidity risk monitoring tools” published by the Basel Committee on Banking Supervision in January 2013, as amended, modified, supplemented, reissued or replaced from time to time.

“Bilateral LC” means a letter of credit issued pursuant to a Bilateral LC Facility Agreement.

“Bilateral LC Facility Agreement” means any committed or uncommitted credit facility agreement entered into between a Lender and an Obligor providing for the issuance of letters of credit for the account of such Obligor.

“Bilateral LC Facility Obligations” means all indebtedness, obligations and liabilities of any Obligor under any Bilateral LC Facility Agreement entered into at any time on or after the Closing Date (regardless of whether such Lender ceases to be a Lender after such Bilateral LC Facility Agreement is entered into), but excluding, for certainty, any Bilateral LC Facility Agreement entered into by any Obligor with any Lender after such Lender’s Commitment has been fully cancelled in accordance with the terms hereof or after such Lender has assigned all of its rights and obligations under this Agreement in accordance with Section 16.2.

“Bilateral LC Facility Lender” means any Lender that enters into a Bilateral LC Facility Agreement (regardless of whether such Lender ceases to be a Lender after such Bilateral LC Facility Agreement is entered into), but excluding, for certainty, any Bilateral LC Facility Agreement entered into by an Obligor with any Lender after such Lender’s Commitment has been fully cancelled in accordance with the terms hereof or after such Lender has assigned all of its rights and obligations under this Agreement in accordance with Section 16.2.

“Blocked Person” means any Person (including, for certainty, any Governmental Authority) that (a) (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”), (ii) resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (iii) is more than 50% owned by a Person described in clauses (i) or (ii) above or (b) (i) is a Person whose Property is blocked or subject to blocking pursuant to any Sanctions Laws, (ii) engages in any dealings or transactions prohibited by any Sanctions Laws, or is otherwise associated with any such Person in any manner that violates a Sanctions Law, or (iii) is a Person identified on any listing of Persons subject to Sanctions Laws or subject to the limitations or prohibitions under any Sanctions Law.

“bps” or “basis points” means one one-hundredth of one percent (0.01%).

“Borrower” means SemCAMS Midstream ULC, an unlimited liability corporation subsisting under the laws of Alberta.

“Borrower Materials” has the meaning attributed thereto in Section 16.6(c).

“Borrower’s Accounts” means the accounts of the Borrower maintained at the Agent’s Branch or such other branch or office in Canada as the Borrower may from time to time designate with the concurrence of the Agent.

“Borrower’s Counsel” means Osler, Hoskin & Harcourt LLP, Gibson, Dunn & Crutcher LLP and any other barrister or solicitor or firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Borrower or employed by the Borrower and acceptable to the Agent, acting reasonably.

“Canadian Dollars”, “Cdn. Dollars” and “Cdn.$” mean lawful money of Canada for the payment of public and private debts.

“Capital Adequacy Requirements” means the Guideline dated January 2017, entitled “Capital Adequacy Requirements (CAR)” issued by OSFI and all other guidelines or requirements relating to capital adequacy issued by OSFI or any other Governmental Authority regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time.

“Cash Collateral Account” means a blocked deposit account at the Agent (or another commercial bank reasonably acceptable to the Agent) in the name of the Agent and under the sole dominion and control of the Agent, and otherwise established in a manner reasonably satisfactory to the Agent and governed in accordance with the terms of this Agreement.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent for deposit into a Cash Collateral Account, for the benefit of the Agent, the Issuing Bank(s) or the Applicable Lenders, as applicable, as collateral for LC Obligations or Outstandings in respect of Bankers’ Acceptances, as applicable, cash or deposit account balances or, if the Person(s) benefitting from such collateral shall agree in its or their sole discretion, other credit support, in each case subject to Section 7.4(b) or 7.4(c) if applicable and pursuant to documentation in form and substance satisfactory to such Person(s) and “Cash Collateralized” has a similar meaning. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a)

any readily-marketable securities or other investment property (i) issued by or directly, unconditionally and fully guaranteed or insured by the Canadian or United States federal governments or (ii) issued by any agency of the Canadian or United States federal governments the obligations of which are fully backed by the full faith and credit of the Canadian or United States federal governments, as the case may be;

(b)

any readily-marketable direct obligations issued by any other agency of the Canadian or United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, or any province or territory of Canada or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s;

(c)	any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States or Canada;

(d)

any US Dollar or Cdn. Dollar denominated time deposit, demand deposits, insured certificate of deposit, overnight bank deposit, or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof, the District of Columbia, Canada or any province of Canada, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of US $500,000,000 or the Equivalent Amount in Cdn. Dollars; and

(e)

shares of any United States or Canadian money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of US$500,000,000 or the Equivalent Amount in Cdn. Dollars and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in Canada or the United States, as the case may be;

provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

“Cash Management Documents” means, collectively, all agreements, instruments and other documents which evidence, establish, govern or relate to any or all of the Cash Management Obligations.

“Cash Management Obligations” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of any of the Obligors to the Cash Manager under, pursuant or relating to the Cash Management Services and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses, and other amounts payable by any of the Obligors under the Cash Management Documents.

“Cash Management Services” means (a) treasury, depository, overdraft, purchase, credit or debit card services, including non-card e-payables services, (b) electronic funds transfer, controlled disbursement and automated clearing house fund transfer services, (c) the operation of centralized operating accounts, (d) account pooling arrangements (whether notional or physical), (e) credit in connection with spot foreign currency exchange settlement and (f) any other cash management services entered into by any of the Obligors in the normal course of business.

“Cash Manager” means TD or its Affiliate, or any other Lender or its Affiliate, which is from time to time providing any Cash Management Services to any of the Obligors.

“Casualty Event” means, with respect to any Property of any Obligor, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such Property for which any Obligor receives insurance proceeds (other than the proceeds of business interruption insurance) or proceeds of a condemnation award in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CDOR Rate” means, on any day when Bankers’ Acceptances are to be issued pursuant hereto, the average annual yield rate applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided that: (a) if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by the Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day; and (b) if the rate determined as aforesaid shall ever be less than zero for any date of determination, such rate for such date shall be deemed to be zero for the purposes of this Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:

(a)	the adoption or taking effect of any Applicable Law;

(b)	any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority; or

(c)	the making or issuance of any Applicable Law by any Governmental Authority;

provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (USA) including all regulations, requests, rules, guidelines or directives thereunder and (ii) all requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III ((ii) being the “New Basel Rules”) shall be deemed to constitute a Change in Law regardless of the actual date or dates that such Act or regulations are or were enacted or promulgated, in each case (A) to the extent that such New Basel Rules are applicable to the Lender claiming that a Change in Law has occurred, (B) to the extent that such New Basel Rules are materially different from Applicable Laws which are in full force and effect on the date hereof and (C) to the extent that such New Basel Rules are not limited to specific financial institutions only but instead have general application to substantially all banks or their Affiliates which are subject to the New Basel Rules in question.

“Change of Control” means:

(a)

at any time prior to a Qualifying IPO, the Sponsors (and/or any of their respective Affiliates) or other Permitted Holders cease to collectively own (directly or indirectly) at least 50% of the Voting Securities of the Borrower; or

(b)

at any other time, any Person or combination of Persons acting jointly or in concert (within the meaning of the Securities Act (Alberta)), other than the Sponsors (and/or any of their respective Affiliates) (including through their ownership of the Parent Pledgors) or other Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Securities of the Borrower (by contract or otherwise) that exceeds 50% thereof, unless the Permitted Holders have, at such time, the right or the ability by voting power (by contract or otherwise) to elect or designate for election at least a majority of the board of directors of the Borrower.

For clarity, a Qualifying IPO shall not constitute a Change of Control provided that none of the events described in clause (b) above have occurred.

“Citibank Credit Facility” has the meaning attributed thereto in the Purchase Agreement.

“Closing Date” means February 25, 2019.

“Code” means the United States Internal Revenue Code of 1986.

“Collateral” means all Property and proceeds thereof now owned or hereafter acquired by any Obligor or Parent Pledgor in or upon which a Lien is granted or purported to be granted pursuant to any Security Document to secure any Lender Secured Obligations, but excluding any Excluded Property.

“Collateral Agent” means the Agent in its capacity as collateral agent for the Lender Secured Parties.

“Commercial Operation Date” means, with respect to a Material Growth Project, the date on which such Material Growth Project achieves commercial operation in accordance with the specifications for such Material Growth Project and all applicable completion and commissioning tests with respect to such Material Growth Project shall have been completed.

“Commitment” means, in respect of a Lender and in relation to:

(a)	the Term Loan Facility, such Lender’s Term Commitment;

(b)	the Revolving Facility, such Lender’s Revolving Commitment;

(c)	the KAPS Facility, such Lender’s KAPS Facility Commitment;

(d)	the Operating Facility, the Operating Commitment (if such Lender is the Operating Lender); and

(e)	the Credit Facilities collectively, the aggregate of such Lender’s Term Commitment, Revolving Commitment, KAPS Facility Commitment and Operating Commitment, as applicable.

“Commodity Exchange Act” means the United States Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commodity Hedging Agreement” means any agreement for the making or taking of delivery of any commodity, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person, the intended purpose and intent of which is to mitigate or eliminate exposure to fluctuations in commodity prices.

“Compliance Certificate” means a certificate of the Borrower signed on its behalf by any Authorized Officer, substantially in the form of Schedule C, to be given to the Agent and the Lenders by the Borrower pursuant hereto.

“Confirmation” means a confirmation of each Security Document entered into by the Borrower and each Parent Pledgor as of the Amendment Effective Date, such confirmation to be executed by the Borrower and each Parent Pledgor and be in form and substance satisfactory to the Agent (acting reasonably).

“Consolidated EBITDA” of the Borrower and its Subsidiaries (except for the KAPS Holdco Parties) in any period, means on a consolidated basis, the Consolidated Net Income for such period, plus (in each case, on a consolidated basis and without duplication):

(a)	Consolidated Interest Expense, to the extent deducted in determining Consolidated Net Income;

(b)	all amounts deducted in the calculation of Consolidated Net Income in respect of the provision for income taxes (in accordance with GAAP), including any interest and penalties thereon;

(c)

all amounts deducted in the calculation of Consolidated Net Income in respect of non-cash items, including depreciation, depletion, amortization, accretion of non-cash asset retirement obligations, future taxes, foreign currency obligations, non-cash losses resulting from marking-to-market the outstanding Hedge Agreements of the Borrower and its Subsidiaries (in accordance with GAAP) and stock options, stock and unit awards and any other non-cash items deducted in the calculation of Consolidated Net Income for such period;

(d)

all amounts deducted in the calculation of Consolidated Net Income in respect of: (i) minority equity losses or attributable to minority interests, (ii) losses, charges or expenses resulting from or attributable to one-time, extraordinary or non-recurring transactions or matters, including such expenditures funded from the proceeds of insurance (other than proceeds from business interruption insurance), (iii) any non-cash impairment charges, (iv) any non-cash property or other ad valorem taxes, and (v) any other non-cash charges;

(e)	all amounts deducted in the calculation of Consolidated Net Income in respect of costs and expenses related to the Contribution Transactions and the Purchase Transaction;

(f)

all amounts which would otherwise constitute Consolidated EBITDA which are attributable to (i) assets acquired in such period or (ii) shares or other ownership interests in a Person which becomes a Subsidiary acquired in such period (as if such assets, shares or ownership interests were owned during the whole of such period);

(g)

a “run rate” pro forma adjustment for factually supportable and reasonably identifiable cost savings and synergies actually realized by the Borrower as a result of actions taken in connection with the Purchase Transaction and the Contribution Transactions and any other Acquisition or investment (without duplication of the amount of actual benefits realized during such period from such actions), plus, to the extent deducted in determining Consolidated Net Income (and without duplication), the amount of costs and expenses actually incurred in connection with such actions; provided that all such amounts included in this clause (g) must be reviewed and approved by the Agent, acting reasonably;

(h)	cash payments in respect of employee severance and relocation costs; provided that all such amounts included in this clause (h) must be reviewed and approved by the Agent, acting reasonably;

(i)	to the extent deducted in determining Consolidated Net Income, losses resulting from asset sales; and

(j)

any amounts received as cash distributions from the KAPS Holdco Parties during such current period; provided that the aggregate of all such amounts shall not exceed the sum of (i) KAPS Consolidated EBITDA for such current period, plus (ii) any amounts that were (A) previously retained by the Operator in any prior period as a reserve or escrow under the KAPS CO&O or otherwise, (B) previously included in KAPS Consolidated EBITDA that was not previously distributed in respect of such prior period and (C) received as cash distributions from the KAPS Holdco Parties during such current period;

less (in each case, on a consolidated basis and without duplication):

(k)

all amounts included in the calculation of Consolidated Net Income in respect of (i) minority equity income or attributable to minority interests and (ii) revenue of the Borrower and its Subsidiaries resulting from or attributable to one-time, extraordinary or non-recurring transactions or matters, including revenue from gains on sale, Hedge Monetizations or proceeds of insurance (other than proceeds from business interruption insurance);

(l)	to the extent included in Consolidated Net Income, gains resulting from asset sales;

(m)

to the extent included in Consolidated Net Income, non-cash gains resulting from marking-to-market the outstanding Hedge Agreements of the Borrower and its Subsidiaries for such period in accordance with GAAP;

(n)	cash payments in respect of non-cash items and charges added back in computing Consolidated EBITDA in prior periods; and

(o)

Consolidated EBITDA attributable to (i) assets disposed of in such period or (ii) shares or other ownership interests in a Subsidiary disposed of in such period (as if such assets, shares or ownership interests were not owned during the whole of such period), provided that, Consolidated EBITDA for the Fiscal Quarter of the Borrower ended June 30, 2018 shall be deemed to be Cdn.$29,829,090, Consolidated EBITDA for the Fiscal Quarter of the Borrower ended September 30, 2018 shall be deemed to be Cdn.$29,268,528 and Consolidated EBITDA for the Fiscal Quarter in which the Closing Date occurs shall be determined by grossing up Consolidated EBITDA for the period from the Closing Date until the end of such Fiscal Quarter.

“Consolidated Equity” means, on any date of determination, the sum of (without duplication): (a) consolidated equity of the Borrower, (b) KKR Preferred Equity and Permitted Preferred Equity and (c) any minority interest in any Obligor, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any fiscal period, without duplication, interest expense of the Borrower determined on a consolidated basis in accordance with GAAP, as the same would be set forth or reflected in a consolidated statement of income and retained earnings in the Financial Statements of the Borrower, and in any event shall include:

(a)	all interest accrued or payable in respect of such period, including imputed interest with respect to lease obligations included as Debt (except as expressly excluded below);

(b)

all fees (including standby and commitment fees, acceptance fees in respect of bankers’ acceptances and fees payable in respect of letters of credit, letters of guarantee and similar instruments but excluding one-time commitment and agency fees in respect of the Credit Facilities and other permitted credit facilities from time to time) accrued or payable in respect of such period, prorated (as required) over such period;

(c)	any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations issued at a discount, prorated (as required) over such period;

(d)	the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program; and

(e)	all net amounts charged (a positive number) or credited (a negative number) to interest expense under any Interest Hedging Agreements in respect of such period;

but shall exclude: (i) any dividends on KKR Preferred Equity or Permitted Preferred Equity, (ii) any non-cash amortization of deferred financing costs, (iii) any one-time cash costs associated with the breakage in respect of Interest Hedging Agreements, (iv) capitalized interest, whether paid in cash or otherwise, (v) any other non-cash interest expense less cash interest income for such period, (vi) any interest expense attributable to operating leases under GAAP for such period and (vii) KAPS Consolidated Interest Expense.

“Consolidated Net Income” of any Person for any financial period for which it is being determined, means the net income (or net loss) of such Person determined on a consolidated basis in accordance with GAAP, for such period; provided that, (a) unless otherwise expressly provided or the context otherwise requires, references herein to “Consolidated Net Income” shall be and shall be deemed to be references to the Consolidated Net Income of the Borrower, and (b) the “Consolidated Net Income” of any Obligor shall not include KAPS Consolidated Net Income.

“Consolidated Total Assets” means, as at any date of determination, an amount equal to the total assets as shown on the consolidated balance sheet in the Financial Statements of the Borrower most recently provided to the Agent pursuant to Section 9.1(a).

“Contribution Transactions” means, collectively, the SemGroup Contribution and the KKR Contribution.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement, or commodity contract, an agreement, in form and substance reasonably satisfactory to the Agent, among the Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried, and such Obligor maintaining such account, effective to grant “control” (as defined under the applicable PPSA) over such account to the Agent, providing, among other things, that upon notice that an Event of Default has occurred and while it is continuing, such notice having been given by the Agent to such financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried, such financial institution or such other Person shall comply with orders and directions only from the Agent with respect to such deposit account, securities account, commodity account, securities entitlement, or commodity contract.

“Conversion” means a conversion or deemed conversion of a Loan (except a Letter of Credit) into another type of Loan (except a Letter of Credit) pursuant to the provisions hereof, and “Convert” has a corresponding meaning; provided that, subject to Section 2.3 and to Article 5 with respect to Bankers’ Acceptances, the conversion of a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to the Borrower of the Loan into which such conversion was made.

“Conversion Date” means the date specified by the Borrower as being the date on which the Borrower has elected to Convert, or this Agreement requires the Conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.

“Conversion/Rollover/Repayment Notice” means a notice substantially in the form of Schedule D to be given to the Agent by the Borrower pursuant hereto.

“Covenant Adjustment Period” means the period commencing on the Initial KAPS Facility Drawdown Date and ending on the last day of the tenth Fiscal Quarter after the Fiscal Quarter in which the Initial KAPS Facility Drawdown Date occurs.

“Credit Facilities” means, collectively, the Term Loan Facility, the Revolving Facility, the KAPS Facility and the Operating Facility, and “Credit Facility” means any one of them.

“Crude Oil Gathering Agreement” means the Patterson Creek Crude Oil Gathering System Firm Service Crude Oil Gathering Agreement dated February 18, 2015, between Hammerhead and Meritage Midstream Services III, LLC, as assigned to Meritage Midstream ULC pursuant to the Assignment and Assumption Agreement dated as of April 6, 2015, as it may be supplemented, amended, restated, amended and restated or replaced.

“Crude Oil Gathering System” means the Patterson Creek Crude Oil Gathering System owned and operated by Meritage Midstream ULC and located in Alberta, Canada (as more particularly described in the Ownership and Operation Agreement (Crude Oil Facilities) and as it may be extended in connection with Meritage Midstream ULC performing crude oil gathering for other customers).

“Cure Right” has the meaning attributed thereto in Section 9.4(b).

“Currency Hedging Agreement” means any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.

“Currency Hedging Notice” means a notice substantially in the form of Schedule K to be given to the Agent by the Borrower pursuant hereto.

“DBNA” means the Depository Bills and Notes Act (Canada).

“DBRS” means DBRS Limited and any successor thereto.

“Debt” means, with respect to any Person and at any time, all indebtedness for borrowed money of such Person at such time and, in any event, includes (without duplication):

(a)

obligations of such Person (including a reimbursement obligation) with respect to bankers’ acceptances and indebtedness of such Person arising pursuant to note purchase facilities and commercial paper programs;

(b)	indebtedness of such Person for borrowed money evidenced by and owed under a bond, note, debenture or similar instrument;

(c)	Purchase Money Obligations;

(d)	Finance Lease Obligations;

(e)

indebtedness of such Person either (i) arising pursuant to any letters of credit or letters of guarantee securing or supporting any indebtedness or obligations referred to in the other subparagraphs of this definition or (ii) consisting of unreimbursed drawings under any letters of credit or letters of guarantee (regardless of whether such letters of credit or letters of guarantee secure or support any indebtedness or obligations referred to in the other subparagraphs of this definition);

(f)

the redemption amount of any Equity Securities or Equity Securities Equivalents in the capital of such Person (if not owned by such Person) which are redeemable at the option of the holder thereof or which are required to be redeemed, in either case, prior to the latest Applicable Maturity Date then in effect; and

(g)

(i) obligations of such Person under Guarantees, indemnities or other contingent obligations in respect of or securing or supporting any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs, and (ii) all other obligations of such Person incurred for the purpose of or having the effect of providing Financial Assistance to another Person to secure or support any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs of this definition (whether or not such indebtedness or other obligations are assumed by such Person), including endorsements with recourse of bills of exchange constituting or evidencing any such indebtedness or obligations (other than for collection or deposit in the ordinary course of business);

provided that, notwithstanding the foregoing, Debt of a Person shall not include (i) any of the foregoing that is owed between Obligors, (ii) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, (iii) any earn-out obligation until such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP or (iv) any collateral received from a counterparty to a Hedge Agreement as credit support for such counterparty thereunder.

“Debt Service” means, as of any date of determination, the sum of:

(a)	the sum of all Base Amortization Payments projected to be made by the Borrower during the next four full Fiscal Quarters immediately following such date;

(b)	after the KAPS COD, the sum of all KAPS Amortization Payments projected to be made by the Borrower during the next four full Fiscal Quarters immediately following such date; and

(c)	the sum of all interest payments made by the Borrower in respect of the Credit Facilities during the four full Fiscal Quarters immediately preceding such date.

“Debt Service Coverage Ratio” means, at the end of a Fiscal Quarter, the ratio of Adjusted EBITDA divided by Debt Service, in each case for the four consecutive Fiscal Quarters ended on such date.

“Default” means any event or condition that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

“Defaulting Lender” means any Lender:

(a)	that has failed to fund any payment or its portion of any Advances required to be made by it hereunder;

(b)

that has notified the Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;

(c)

that has failed, within three (3) Banking Days after request by the Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances;

(d)

that has otherwise failed to pay over to the Agent or any Lender any other amount required to be paid by it hereunder within three (3) Banking Days of the date when due, unless the subject of a good faith dispute;

(e)	that becomes, or whose Lender Parent becomes, insolvent, has been deemed insolvent, or becomes the subject of bankruptcy or insolvency proceedings;

(f)	that becomes the subject of a Bail-In Action; or

(g)	that is generally in default of its obligations under other existing credit or loan documentation under which it has commitments to extend credit.

“Default Rate” means the per annum rate equal to (a) the Prime Rate plus the Applicable Margin for Prime Loans plus 2.00% per annum, in the case of amounts in Canadian Dollars or (b) the US Base Rate plus the Applicable Margin for USBR Loans plus 2.00% per annum, in the case of amounts in U.S. Dollars.

“Designated Contribution Proceeds” means the net proceeds of any Equity Securities or Permitted Shareholder Debt (including, without limitation, the net proceeds received by the Borrower from (i) a Qualifying IPO, (ii) the issuance of Equity Securities to any Person other than a Sponsor or its Affiliate or (iii) an equity contribution from a Person other than a Sponsor or its Affiliate) received by the Borrower after the Closing Date and designated as Designated Contribution Proceeds by written notice provided by the Borrower to the Agent before or promptly after receipt of such net proceeds by the Borrower; provided that:

(a)

any Designated Contribution Proceeds may only be used to fund Permitted Distributions under part (i) of the definition thereof and Permitted Investments under part (l) of the definition thereof and will be disregarded for all other purposes of this Agreement;

(b)

without limiting the generality of part (a) above, any Designated Contribution Proceeds which are used (whether directly or indirectly) to reduce Senior Debt or Total Debt will be disregarded for the purposes of determining the Applicable Margin, the Financial Covenants or any Cure Amounts; and

(c)

at the option of the Borrower, any Designated Contribution Proceeds may cease to be designated as Designated Contribution Proceeds by written notice from the Borrower to the Agent (which notice shall be irrevocable) and, effective immediately upon such re-designation, such net proceeds shall thereafter be treated under this Agreement as if the applicable Equity Securities or Permitted Shareholder Debt were issued or incurred on the date of such re-designation and, for clarity, may thereafter be used to reduce Senior Debt or Total Debt in accordance with the terms thereof (or will be deemed to have been so used on such date of re-designation if and to the extent that such net proceeds were previously used to repay Senior Debt or Total Debt).

“Discount Note” means a non-interest bearing promissory note of the Borrower, denominated in Cdn. Dollars, issued by the Borrower to a Non-Acceptance Lender as part of a BA Equivalent Advance substantially in the form attached as Schedule E or such other form as may be agreed to by the Agent, the Borrower and such Non-Acceptance Lender.

“Discount Rate” means, with respect to the issuance of a bankers’ acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded up or down to the fifth decimal place with .000005 being rounded up) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers’ acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers’ acceptance on its date of issuance and had repaid the respective face amount of such bankers’ acceptance on the maturity date thereof.

“Disqualified Equity Securities” means, with respect to any Person, any Equity Securities of such Person which, by their terms, or by the terms of any security into which they are convertible or for which they are putable or exchangeable, or upon the happening of any event, mature or are mandatorily redeemable (other than solely for Qualified Equity Securities), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Equity Securities provide that such Equity Securities shall not be required to be repurchased or redeemed until after the latest Applicable Maturity Date then in effect has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the latest Applicable Maturity Date then in effect (provided that only the portion of the Equity Securities which so matures or is so mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Securities).

“Distribution” means, in respect of any Obligor:

(a)	the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any Equity Securities of such Obligor (including any return of capital);

(b)

the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any Equity Securities of such Obligor or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for such Equity Securities, including options, warrants, conversion or exchange privileges and similar rights;

(c)	the making of any loan or advance or any other provision of credit or financial assistance by such Obligor to any Related Party;

(d)	the payment of any principal, interest, fees or other amounts on or in respect of (i) any Debt owing at any time by such Obligor to any Related Party or (ii) any Permitted Junior Debt; or

(e)

the payment of any management fees, contingent payments (including the Special Share Dividends) or other amounts by such Obligor to any Related Party; and whether any of the foregoing is made, paid or satisfied with or for cash, property or any combination thereof.

“Drawdown” means any Advance which results in an increase in the Outstanding Principal.

“Drawdown Date” means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof and which shall be a Banking Day.

“Drawdown Notice” means a notice substantially in the form annexed hereto as Schedule F to be given to the Agent by the Borrower pursuant hereto.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person (other than (a) a natural person, (b) any Defaulting Lender, (c) any Obligor or (d) any Affiliate of an Obligor, in respect of which any consent that is required by Section 16.2(b) has been obtained.

“Eligible Engineer” means an independent engineer or consultant appointed by the Borrower and reasonably acceptable to the Agent and the KAPS Facility Lenders.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or to any permit issued under any such Environmental Laws including:

(a)	any claim by a Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)

any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, ordinances, orders, judgments, approvals, notices, permits or policies, guidelines or directives whether or not having the force of law.

“Environmental Orders” includes all applicable orders, directives, judgments, decisions or the like rendered by any Governmental Authority or court of competent jurisdiction pursuant to Environmental Laws or Environmental Permits.

“Environmental Permits” includes all permits, certificates, approvals, registrations, licences or other instruments issued by any Governmental Authority and relating to or required for the Borrower or its Subsidiaries to carry on their businesses, activities and operations in compliance with all Environmental Laws and Environmental Orders.

“EPAC” means an action plan prepared by the Eligible Engineer in respect of the KAPS Project and the Equator Principles, in form and substance reasonably satisfactory to the KAPS Lead Arrangers.

“Equator Principles” means those principles so entitled and described in the document published by The Equator Principles Association titled ‘The Equator Principles June 2013. A financial industry benchmark for determining, assessing and managing environmental and social risk in projects’.

“Equity Securities” means, with respect to any Person, any shares, partnership units or other ownership or profit interests in such Person, whether voting or non-voting.

“Equity Securities Equivalents” means all Securities convertible into or exchangeable for Equity Securities or any other Equity Securities Equivalent and all warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any Equity Securities or any other Equity Securities Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Equivalent Amount” in one currency (the “First Currency”) of an amount in another currency (the “Other Currency”) means, as of the date of determination, the amount of the First Currency which would be required to purchase such amount of the Other Currency at the Exchange Rate for such currencies on such date of determination or, if such date of determination is not a Banking Day, on the Banking Day immediately preceding such date of determination.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning attributed thereto in Section 12.1.

“Exchange Rate” means, in relation to the conversion of one currency into another currency, in each case, as determined by the Agent, using the average rate of exchange for interbank transactions quoted by the Bank of Canada at approximately the close of business on such date (or, if not so quoted, the average rate of exchange for interbank transactions quoted by the Bank of Canada at approximately the close of business on the Banking Day immediately preceding such date); provided that, if such average rate is for any reason unavailable, it means the spot rate of exchange for wholesale transactions quoted by the Agent at approximately noon (Toronto time) on such date in accordance with its usual practice; and provided further that, for the purposes of determining whether there is a Currency Excess under Section 7.3, any Debt which is denominated in U.S. Dollars and with respect to which the Borrower has entered into a Currency Hedging Agreement with a term ending not earlier than the end of the Interest Period for the applicable Advance (the particulars of which Currency Hedging Agreement have been disclosed in either the applicable Drawdown Notice or Conversion/Rollover/Repayment Notice or in a Currency Hedging Notice provided to the Agent on or before the applicable Drawdown Date, Conversion Date or Rollover Date) with a Lender or a Person that was a Lender at the time such Currency Hedging Agreement was entered into will be converted into Cdn. Dollars at the effective rate of exchange to Cdn. Dollars set forth in such Currency Hedging Agreement to the extent of the foreign currency notional amount of US Dollars to which such Currency Hedging Agreement applies.

“Excluded Debt” means

(a)	Debt owing from an Obligor to another Obligor;

(b)	daylight loans;

(c)	Finance Lease Obligations and Purchase Money Obligations;

(d)	KKR Preferred Equity;

(e)	Permitted Preferred Equity;

(f)	Permitted Shareholder Debt;

(g)	Debt in respect of Cash Management Obligations at any time outstanding; and

(h)	Debt incurred under the Credit Facilities.

“Excluded Property” means:

(a)	the Property referred to in Section 10.5(c); and

(b)	any other Property that is expressly excluded from the Collateral by each applicable Security Document.

“Excluded Swap Obligations” means, with respect to any Person providing an Obligor Guarantee, any Swap Obligation if, and to the extent that, all or a portion of the Obligor Guarantee of such Person of, or the grant by such Person of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Person or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Lender Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder or under any other Loan Document:

(a)

Taxes imposed on or measured by its overall net income, net profits, or branch profits (however denominated), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, resident in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document);

(b)

any United States federal or Canadian federal withholding Tax imposed on any payment by or on account of any obligation of any Obligor hereunder or under any Loan Document that is required to be imposed on amounts payable to or for the account of a Lender pursuant to laws in force at the time such Lender acquires an interest in any Loan Document (or designates a new lending office), other than (i) a Lender that is an assignee pursuant to a request by the Borrower under Section 13.3(b) (or that designates a new lending office pursuant to a request by the Borrower), (ii) a Lender that is an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other Lender that is an assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax, except in all cases to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 13.2(a);

(c)	any withholding Taxes attributable to a Lender’s failure to comply with Section 13.2(e); and

(d)	any withholding Tax imposed under FATCA.

“Existing Bankers’ Acceptance” means any Bankers’ Acceptance issued under the Existing Credit Agreement that is outstanding on the Amendment Effective Date.

“Existing Credit Agreement” means credit agreement dated as of February 25, 2019 among the Borrower, the Lenders and the Agent.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset or group of assets.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor legislation), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above), and any intergovernmental agreements (or related legislation or official administrative rules or practices) entered into in connection with such sections of the Code and any law, regulation or rule implementing any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York, based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Banking Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate for any date of determination would be less than zero, the Federal Funds Rate for such date shall be deemed to be zero for all purposes of this Agreement.

“Finance Lease” means, at any time, any lease or other arrangement providing for the right of the lessee thereunder to use property, real or personal, moveable or immovable (whether or not such lease or other arrangement is intended as security), and in respect of which the present value of the minimum rental commitment or other amounts payable by the lessee thereunder would, in accordance with GAAP as in effect on December 31, 2018 (regardless of when such lease is entered into, renewed, modified, extended, amended or supplemented), be capitalized on a balance sheet of the lessee thereunder.

“Finance Lease Obligations” means, at any time, the amount of any obligation which would, in accordance with GAAP, be required to be classified and accounted for as a Finance Lease on the consolidated balance sheet of a Person and its Subsidiaries; provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Finance Lease Obligations” shall be and shall be deemed to be references to Finance Lease Obligations of the Borrower and its Subsidiaries.

“Financial Assistance” means with respect of any Person and without duplication, any loan, guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other Person or any obligation (contingent or otherwise) primarily for the purpose of enabling another Person to incur or pay any Debt or to comply with agreements relating thereto or otherwise to assure or protect creditors of the other Person against loss in respect of the Debt of the other Person, and if for such purpose, includes any guarantee of or indemnity in respect of the Debt of the other Person and any absolute or contingent obligation to (directly or indirectly):

(a)	advance or supply funds for the payment or purchase of any Debt of any other Person;

(b)

purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any Person to make payment of Debt or to assure the holder thereof against loss;

(c)	guarantee, indemnify, hold harmless or otherwise become liable to any creditor of any other Person from or against any losses, liabilities or damages in respect of Debt;

(d)	make a payment to another for goods, property or services regardless of the non-delivery or non-furnishing thereof to a Person in respect of or to support Debt; or

(e)

make an advance, loan or other extension of credit to or to make any subscription for equity, equity or capital contribution, or investment in or to maintain the capital, working capital, solvency or general financial condition of another Person in each case in respect of or to support Debt;

provided that the term “Financial Assistance” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any Acquisition or disposition of assets permitted by this Agreement.

The amount of any Financial Assistance is the amount of any loan or direct or indirect financial assistance or support, without duplication, given, or all Debt of the obligor to which the Financial Assistance relates, unless the Financial Assistance is limited to such determinable amount, in which case the amount of the Financial Assistance is the determinable amount.

“Financial Covenants” has the meaning attributed thereto in Section 9.4.

“Financial Statements” means the financial statements (including the notes thereto) of the Borrower, which shall be consolidated unless expressly provided otherwise and shall include a balance sheet, a statement of income and retained earnings and a statement of cash flows, together with comparative figures in each case (where a comparative period on an earlier statement exists), all prepared, maintained and stated in accordance with GAAP applied consistently.

“Firm Service Take-or-Pay Agreement” means any firm service take-or-pay agreement entered into between an Obligor and a counterparty (other than another Obligor or a Related Party) for the provision of any transporting, processing and/or storage services for natural gas or natural gas liquids where service fees are payable on a firm basis regardless of the actual volumes that are handled on behalf of such counterparty.

“Fiscal Quarter” means the three (3) month period commencing on the first day of each Fiscal Year, and each successive three (3) month period thereafter during such Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower which presently commences on January 1 of each calendar year and ends on December 31 of each calendar year.

“Foreign Lender” means any Lender that is not organized under the laws of the jurisdiction in which the Borrower is resident for Canadian federal income tax purposes and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for Canadian federal income tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender under the Revolving Facility, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations owing to the Fronting Lender other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized.

“Fronting Fee” means the fee charged by the Fronting Lender for issuing a Letter of Credit at a rate per annum as is agreed in writing between the Borrower and the Fronting Lender from time to time.

“Fronting Lender” means TD and/or any other Revolving Lender approved by the Agent and the Borrower (such approvals not to be unreasonably withheld) which has agreed to act as an Issuing Bank under the Revolving Facility; provided that there will be a maximum of two (2) Fronting Lenders at any time.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to Section 1.4, generally accepted accounting principles in the United States, as in effect from time to time unless the Borrower elects to adopt generally accepted accounting principles in Canada for its audited annual or unaudited interim financial statements, in which case GAAP shall mean generally accepted accounting principles in Canada in effect from time to time including, for certainty, IFRS; provided that the Borrower shall promptly notify the Agent of any such election.

“Gas Gathering Agreement” means the Patterson Creek Gas Processing Facility and Associated Gas and Liquids Gathering and Transportation Systems Second Amended and Restated Firm Service Gas and Liquids Transportation and Handling Agreement dated March 21, 2017 between Meritage Midstream ULC and Hammerhead, as it may be supplemented, amended, restated, amended and restated or replaced.

“Governmental Authority” means the government of Canada, the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

“Governmental Authorization” means, in respect of any transaction, Person or event, any authorization, exemption, license, permit, franchise or approval from, or any filing or registration with, any Governmental Authority applicable to such transaction, Person or event or to any of such Person’s business, undertaking or Property, including those required under any Environmental Law, and “Governmental Authorizations” means any and all of the foregoing.

“Guarantee” means, in respect of any Person, any guarantee, undertaking to assume, endorse, contingently agree to purchase or pay, or to provide funds for the purchase or payment of, or otherwise become liable in respect of, any obligation of any other Person, including the provision of any Lien on the assets of such Person to secure the Debt or other obligation of any other Person; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount or the amount of such obligation.

“Hammerhead” means Hammerhead Resources Inc., formerly known as Canadian International Oil Operating Corp.

“Hazardous Materials” means any substance or mixture of substances defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Law.

“Hedge Agreement” means any Interest Hedging Agreement, Currency Hedging Agreement, Commodity Hedging Agreement or any other derivative agreement or similar agreement or arrangements.

“Hedge Agreement Demand for Payment” means a demand made by a Hedge Lender pursuant to, and in accordance with, a Lender Hedge Agreement demanding payment of the Lender Hedge Obligations which are then due and payable relating thereto and shall include any notice provided by a Hedge Lender under, and in accordance with, any agreement evidencing a Lender Hedge Agreement which, when delivered, would require an early termination thereof and a payment by the applicable Obligor in settlement of obligations thereunder as a result of such early termination.

“Hedge Lender” means any Lender or its Affiliate that enters into a Lender Hedge Agreement (regardless of whether such Lender ceases to be a Lender after such Lender Hedge Agreement is entered into), but excluding, for certainty, any Lender Hedge Agreement entered into by an Obligor with any Lender after such Lender’s Commitment has been fully cancelled in accordance with the terms hereof or after such Lender has assigned all of its rights and obligations under this Agreement in accordance with Section 16.2.

“Hedge Monetization” means (a) for purposes of the definition of KAPS Consolidated EBITDA, the termination, restructuring or unwinding of any Hedge Agreement (but, for certainty, excluding the termination thereof on the scheduled maturity date thereof) which has resulted in payments to a KAPS Holdco Party pursuant thereto and (b) for all other purposes, the termination, restructuring or unwinding of any Hedge Agreement (but, for certainty, excluding the termination thereof on the scheduled maturity date thereof) which has resulted in payments to the Borrower or a Subsidiary (except for a KAPS Holdco Party) pursuant thereto.

“Honor Date” has the meaning attributed thereto in Section 6.3(a) or Section 6.3(b), as applicable.

“IFRS” means International Financial Reporting Standards including International Accounting Standards and Interpretations together with their accompanying documents which are set by the International Accounting Standards Board, the independent standard-setting body of the International Accounting Standards Committee Foundation (the “IASC Foundation”), and the International Financial Reporting Interpretations Committee, the interpretative body of the IASC Foundation.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning attributed thereto in Section 14.1(b).

“Information” has the meaning attributed thereto in Section 16.6(b).

“Initial KAPS Facility Drawdown Date” means the date of the initial Drawdown under the KAPS Facility.

“Intellectual Property” means Canadian, U.S. and foreign intellectual property, including all (a) (i) patents, inventions, processes, developments, technology, and know-how; (ii) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (iii) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (iv) trade secrets, confidential, proprietary, or non-public information and (b) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts, or similar legal protections related to the foregoing.

“Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).

“Interest Payment Date” means:

(a)

with respect to each Prime Loan and USBR Loan, the fifth Banking Day of each calendar quarter for the immediately preceding calendar quarter or, after notice to the Borrower, on such other Banking Day as is customary for the Agent or the Operating Lender, as applicable, having regard to its then existing practice; and

(b)

with respect to each LIBO Rate Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than three (3) months, the last Banking Day of each three (3) month period during such Interest Period;

provided that, in any case, the date on which a Credit Facility is fully cancelled or permanently reduced in full shall be an Interest Payment Date with respect to all Loans then outstanding under such Credit Facility.

“Interest Period” means:

(a)

with respect to each Bankers’ Acceptance, the period selected by the Borrower and being of one (1), two (2), three (3) or six (6) months’ duration, subject to market availability, (or such longer or shorter period as may be agreed by the Borrower and the Applicable Lenders) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Bankers’ Acceptances;

(b)

with respect to each LIBO Rate Loan, the period selected by the Borrower and being of one (1), two (2), three (3) or six (6) months’ duration (or such longer or shorter period as may be agreed by the Borrower and the Applicable Lenders) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date of such LIBO Rate Loan, as the case may be; and

(c)	with respect to each Letter of Credit, the period commencing on the date of issuance of such Letter of Credit and terminating on the last day such Letter of Credit is outstanding,

provided that in any case: (x) the last day of each Interest Period shall be also the first day of the next Interest Period in the case of a Rollover; (y) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by the Borrower; and (z) the last day of all Interest Periods for Loans outstanding under each Credit Facility shall expire on or prior to the Applicable Maturity Date.

“Investment Agreement” means the Investment and Contribution Agreement dated as of January 9, 2019 between the Borrower, KKR Midstream and SemCanada.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including its Affiliates) in the form of direct or indirect loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Securities or other Securities, including Guarantees or similar obligations with respect to any of the foregoing, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investments” shall exclude extensions of trade credit in the ordinary course of business on commercially reasonable terms in accordance with normal trade practices of such Person. If any Obligor sells or otherwise disposes of any Equity Securities of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market

Value of the Borrower’s Investments in such Restricted Subsidiary that were not sold or disposed of. The acquisition by any Obligor of a Person that holds an Investment in a third Person will be deemed to be an Investment by such Obligor in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means:

(a)	with respect to the Revolving Facility, each Fronting Lender; and

(b)	with respect to the Operating Facility, the Operating Lender;

provided that each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to each Letter of Credit issued by such Affiliate.

“K3 Adjustment Cash” has the meaning attributed thereto in the Investment Agreement as in effect on the Closing Date.

“KAPS Amortization Payments” means the scheduled quarterly payments under the KAPS Facility which are set forth in the KAPS Facility Amortization Schedule.

“KAPS Change of Control” means the Obligors cease to own directly more than 50% of the Voting Securities of each KAPS Holdco Party.

“KAPS CO&O” means the Construction, Ownership and Operating Agreement, dated as of May 14, 2019 (as amended, supplemented and/or otherwise modified), by and between KAPS Holdco and Keyera Partnership.

“KAPS COD” means the date on which the KAPS Project commences commercial operations.

“KAPS Consolidated EBITDA” of the KAPS Holdco Parties in any period, means on a consolidated basis, the KAPS Consolidated Net Income for such period, plus (in each case, on a consolidated basis and without duplication):

(a)	Consolidated Interest Expense, to the extent deducted in determining KAPS Consolidated Net Income;

(b)	all amounts deducted in the calculation of KAPS Consolidated Net Income in respect of the provision for income taxes (in accordance with IFRS), including any interest and penalties thereon;

(c)

all amounts deducted in the calculation of KAPS Consolidated Net Income in respect of non-cash items, including depreciation, depletion, amortization, accretion of non-cash asset retirement obligations, future taxes, foreign currency obligations, non-cash losses resulting from marking-to-market the outstanding Hedge Agreements of the KAPS Holdco Parties (in accordance with IFRS) and stock options, stock and unit awards and any other non-cash items deducted in the calculation of KAPS Consolidated Net Income for such period;

(d)

all amounts deducted in the calculation of KAPS Consolidated Net Income in respect of: (i) minority equity losses or attributable to minority interests, (ii) losses, charges or expenses resulting from or attributable to one-time, extraordinary or non-recurring transactions or matters, including such expenditures funded from the proceeds of insurance (other than proceeds from business interruption insurance), (iii) any non-cash impairment charges, (iv) any non-cash property or other ad valorem taxes, and (v) any other non-cash charges;

(e)

all amounts which would otherwise constitute KAPS Consolidated EBITDA which are attributable to (i) assets acquired in such period or (ii) shares or other ownership interests in a Person which becomes a Subsidiary acquired in such period (as if such assets, shares or ownership interests were owned during the whole of such period);

(f)	cash payments in respect of employee severance and relocation costs; provided that all such amounts included in this clause (f) must be reviewed and approved by the Agent, acting reasonably; and

(g)	to the extent deducted in determining KAPS Consolidated Net Income, losses resulting from asset sales;

less (in each case, on a consolidated basis and without duplication):

(h)

all amounts included in the calculation of KAPS Consolidated Net Income in respect of (i) minority equity income or attributable to minority interests and (ii) revenue of the KAPS Holdco Parties resulting from or attributable to one-time, extraordinary or non-recurring transactions or matters, including revenue from gains on sale, Hedge Monetizations or proceeds of insurance (other than proceeds from business interruption insurance);

(i)	to the extent included in KAPS Consolidated Net Income, gains resulting from asset sales;

(j)

to the extent included in KAPS Consolidated Net Income, non-cash gains resulting from marking-to-market the outstanding Hedge Agreements of the KAPS Holdco Parties for such period in accordance with IFRS;

(k)	cash payments in respect of non-cash items and charges added back in computing KAPS Consolidated EBITDA in prior periods; and

(l)

KAPS Consolidated EBITDA attributable to (i) assets disposed of in such period or (ii) shares or other ownership interests in a Subsidiary disposed of in such period (as if such assets, shares or ownership interests were not owned during the whole of such period).

“KAPS Consolidated Interest Expense” means, for any fiscal period, without duplication, interest expense of the KAPS Holdco Parties determined on a consolidated basis in accordance with IFRS, and in any event shall include:

(a)	all interest accrued or payable in respect of such period, including imputed interest with respect to lease obligations included as Debt (except as expressly excluded below);

(b)

all fees (including standby and commitment fees, acceptance fees in respect of bankers’ acceptances and fees payable in respect of letters of credit, letters of guarantee and similar instruments but excluding one-time commitment and agency fees in respect of permitted credit facilities from time to time) accrued or payable in respect of such period, prorated (as required) over such period;

(c)	any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations issued at a discount, prorated (as required) over such period;

(d)	the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program; and

(e)	all net amounts charged (a positive number) or credited (a negative number) to interest expense under any Interest Hedging Agreements in respect of such period;

but shall exclude: (i) any non-cash amortization of deferred financing costs, (ii) any one-time cash costs associated with the breakage in respect of Interest Hedging Agreements, (iii) capitalized interest, whether paid in cash or otherwise, (iv) any other non-cash interest expense less cash interest income for such period and (v) any interest expense attributable to operating leases under IFRS for such period.

“KAPS Consolidated Net Income” of the KAPS Holdco Parties for any financial period for which it is being determined, means the net income (or net loss) of the KAPS Holdco Parties determined on a consolidated basis in accordance with IFRS, for such period.

“KAPS Disposition Event” means any sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of KAPS JV Assets other than the sale, conveyance, transfer or other disposition of any KAPS JV Assets by the Operator that are not, individually or in the aggregate, material to the operation of the KAPS JV Assets.

“KAPS Equity Contributions” means all contributions made by the Parent Pledgors to the Borrower of equity and Permitted Shareholder Debt for the purpose of funding Investments by the Obligors in the KAPS Holdco Parties.

“KAPS Equity Issuance” means an issuance of Equity Securities by a KAPS Holdco Party to a Person other than an Obligor.

“KAPS Facility” has the meaning attributed thereto in Section 2.1(c).

“KAPS Facility Amortization Date” means March 31, June 30, September 30 and December 31 of each calendar year, or, if such day is not a Banking Day, the immediately preceding Banking Day, commencing on the last day of the fifth Fiscal Quarter following the Fiscal Quarter in which KAPS COD occurs.

“KAPS Facility Amortization Schedule” means the amortization schedule in respect of the KAPS Facility provided by the Agent to the Borrower from time to time in accordance with Section 7.1(c).

“KAPS Facility Commitment” means, with respect to each KAPS Facility Lender, its obligation hereunder to make KAPS Facility Loans to the Borrower pursuant to Section 2.1(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth and opposite such KAPS Facility Lender’s name on Schedule A under the caption “KAPS Facility Commitment”, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.

“KAPS Facility Lender” means, at any time, any Lender that has a KAPS Facility Commitment or KAPS Facility Loan at such time.

“KAPS Facility Loan” means a Loan under the KAPS Facility.

“KAPS Facility Maturity Date” means, subject to extension in accordance with Section 2.7, June 13, 2024, or if such day is not a Banking Day, the immediately preceding Banking Day.

“KAPS GP” means SemCAMS Pipeline ULC, an unlimited liability corporation subsisting under the laws of the Province of Alberta.

“KAPS Holdco” means SemCAMS Pipelines Limited Partnership, a limited partnership duly formed, and validly existing under the laws of Alberta.

“KAPS Holdco Parties” means the KAPS Holdco and the KAPS GP, and “KAPS Holdco Party” means any one of them.

“KAPS JV” means the unincorporated joint venture established pursuant to the KAPS CO&O.

“KAPS JV Assets” means (a) the Equity Securities issued by each of the KAPS Holdco Parties and (b) all of the assets of the KAPS Holdco Parties including, without limitation, the KAPS Holdco Parties’ ‘Facility Participation’ in the ‘Facility Assets’ (as each such term is defined in the KAPS CO&O).

“KAPS Lead Arrangers” means (a) TD carrying on business under the name TD Securities, (b) Bank of Montreal carrying on business under the name of BMO Capital Markets, and (c) KKR Capital Markets LLC; and “KAPS Lead Arranger” means any one of them.

“KAPS Material Adverse Effect” means a material adverse effect on:

(a)	the assets, properties, operations or financial condition of the KAPS Holdco Parties on a consolidated basis and taken as a whole; or

(b)

the ability of the KAPS Holdco Parties, on a consolidated basis, to observe or perform their respective material obligations under the KAPS Material Documents to which any of them is a party or the validity or enforceability of the KAPS Material Documents or any material provision thereof.

“KAPS Material Documents” means (a) initially, the KAPS CO&O and (b) after the Amendment Effective Date, any material agreement or document entered into between the parties to the KAPS CO&O pursuant to which the parties to the KAPS CO&O appoint a third party unaffiliated to the parties to the KAPS CO&O as the “Operator” (as such defined term is used in the KAPS CO&O) of the KAPS Project.

“KAPS Permitted Liens” means, as at any particular time, any of the following on all or any part of the Property of a KAPS Holdco Party:

(a)	each ‘Owner’s Lien’ as defined in, and incurred in accordance with, the KAPS CO&O;

(b)

Liens imposed or permitted by law, such as statutory liens and deemed trusts, carriers’ liens, garagekeepers’ liens, builders’ liens, warehousemen’s liens, mechanics’ liens, materialmen’s liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due and delinquent, or if due and delinquent, the validity of which is subject to a Permitted Contest; and

(c)

Liens resulting from the deposit of cash or obligations as security when a KAPS JV Party is required to do so by a Governmental Authority or by normal business practice in connection with contracts, licences or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law.

“KAPS Project” means the Key Access Pipeline System, to be constructed to bring condensate and natural gas liquids from the Montney and Duvernay developments in northwestern Alberta to Fort Saskatchewan, Alberta, as further described in the KAPS CO&O, including, for certainty, the ‘Initial Facility Assets’, any ‘Capacity Expansion’ and any ‘System Extension’ (as each such term is defined in the KAPS CO&O).

“KAPS Project Operator” means the ‘Operator’ as defined in the KAPS CO&O.

“KKR” means each of Kohlberg Kravis Roberts & Co., KKR Management Holdings LP, KKR North America Fund XI L.P., KKR North America Fund XI ESC L.P., KKR North America Fund XI SBS L.P., KKR North America Fund XII L.P., KKR Partners III, L.P. KKR CIS Global Investor L.P., CPS Managers Fund L.P., KKR Principal Opportunities Partnership (Domestic) L.P. and KKR Principal Opportunities Partnership (Domestic) L.P., and their respective Affiliates, but excluding portfolio companies of any of the foregoing.

“KKR Additional Contribution” has the meaning attributed thereto in the Investment Agreement as in effect on the Closing Date.

“KKR Contribution” has the meaning attributed thereto in the Investment Agreement as in effect on the Closing Date.

“KKR Midstream” means KKR Alberta Midstream Inc., a corporation subsisting under the laws of Alberta.

“KKR Preferred Equity” means the perpetual preferred Equity Securities issued by the Borrower to KKR Midstream on or before the Closing Date (or issued by the Borrower to KKR Midstream after the Closing Date in lieu of accrued dividends on such Equity Securities); provided that such Equity Securities are not redeemable at the option of the holders (other than in exchange for common Equity Securities) and any dividends on such Equity Securities are only payable in compliance with Section 9.3(d).

“Knowledge” means, in respect of the Borrower, the knowledge of any senior officer of the Borrower who has current knowledge of the relevant facts or circumstances.

“LC Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank, together with a request for a LC Issuance, in the form provided to the Borrower by the Issuing Bank.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date when made or refinanced into another type of Loan on the date when made.

“LC Fee” means the fee payable pursuant to Section 4.5(a) or 4.5(b) for issuing a Letter of Credit.

“LC Issuance” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“LC Issuer Documents” means with respect to any Letter of Credit, the LC Application, and any other document, agreement and instrument entered into by the Issuing Bank and the Borrower (or any applicable Obligor) or in favour of the Issuing Bank and relating to such Letter of Credit and “LC Issuer Document” means any one of them.

“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” means (i) TD carrying on business under the name TD Securities, (ii) Canadian Imperial Bank of Commerce, (iii) Bank of Montreal carrying on business under the name of BMO Capital Markets, (iv) Wells Fargo Securities, LLC and (v) KKR Capital Markets LLC; and “Lead Arranger” means any one of them.

“Lender Hedge Agreement” means a Hedge Agreement entered into between a Hedge Lender and an Obligor which creates Lender Hedge Obligations.

“Lender Hedge Obligations” means all indebtedness, obligations and liabilities of any Obligor under any Lender Hedge Agreement entered into at any time on or after the Closing Date (regardless of whether such Lender or its Affiliate ceases to be a Lender after such Lender Hedge Agreement is entered into), but excluding, for certainty, any Lender Hedge Agreement entered into by any Obligor with any Hedge Lender after such Lender’s or its Affiliate’s Commitment has been fully cancelled in accordance with the terms hereof or after such Lender or its Affiliate has assigned all of its rights and obligations under this Agreement in accordance with Section 16.2.

“Lender Parent” means any Person that directly or indirectly controls a Lender and, for the purposes of this definition, “control” shall have the same meaning as set forth in the definition of “Affiliate” contained herein.

“Lender Secured Documents” means, collectively, the Loan Documents, the Lender Hedge Agreements, the Cash Management Documents and the Bilateral LC Facility Agreements.

“Lender Secured Obligations” means, collectively, all amounts, obligations, liabilities, owing by any Obligor to any or all of the Lender Secured Parties, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, and arising under, in connection with, or otherwise related to this Agreement or any other Lender Secured Documents and including, without duplication, (a) all Outstandings owed or guaranteed by any Obligor, (b) all Lender Hedge Obligations (other than Excluded Swap Obligations) owed or guaranteed by any Obligor, (c) all Cash Management Obligations owed or guaranteed by any Obligor, (d) all Bilateral LC Facility Obligations owed or guaranteed by any Obligor and (e) all other fees, expenses (including fees, charges, and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities, and reimbursement of amounts paid and other sums chargeable to any Obligor under any Lender Secured Document.

“Lender Secured Parties” means, collectively, (a) the Agent and the Lenders under the Loan Documents, (b) the Hedge Lenders under the Lender Hedge Agreements, (c) the Cash Managers under the Cash Management Documents and (d) the Bilateral LC Facility Lenders under the Bilateral LC Facility Agreements.

“Lenders” means, collectively, the Term Lenders, the Revolving Lenders, the KAPS Facility Lenders and the Operating Lender, and “Lender” means any one of them.

“Lenders’ Counsel” means Norton Rose Fulbright Canada LLP and such other firm(s) of legal counsel as the Agent may from time to time designate.

“Letter of Credit” or “LC” means a standby or documentary letter of credit or letter of guarantee in Cdn. Dollars or US Dollars issued by an Issuing Bank at the request of the Borrower pursuant to this Agreement.

“Levy” has the meaning attributed thereto in Section 9.2(f); and “Levies” has the corresponding meaning.

“LIBO Rate” means, for any Interest Period with respect to a LIBO Rate Loan, the rate per annum determined by the Agent at approximately 11:00 a.m. (London time), on the date that is two (2) Banking Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) for deposits in US Dollars (as set forth by any service selected by the Agent that has been nominated by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the

“LIBO Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in US Dollars are offered for such relevant Interest Period by major banks in the London interbank market in London, England by the Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Banking Days prior to the beginning of such Interest Period; provided, however that in no event shall the LIBO Rate be less than zero.

“LIBO Rate Loan” means an Advance in, or Conversion into, United States Dollars made by the Applicable Lenders to the Borrower under the Revolving Facility or the Operating Facility, with respect to which the Borrower has specified that interest is to be calculated by reference to the LIBO Rate, and each Rollover in respect thereof.

“LIBO Rate Successor Rate” has the meaning attributed thereto in Section 13.7(a).

“LIBO Rate Successor Rate Conforming Changes” means, with respect to any proposed LIBO Rate Successor Rate, any conforming changes to the definition of US Base Rate, LIBO Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent and with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to reflect the adoption of such LIBO Rate Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBO Rate Successor Rate exists, in such other manner of administration as the Agent determines with the consent of the Borrower (such consent not to be unreasonably withheld or delayed)).

“Liens” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in Property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event, (a) rights of set-off created for the purpose of securing (directly or indirectly) any Debt, and (b) the rights of lessors under Finance Leases and any other lease financing included as Debt.

“Loan” means a Prime Loan, a USBR Loan, a LIBO Rate Loan, a BA Equivalent Advance, or an Advance by way of the issuance of Bankers’ Acceptances or a Letter of Credit.

“Loan Documents” means this Agreement, the LC Issuer Documents, the Obligor Guarantees, the Security Documents and all other agreements, certificates, notices, instruments and other documents delivered or to be delivered by an Obligor to the Agent, the Lenders or any of them, in relation to the Credit Facilities pursuant hereto or thereto and, when used in relation to any Person, the term “Loan Documents” means and refer to the Loan Documents executed and delivered by such Person.

“Majority KAPS Lenders” means:

(a)

during the continuance of a Default or an Event of Default, those KAPS Facility Lenders, the rateable portions of all Outstanding Principal under the KAPS Facility of which are, in the aggregate, at least 50.1% of all Outstanding Principal under the KAPS Facility; and

(b)	at any other time, those KAPS Facility Lenders with KAPS Facility Commitments which are, in the aggregate, at least 50.1% of the Total KAPS Facility Commitment.

“Majority Lenders” means:

(a)

during the continuance of a Default or an Event of Default, those Lenders, the rateable portions of all Outstanding Principal under the Credit Facilities of which are, in the aggregate, at least 50.1% of all Outstanding Principal under the Credit Facilities; and

(b)	at any other time, those Lenders with Commitments which are, in the aggregate, at least 50.1% of the Total Commitment.

“Majority Revolving Lenders” means:

(a)

during the continuance of a Default or an Event of Default, those Revolving Lenders, the rateable portions of all Outstanding Principal under the Revolving Facility of which are, in the aggregate, at least 50.1% of all Outstanding Principal under the Revolving Facility; and

(b)	at any other time, those Revolving Lenders with Revolving Commitments which are, in the aggregate, at least 50.1% of the Total Revolving Commitment.

“Material Acquisition” means an Acquisition made by an Obligor (but excluding the Acquisition from another Obligor) where the gross purchase price exceeds Cdn.$25,000,000 (or the Equivalent Amount in any Other Currency).

“Material Adverse Effect” means a material adverse effect on:

(a)	the assets, properties, operations or financial condition of the Borrower and the Restricted Subsidiaries on a consolidated basis and taken as a whole;

(b)

the ability of the Borrower and the Restricted Subsidiaries, on a consolidated basis, to observe or perform their respective material obligations under the Loan Documents to which any of them is a party or the validity or enforceability of the Loan Documents or any material provision thereof; or

(c)	a material portion of the security, the security interests created thereunder or the priority thereof, or the rights and remedies of the Agent and the Lenders thereunder.

“Material Disposition” means a disposition of Property (whether by asset or share disposition or otherwise) by the Borrower or any Subsidiary where the gross proceeds exceed Cdn.$25,000,000 (or the Equivalent Amount in any Other Currency).

“Material Growth Project” means any project undertaken by an Obligor the aggregate budgeted capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) exceeds, or is reasonably expected by the Borrower to exceed, Cdn.$10,000,000. For certainty, the KAPS Project shall not constitute a Material Growth Project.

“Material Growth Project EBITDA Adjustments” means, with respect to each Material Growth Project:

(a)

for the period prior to the Commercial Operation Date of a Material Growth Project (but including the Fiscal Quarter in which such Commercial Operation Date occurs), a percentage (based on the then current costs incurred as at the end of the applicable Fiscal Quarter in respect of such Material Growth Project as a percentage of the then current estimated total cost of such Material Growth Project) of an amount to be approved by the Agent, acting reasonably, as the incremental projected Consolidated EBITDA attributable to such Material Growth Project for the first four full Fiscal Quarters following the scheduled Commercial Operation Date of such Material Growth Project (such amount to be determined based upon incremental projected revenues from Firm Service Take-or-Pay Agreements, the creditworthiness and applicable projected production of such customers, capital and other costs, operating and administrative expenses, the scheduled Commercial Operation Date, commodity price assumptions and other factors deemed appropriate by the Agent, acting reasonably), net of any actual Consolidated EBITDA attributable to such Material Growth Project during the Fiscal Quarter in which the Commercial Operation Date occurs (if applicable), which will be added to Consolidated EBITDA for the Fiscal Quarter in which construction or expansion of such Material Growth Project commences and for each Fiscal Quarter thereafter until the commencement of the Ramp Up Period for such Material Growth Project; provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for any Fiscal Quarters ending after the scheduled Commercial Operation Date and prior to the commencement of the period in paragraph (b) below, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not longer than 180 days, 25%, (iii) longer than 180 days but not longer than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(b)

for the period of the first four Fiscal Quarters after the Commercial Operation Date of a Material Growth Project, commencing with the first full Fiscal Quarter following the Commercial Operation Date of such Material Growth Project (such period, the “Ramp Up Period” of such Material Growth Project), an amount approved by the Agent, acting reasonably, as the projected Consolidated EBITDA (determined in the same manner set forth in paragraph (a) above) attributable to such Material Growth Project for any future Fiscal Quarter in such Ramp Up Period, which will be added to Consolidated EBITDA for such period (net of any actual Consolidated EBITDA attributable to such Material Growth Project during the Fiscal Quarter in which the Commercial Operation Date occurs); provided that if the actual Consolidated EBITDA attributable to such Material Growth Project for any Fiscal Quarter in the Ramp Up Period differs materially from the projected Consolidated EBITDA (determined in the same manner set forth in paragraph (a) above) attributable to such Material Growth Project for such Fiscal Quarter, then the projected Consolidated EBITDA attributable to such Material Growth Project for any future Fiscal Quarters in the Ramp Up Period shall be redetermined by the Borrower with the approval of the Agent, acting reasonably.

In the event that the Borrower intends to include Material Growth Project EBITDA Adjustments with respect to any Material Growth Project, then as soon as is reasonably practicable after delivery by the Borrower to the Agent of such proposed determination of Material Growth Project EBITDA Adjustments pursuant to paragraph (a) of the definition of “Adjusted EBITDA”, and in any event within ten (10) Banking Days following such delivery to the Agent, the Agent shall either: (1) approve such determination of Material Growth Project EBITDA Adjustments (such approval not to be unreasonably withheld, conditioned or delayed); (2) object to such determination of Material Growth Project EBITDA Adjustments based on application of criteria set forth in paragraphs (a) and (b) above; or (3) request such additional information from the Borrower as is reasonably necessary to approve or object to the Borrower’s proposed determination. If the Agent objects to the Borrower’s determination of Material Growth Project EBITDA Adjustments or requests additional information, the Borrower and the Agent, each acting reasonably, shall cooperate to agree upon the determination of the Material Growth Project EBITDA Adjustments as soon as is reasonably practicable.

“Meritage” means Meritage Midstream ULC, an unlimited liability corporation subsisting under the laws of Alberta.

“Minimum Liquidity” means, at any relevant time, all unrestricted cash and Cash Equivalents of the Borrower, on a consolidated basis, together with all undrawn availability of the Borrower under the Revolving Facility.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Casualty Event, Asset Sale, KAPS Disposition Event, KAPS Equity Issuance or incurrence of Debt (except for Excluded Debt) (each a “Trigger Event”), the proceeds received therefrom in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of Cash Equivalents, or Equity Securities or other assets when disposed of for Cash Equivalents, received by any Obligors or, in respect of a KAPS Equity

Issuance only, by any KAPS Holdco Party, from such Trigger Event, net of (a) all reasonable costs and expenses incurred by the applicable Obligor with respect to such Trigger Event, (b) all Taxes paid or payable by any Obligor with respect thereto, and (c) any reserve established in accordance with GAAP against any liabilities associated with the Property being disposed of as part of an Asset Sale or KAPS Disposition Event; provided that, (i) in the case of a Casualty Event, the proceeds received from such Casualty Event shall only be included to the extent that (A) such Obligor is not actively proceeding with the development and construction or repair and re-construction (as applicable) of the Property for which such Casualty Event proceeds were received within 365 days after the receipt of such Casualty Event proceeds or (B) the Borrower has determined that it will not use such Casualty Event proceeds for replacement assets or re-construction and repairs to the Property for which such Casualty Event proceeds were received, (ii) in the case of an Asset Sale, the proceeds received from such Asset Sale shall only be included to the extent that such Obligor has not reinvested such proceeds in the business of the Obligors within 365 days after the receipt of such proceeds and (iii) in the case of an incurrence of Debt (except for Excluded Debt), the proceeds received from such incurrence shall only be included to the extent that such Obligor has not reinvested such proceeds in the business of the Obligors within 365 days after the receipt of such proceeds.

“Non-Acceptance Lender” means (a) a Lender which ceases to accept bankers’ acceptances in the ordinary course of its business or (b) in respect of Lenders which are not Canadian chartered banks or Schedule III Lenders, a Lender who, by notice in writing to the Agent and the Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances.

“Non-Recourse Parent Guarantees” means (a) the Non-Recourse Parent Pledgor Guarantee dated as of the Closing Date made by KKR Midstream in favour of the Collateral Agent, (b) the Non-Recourse Parent Pledgor Guarantee dated as of the Closing Date made by SemCanada in favour of the Collateral Agent and (c) any other non-recourse parent pledgor guarantee made by any Parent Entity, other than KKR Midstream or SemCanada, that is equivalent to the Non-Recourse Parent Pledgor Guarantees described in (a) and (b) above.

“Non-Recourse Parent Pledges” means (a) the Non-Recourse Parent Pledge Agreement dated as of the Closing Date made by KKR Midstream in favour of the Collateral Agent, (b) the Non-Recourse Parent Pledge Agreement dated as of the Closing Date made by SemCanada in favour of the Collateral Agent and (c) any other non-recourse pledge agreement made by any Parent Entity (other than KKR Midstream and SemCanada) that is equivalent to the Non-Recourse Parent Pledge Agreements described in (a) and (b) above.

“Obligor Debenture” means the Demand Debenture and Securities Pledge Agreement dated as of the Closing Date initially made by the Borrower in favour of the Collateral Agent.

“Obligor Guarantee” means any Guarantee, in substantially the form attached at Schedule L, made from time to time by any Restricted Subsidiary of the Borrower in favour of the Collateral Agent.

“Obligors” means, collectively, the Borrower and those Restricted Subsidiaries which are party to the Obligor Guarantee and the Obligor Debenture.

“Officer’s Certificate” means a certificate or notice (other than a Compliance Certificate) signed by any Authorized Officer of the Borrower; provided, however, that Drawdown Notices and Conversion/Rollover/Repayment Notices shall be executed on behalf of the Borrower by any Authorized Officer or such other persons as may from time to time be designated by written notice from the Borrower to the Agent.

“Operating Commitment” means the Operating Lender’s obligation hereunder to make Operating Loans to the Borrower pursuant to Section 2.1(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth and opposite such Operating Lender’s name on Schedule A under the caption “Operating Commitment”, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.

“Operating Facility” has the meaning attributed thereto in Section 2.1(c).

“Operating Facility Maturity Date” means, subject to extension in accordance with Section 2.7, February 25, 2024, or if such day is not a Banking Day, the immediately preceding Banking Day.

“Operating Lender” means TD or such other Lender as may be agreed to by the Borrower, the Agent and such other Lender from time to time.

“Operating Letter of Credit” means a Letter of Credit issued by the Operating Lender under the Operating Facility.

“Operating Loan” means a Loan under the Operating Facility.

“Other Currency” has the meaning attributed thereto in the definition of Equivalent Amount.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Principal” means the aggregate, at any time, of:

(a)

the aggregate outstanding principal amount of (i) all Prime Loans, (ii) the Equivalent Amount in Canadian Dollars of all USBR Loans, (iii) all BA Equivalent Advances, and (iv) the Equivalent Amount in Canadian Dollars of all LIBO Rate Loans;

(b)	the aggregate face amount of all outstanding Bankers’ Acceptances; and

(c)	the Equivalent Amount in Canadian Dollars of the aggregate undrawn amount of all outstanding Letters of Credit (as determined in accordance with Section 1.8);

provided that where this term is used in a context which expressly relates to only a particular Credit Facility, Outstanding Principal shall be limited to only that portion of the Outstanding Principal which is outstanding under that particular Credit Facility.

“Outstandings” means, at any time and from time to time, all of the obligations, Debt and liabilities (present or future, absolute or contingent, matured or not) of any Obligors to the Lenders or the Agent under, pursuant or relating to the Loan Documents or the Credit Facilities and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses and other amounts payable by any Obligors under the Loan Documents.

“Overdraft” means an amount owing by the Borrower to the Operating Lender from time to time as a result of clearance of cheques or drafts drawn on, or transfer of funds from, accounts of the Borrower maintained with the Operating Lender at its branch of account in Cdn. Dollars or US Dollars for such purpose, including as a result of demand and payment in respect of any Letter of Credit, and which will be deemed to constitute a Prime Loan (if such amount is denominated in Cdn. Dollars) or a USBR Loan (if such amount is denominated in US Dollars).

“Ownership and Operation Agreement (Crude Oil Facilities)” means the Agreement for the Ownership and Operation of the Patterson Creek Crude Oil Gathering System dated February 18, 2015 between Meritage Midstream Services III, LLC and Hammerhead, as assigned to Meritage Midstream ULC pursuant to the Assignment and Assumption Agreement dated as of April 6, 2015, as it may be supplemented, amended, restated, amended and restated or replaced.

“Ownership and Operation Agreement (Gas Facilities)” means the Amended and Restated Agreement for the Ownership and Operation of the Patterson Creek Gas Processing Facility and Associated Gas and Liquids Gathering and Transportation Systems dated April 30, 2017 between Meritage Midstream ULC and Hammerhead, as it may be supplemented, amended, restated, amended and restated or replaced.

“Parent Entity” means any Person that is a direct owner of Equity Securities or Equity Securities Equivalents of the Borrower; and “Parent Entity” means any one of them.

“Parent Pledgors” means KKR Midstream, SemCanada and any other Parent Entity that provides a Non-Recourse Parent Guarantee and a Non-Recourse Parent Pledge; and “Parent Pledgor” means any one of them.

“Participant” has the meaning assigned to such term in Section 16.2(d).

“Permitted Acquisition” means, in respect of an Obligor, an Acquisition in respect of a Person engaged in a Similar Business; provided that no Default or Event of Default has occurred and is continuing or would reasonably be expected to exist (including as determined on a Pro Forma Basis) upon or as result of the completion of such Acquisition.

“Permitted Contest” means action taken by an Obligor in good faith by appropriate proceedings diligently pursued to contest any Taxes, Other Taxes, claims or Liens; provided that:

(a)	such Obligor has established reasonable reserves therefor if required in accordance with GAAP, and

(b)

proceeding with such contest will not create a material risk of sale, forfeiture or loss, or interference with the use of any material Property of such Obligor and would not have a Material Adverse Effect.

“Permitted Debt” means, in respect of an Obligor, any Debt which meets any one of the following conditions (and any Guarantee of any Permitted Debt shall also constitute Permitted Debt):

(a)	the Outstandings;

(b)	unsecured Debt incurred by an Obligor in favour of another Obligor;

(c)	Permitted Junior Debt; provided that:

(i)	no Default or Event of Default has occurred and is continuing; and

(ii)	after giving effect to the incurrence of such Permitted Junior Debt on a Pro Forma Basis:

(A)

the Total Debt to Adjusted EBITDA Ratio is less than 5.00 to 1.00; provided that upon the occurrence of any Material Acquisition, such limit shall be increased to 5.50 to 1.00 for the Fiscal Quarter during which such Material Acquisition occurs and each of the next two full Fiscal Quarters; and

(B)

the Senior Debt to Adjusted EBITDA Ratio is less than 3.50 to 1.00 provided that upon the occurrence of any Material Acquisition, such limit shall be increased to 4.00 to 1.00 for the Fiscal Quarter during which such Material Acquisition occurs and each of the next two full Fiscal Quarters;

(d)	Permitted Shareholder Debt;

(e)	KKR Preferred Equity and Permitted Preferred Equity (to the extent same constitutes Debt);

(f)	Debt in respect of Cash Management Obligations;

(g)

(i) Finance Lease Obligations, (ii) Purchase Money Obligations, (iii) any Debt assumed in connection with the acquisition of any assets or secured by a Lien on any such assets prior to the acquisition thereof and (iv) any other Debt to the extent not otherwise referred to elsewhere in this definition; provided that the aggregate outstanding principal amount of such Debt incurred under this clause (g) shall not exceed Cdn.$60,000,000; and

(h)

Bilateral LC Facility Obligations; provided that the aggregate outstanding face value of all undrawn and outstanding Bilateral LCs, together with the aggregate amount of all unreimbursed drawings under all drawn and outstanding Bilateral LCs, shall not exceed Cdn.$30,000,000.

“Permitted Dispositions” means:

(a)

any sale or other disposition in the ordinary course of business and in accordance with sound industry practice of property that is obsolete, uneconomic, no longer useful for its intended purpose or being replaced in the ordinary course of business;

(b)	the sale of oil and gas production, diluent or other refined products or inventory in the ordinary course of business;

(c)	the disposition of cash or Cash Equivalents;

(d)

any sale or other disposition of an interest in equipment, machinery or other tangible personal property for which Finance Lease Obligations or Purchase Money Obligations were incurred and which obligations are fully repaid concurrently with such sale or disposition;

(e)	any sale or other disposition of Property solely between or among the Obligors;

(f)

dispositions to Hammerhead of undivided interests in the Crude Oil Gathering System strictly in accordance with the terms of the Ownership and Operation Agreement (Crude Oil Facilities), so long as such Dispositions would not cause the Obligors’ undivided interests in the Crude Oil Gathering System to be less than 60% at any time;

(g)

dispositions to Hammerhead of undivided interests in the Processing Plant or the Gas Gathering System strictly in accordance with the terms of the Ownership and Operation Agreement (Gas Facilities), so long as such Dispositions would not cause the Obligors’ undivided interests in either of the Processing Plant and the Gas Gathering System to be less than 60% at any time; and

(h)

any other sale or other disposition of Property provided that the aggregate amount of gross proceeds from all such sales or dispositions in any Fiscal Year does not exceed Cdn.$25,000,000 (or the Equivalent Amount in any Other Currency).

“Permitted Distributions” means:

(a)	any Distribution to an Obligor;

(b)	any Distribution of Qualified Equity Securities (excluding, for certainty, any cash dividends thereon);

(c)	the repayment by the Borrower of the SemGroup Note on the Closing Date;

(d)	the payment by the Borrower of the K3 Adjustment Cash to SemCanada; provided that such payment is wholly funded by the KKR Additional Contribution;

(e)

any Distributions made in respect of post-closing adjustments to the Consideration Cash (as defined in the Investment Agreement) made pursuant to Section 4.5 of the Investment Agreement as in effect on the Closing Date, and that are not otherwise included in the amount of the SemGroup Note;

(f)

reasonable payments to any Sponsor or its Affiliate under customary cost sharing and allocation arrangements, including pursuant to the Services Agreement, for (among other things) employees, overhead, legal services and accounting services rendered to the Borrower and/or any other Obligor; provided that the aggregate amount of such payments paid in any Fiscal Year shall not exceed Cdn.$5,000,000;

(g)	any Distribution which is wholly funded from the net cash proceeds of a substantially concurrent issuance of Qualified Equity Securities or incurrence of Permitted Shareholder Debt;

(h)	any scheduled payments of interest and fees in respect of Permitted Junior Debt;

(i)

the redemption, purchase, retirement or acquisition of the Borrower’s Equity Securities up to Cdn.$5,000,000 from employees, officers and directors of the Obligors (or from employees, officers and directors of an Affiliate of an Obligor) in any Fiscal Year (and any amount not so redeemed, purchased, retired or otherwise acquired in a Fiscal Year shall be available for such purpose in a later Fiscal Year) if both immediately before and giving effect thereto, (i) no Default or Event of Default has occurred and is continuing and (ii) the Total Debt to Adjusted EBITDA Ratio is less than 4.50 to 1.00;

(j)	any Distribution which is wholly funded from any previously unutilized portion of any Designated Contribution Proceeds; and

(k)	any other Distributions; provided that at the time of such Distribution no Default or Event of Default has occurred and is continuing; and

(i)

during the Covenant Adjustment Period (except for the last three Fiscal Quarters thereof), if after giving effect to such Distribution on a Pro Forma Basis, the Total Debt to EBITDA Ratio is less than 4.50 to 1.00;

(ii)	during the last three Fiscal Quarters of the Covenant Adjustment Period, after giving effect to such Distribution on a Pro Forma Basis, the Total Debt to EBITDA Ratio is less than 4.25 to 1.00; and

(iii)	at any other time, after giving effect to such Distribution on a Pro Forma Basis, the Total Debt to Adjusted EBITDA Ratio is less than 4.00 to 1.00,

and in each case the Minimum Liquidity, after giving effect to such Distribution on a Pro Forma Basis, is at least Cdn.$75,000,000.

“Permitted Financial Assistance” means:

(a)	any Financial Assistance in support of an Obligor; and

(b)	any Guarantee of Permitted Debt.

“Permitted Holders” means (i) SemGroup Corporation and/or any of its successors or Subsidiaries and/or (ii) KKR.

“Permitted Investments” means:

(a)	any Investment in an Obligor;

(b)	any Investment in cash or Cash Equivalents;

(c)	any Investment by an Obligor in a Person if as a result of such Investment:

(i)	such Person becomes an Obligor; or

(ii)	such Person is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Obligor;

(d)	any Investment made as a result of the receipt of non-cash consideration from a Permitted Disposition;

(e)

any acquisition of assets or other Investments in a Person solely in exchange for the issuance of Qualified Equity Securities or which is wholly funded from the net cash proceeds of a substantially concurrent issuance of Qualified Equity Securities or incurrence of Permitted Shareholder Debt;

(f)

any Investment received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(g)	any Permitted Acquisition;

(h)	any Guarantee of Permitted Debt;

(i)

any Guarantee of performance or other obligations (other than Debt) arising in the ordinary course of the business of the Obligors, including obligations under joint operating and related agreements and licences or concessions related to such business;

(j)

Investments in Unrestricted Subsidiaries if the aggregate amount of all such Investments does not exceed the sum of Cdn.$37,500,000 plus the return of capital actually received in cash by the Obligors in respect of Investments previously made by them pursuant to this clause (j), so long as no Default or Event of Default shall have occurred and be continuing before and after the making of such Investment;

(k)

any Investment in a joint venture involving direct or indirect ownership of additional pipelines, gas gathering systems and processing facilities related thereto or other related assets which are usual and customary in the midstream infrastructure, pipeline, gathering and processing business located within the onshore continental boundaries of the United States of America or Canada if as a result of such Investment the aggregate amount of all Investments existing at such time pursuant to this clause (k) (based upon the amount of each Investment at the time made) would not exceed the sum of Cdn.$37,500,000 (net of any cash return, in an amount not to exceed the original Investment at the time such Investment was made), so long as no Default or Event of Default shall have occurred and be continuing before and after the making of such Investment;

(l)	any Investment which is wholly funded with any previously unutilized portion of any Designated Contribution Proceeds;

(m)	any Investments made by the Obligors in either or both of the KAPS Holdco Parties in connection with the KAPS Project; and

(n)	the Guarantee by the Borrower in favour of Keyera Partnership contemplated by Section 16.2 of the KAPS CO&O and in substantially the form set out in Schedule 4 to the KAPS CO&O.

“Permitted Junior Debt” means any Debt of an Obligor that is (x) unsecured, (y) subordinated in right of payment to the Lender Secured Obligations or (z) secured on a junior lien basis to the Lender Secured Obligations; provided that:

(a)	such Debt is owed to Person(s) which deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with such Obligor;

(b)	if such Debt is secured, such Debt is subject to a Second Lien Intercreditor Agreement;

(c)	at the time of and immediately after the incurrence thereof, no Default or Event of Default has occurred and is continuing (including as determined by a Pro Forma Basis testing);

(d)	such Debt has no scheduled amortization and the maturity date of such Debt is at least 180 days after the latest Applicable Maturity Date (as determined at the time of incurrence); and

(e)

the agreement governing such Debt does not contain any terms which, when taken as a whole, are materially more restrictive than the terms of this Agreement (as determined by the Borrower and the Agent); provided that the Lenders shall have a “most favoured nations” option, exercisable by notice in writing from the Agent, which entitles them to incorporate any covenant or event of default from such agreement which is more restrictive in any material respect than the terms of this Agreement;

provided that, for certainty, Permitted Shareholder Debt, Permitted Preferred Equity, KKR Preferred Equity and Debt incurred by an Obligor in favour of another Obligor shall not constitute Permitted Junior Debt.

“Permitted Liens” means, as at any particular time, any of the following on all or any part of the Property of an Obligor:

(a)	Liens for Taxes, assessments or governmental charges which are not due and delinquent, or, if due or delinquent, the validity of which is subject to a Permitted Contest;

(b)	the Lien of any judgment rendered or claim filed against such Obligor which is subject to a Permitted Contest or which is adequately covered by insurance;

(c)

Liens imposed or permitted by law, such as statutory liens and deemed trusts, carriers’ liens, garagekeepers’ liens, builders’ liens, warehousemen’s liens, mechanics’ liens, materialmen’s liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due and delinquent, or if due and delinquent, the validity of which is subject to a Permitted Contest;

(d)

Liens in favour of a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of such Obligor; provided, however, that all such Liens only secure sums not at the time overdue, or if overdue, the validity of which is subject to a Permitted Contest;

(e)

Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Debt), statutory obligations, appeal bonds and performance bonds and other obligations of like nature, incurred as incidental to and in the ordinary course of business of such Obligor; provided, however, that all such Liens only secure sums not at the time overdue, or if overdue, the validity of which is subject to a Permitted Contest;

(f)

the Lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease, in respect of which the rent or other obligations are not at the time overdue, or if overdue, the validity of which is subject to a Permitted Contest;

(g)

easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land held by such Obligor (including rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telecommunication or telegraph or cable television conduits, poles, wires and cables) which do not, either alone or in the aggregate, materially detract from the value of such land or materially impair its use in the operation of the business of such Obligor;

(h)	Liens created under any of the Security Documents;

(i)	Liens consented to in writing by the Majority Lenders;

(j)	Liens in favour of an Obligor;

(k)	Liens securing Permitted Junior Debt;

(l)

Liens resulting from the deposit of cash or obligations as security when an Obligor is required to do so by a Governmental Authority or by normal business practice in connection with contracts, licences or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law;

(m)

bankers’ liens, rights of set-off and other similar liens existing solely with respect to cash, term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances and other debt instruments, in each case, in one or more accounts maintained by an Obligor, in each case, granted in the ordinary course of business in favour of any Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(n)

any lease or sublease granted by an Obligor in the normal course of business, provided that, any such lease or sublease does not materially adversely affect the enjoyment by an Obligor of the assets of such Obligor in the conduct of their business as a whole;

(o)	title defects or irregularities which are of a minor nature and in the aggregate do not materially impair the use of the Property for the purposes for which it is held by or on behalf of an Obligor;

(p)

any Lien whether arising under statute or under contracts for the transportation, transmission, storage, processing, distribution, gathering, terminalling, handling, injection, repressuring or recycling of petroleum substances or other products, by products, waste products, consumables, inventory or water in favour of pipeline owners, other transporters and carriers and other providers of goods and services, provided that in the case of Liens arising under contracts, such Lien is limited to the assets that are the subject of the relevant contract and that the indebtedness and obligations of the applicable Obligor thereunder do not constitute Debt;

(q)

Liens incurred in the ordinary course of business (not securing any Debt) in respect of the rights of any shipper or supplier of inventory or petroleum substances (including the rights of such shipper or supplier to any inventory or petroleum substances owned by such shipper or supplier or owned by an Obligor but not yet paid for or overdue but that are located on or within any property or assets of such Obligor);

(r)

to the extent required by Applicable Law, any Lien (including, for certainty, any reclamation trust or similar arrangement in connection with any present or future reclamation, clean-up, abandonment or operational obligations to the extent any such trust or similar arrangements may constitute a Lien) relating to the present or future reclamation, clean-up, abandonment or operation of any properties, facilities and interests and surrounding lands whether or not owned by an Obligor and the decommissioning or removal of structures or facilities located on such properties or facilities;

(s)

Liens securing Purchase Money Obligations or Finance Leases which are permitted to be incurred hereunder and, in each case, are limited to all or any part of the Property purchased or leased and fixed improvements, if any, erected or constructed thereon and the proceeds thereof;

(t)

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding subparagraphs (a) to (s) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property) and the Debt or obligation secured thereby is not increased;

(u)

any so-called “first purchaser” Lien, as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the states of Oklahoma, Kansas, Mississippi, Wyoming or New Mexico, or any other comparable law of any such jurisdiction or any other applicable jurisdiction;

(v)	Liens on the equity interests of Unrestricted Subsidiaries securing obligations of such Unrestricted Subsidiaries; and

(w)	other Liens in respect of aggregate outstanding obligations not to exceed Cdn.$30,000,000,

provided that nothing in this definition shall in and of itself cause the Lender Secured Obligations to be subordinated in priority of payment or security to the obligations secured by any such Permitted Lien.

“Permitted Preferred Equity” means any preferred Equity Securities (other than KKR Preferred Equity) which has any Debt-like attributes and which are issued by the Borrower in favour of a Sponsor or any of its Affiliates; provided that such Equity Securities are not redeemable at the option of the holders in cash and any dividends on such Equity Securities are only payable in compliance with Section 9.3(d).

“Permitted Shareholder Debt” means Debt of an Obligor that is (x) unsecured and (y) subordinated in right of payment to the Lender Secured Obligations pursuant to a Shareholder Debt Subordination Agreement; provided that:

(a)	such Debt is owed to a Sponsor or its Affiliate;

(b)	such Debt has no scheduled amortization and the maturity date of such Debt is at least 91 days after the latest Applicable Maturity Date (as determined at the time of incurrence); and

(c)	the agreement governing such Debt does not contain any material terms which are more restrictive in any respect than the terms of this Agreement (as determined by the Borrower and the Agent);

provided that, for certainty, Permitted Preferred Equity, KKR Preferred Equity and Debt incurred by an Obligor in favour of another Obligor shall not constitute Permitted Shareholder Debt.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PPSA” means the Personal Property Security Act (Alberta) and all regulations thereto, as the same may from time to time be in effect and the personal property security legislation of any other province or territory of Canada to the extent it may be required to apply to any item or items of Collateral.

“Prime Loan” means an Advance in, or Conversion into, Canadian Dollars made by the Applicable Lenders to the Borrower under a Credit Facility with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Prime Rate.

“Prime Rate” means, for any day, the greater of:

(a)

the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in Canadian Dollars made in Canada; and

(b)

the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.3) which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum;

provided that if the Prime Rate for any date of determination would be less than zero, the Prime Rate for such date shall be deemed to be zero for all purposes of this Agreement.

“Pro Forma Basis” means, as at any date of determination, a calculation of compliance with all of the applicable Financial Covenants (or other financial ratio test or liquidity threshold in the relevant provision, as applicable) using (as applicable):

(a)

the amount of Total Debt, Senior Debt or Consolidated Equity at such date (after giving effect to the transaction(s) that triggered the requirement for such calculation herein, including, as applicable, the use of proceeds thereof and any incurrence or repayment of Debt in connection therewith);

(b)

the amount of Adjusted EBITDA, Consolidated EBITDA or Debt Service for the most recent period of four consecutive Fiscal Quarters for which Financial Statements have been delivered to the Agent pursuant to Section 9.1(a) (after giving effect to the transaction(s) that triggered the requirement for such calculation herein (including, as applicable, the use of proceeds thereof and any incurrence or repayment of Debt in connection therewith), as if such transaction(s) had been completed on the first day of such four consecutive Fiscal Quarters); and

(c)

the amount of all unrestricted cash and Cash Equivalents of the Borrower, on a consolidated basis, together with all undrawn availability of the Borrower under the Revolving Facility (after giving effect to the transaction(s) that triggered the requirement for such calculation herein, including, as applicable, the use of proceeds thereof and any incurrence or repayment of Debt in connection therewith).

“Pro Forma KAPS Debt to KAPS Equity Ratio” means, as at the date of any Drawdown under the KAPS Facility, the ratio of (a) all Outstanding Principal under the KAPS Facility, including for such purposes, the amount to be drawn down under the KAPS Facility on such date to (b) the aggregate of all KAPS Equity Contributions made by the Parent Pledgors prior to such date.

“Processing Plant” means the gas processing and treatment facilities owned and operated by Meritage Midstream ULC commonly known as the Patterson Creek Processing Facility located in Alberta, Canada, as more particularly described in the Ownership and Operation Agreement (Gas Facilities) and as they may be modified or expanded in connection with Meritage Midstream ULC performing gas processing and treatment for other customers.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible including Equity Securities and Equity Securities Equivalents.

“Public Lender” has the meaning attributed thereto in Section 16.6(c).

“Purchase Agreement” means the share purchase agreement dated as of January 9, 2019 between the Borrower, as purchaser, and Meritage Midstream Services III, LP, as vendor.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of Property, whether or not secured, provided that any Lien incurred in respect of such obligation shall not extend to any Property other than the Property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Purchase Transaction” means the sale to the Borrower by Meritage Midstream Services III, LP or its Affiliate of all of the equity, assets and business of Meritage, pursuant to the terms of the Purchase Agreement.

“Qualified Equity Securities” means any Equity Securities of the Borrower other than Disqualified Equity Securities.

“Qualifying IPO” means the issuance by the Borrower or any of its Affiliates (if the Borrower is a direct or indirect wholly-owned Subsidiary of such Affiliate) of its common equity interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 or NI 44-101) pursuant to an effective registration statement filed with the SEC or SEDAR in accordance with the US Securities Act or SEDAR in accordance with Canadian securities laws (whether alone or in connection with a secondary public offering) or in a firm commitment underwritten offering (or series of related offerings of securities to the public pursuant to a final prospectus) made pursuant to the US Securities Act or Canadian securities laws, where applicable.

“Ramp Up Period” has the meaning attributed thereto in paragraph (b) of the definition of “Material Growth Project EBITDA Adjustments”.

“Rateable” and “Rateably” means, at the Acceleration Date (subject to Section 7.6(b)), the proportion that the Equivalent Amount in Canadian Dollars of the amount of the Lender Secured Obligations then owing to any Lender Secured Party bears to the aggregate of the Equivalent Amount in Canadian Dollars of the Lender Secured Obligations then owing to all Lender Secured Parties.

“Register” has the meaning attributed thereto in Section 16.2.

“Related Party” means any Person (other than an Obligor) which is any one or more of the following:

(a)	an Affiliate of any Obligor;

(b)

a unitholder, shareholder or partner of any Obligor which, together with all Affiliates of such Person, owns or controls, directly or indirectly, more than 10% of the units, shares, capital or other ownership interests (however designated) of such Obligor, or an Affiliate of any such unitholder, shareholder or partner;

(c)	an officer, director or trustee of any of the foregoing; and

(d)	a Person which does not deal at arm’s length (within the meaning of the Tax Act) with any Obligor.

“Release” means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

“Restricted Subsidiary” means any Wholly-Owned Subsidiary of the Borrower that:

(a)	directly owns any Equity Securities in any other Obligor;

(b)	is the general partner of a limited partnership or general partnership that is an Obligor; or

(c)	has been designated by the Borrower as a Restricted Subsidiary pursuant to Section 11.1.

“Revolving Commitment” means, with respect to each Revolving Lender, its obligation hereunder to make Revolving Loans to the Borrower pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth and opposite such Revolving Lender’s name on Schedule A under the caption “Revolving Commitment”, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.

“Revolving Facility” has the meaning attributed thereto in Section 2.1(b).

“Revolving Facility Maturity Date” means, subject to extension in accordance with Section 2.7, February 25, 2024, or if any such day is not a Banking Day, the immediately preceding Banking Day.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment or Revolving Loan at such time.

“Revolving Letter of Credit” means a Letter of Credit issued by a Fronting Lender under the Revolving Facility.

“Revolving Loan” means a Loan under the Revolving Facility.

“Rollover” means:

(a)

with respect to any LIBO Rate Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto;

(b)

with respect to Bankers’ Acceptances, the issuance of new Bankers’ Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers’ Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with Article 5; and

(c)

with respect to a Letter of Credit, the extension or replacement of such Letter of Credit, provided that (i) the beneficiary remains the same, (ii) the undrawn face amount is not increased and (iii) the other principal terms thereof (other than the expiry date) remain the same.

“Rollover Date” means:

(a)	with respect to any LIBO Rate Loan or Bankers’ Acceptances, the date of commencement of a new Interest Period applicable to such Loan and which shall be a Banking Day; and

(b)	with respect to any Letter of Credit, the date of any extension or replacement thereof which constitutes a Rollover.

“S&P” means S & P Global Ratings, a division of S & P Global Inc. and its successors.

“Sale Leaseback” means any arrangement with any Person providing for the leasing by any Obligor of any Property, which Property has been or is to be sold or transferred by such Obligor to such Person in contemplation of such leasing.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, any Person (a) listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority, (b) located in or organized under the laws of a country or territory which is the subject of country- or territory-wide Sanctions (including without limitation Cuba, Iran, North Korea, Sudan, Syria, or the Crimea region) or (c) majority-owned or controlled by any of the foregoing, in all cases, to the extent it would not violate Applicable Law in Canada.

“Sanctions” means, solely in respect of the business activities of the Borrower or its Subsidiaries, economic or financial sanctions, trade embargoes or other restrictive measures imposed, administered or enforced from time to time by a Sanctions Authority that are applicable to the Borrower or its Subsidiaries; provided however that, with respect to economic or financial sanctions, trade embargoes or other restrictive measures imposed, administered or enforced from time to time by any Sanctions Authority outside of Canada, only to the extent such sanctions, trade embargoes or other restrictive measures would not violate Applicable Law in Canada.

“Sanctions Authority” means any of: (i) the Canadian government; (ii) the United States government (to the extent it would not violate Applicable Law in Canada); (iii) the United Nations Security Council; (iv) the European Union; (v) the United Kingdom; or (vi) the respective governmental institutions, departments and agencies of any of the foregoing, and “Sanctions Authorities” means all of the foregoing, collectively.

“Sanctions Laws” means (a) the laws, regulations, executive orders and rules promulgated or administered by the OFAC, the US Treasury Department or the US State Department to implement sanctions programs and any similar sanctions laws as may be enacted from time to time by the United States, including the International Emergency Economic Powers Act, the Trading With the Enemy Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act and the U.S. Sudan Accountability and Divestment Act and any enabling legislation or executive orders relating to any of the foregoing or (b) any of the economic sanctions of Canada, including those provided for pursuant to the Special Economic Measures Act (Canada) or the United Nations Act (Canada), in each case, to the extent applicable.

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).

“Schedule II Lender” means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).

“Schedule III Lender” means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).

“Scheduled Unavailability Date” has the meaning attributed thereto in Section 13.7(a)(ii).

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Schedule G (with such changes to such form as may be reasonably acceptable to the Agent and the Borrower) between the Agent, the Borrower and one or more classes of second lien secured Permitted Junior Debt.

“Securities” means, collectively, all Equity Securities, Equity Securities Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Debt, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options, and other rights to acquire, any such securities.

“Security Documents” means, collectively, the debentures, debenture pledge agreements, pledge agreements, negative pledge agreements, general security agreements, mortgages, assignments and other security agreements executed and delivered, or required to be executed and delivered to the Agent, by each of the Obligors and the Parent Pledgors under and pursuant to this Agreement to secure the Lender Secured Obligations, including the Obligor Debenture, the Non-Recourse Parent Pledges, and, if applicable, the Second Lien Intercreditor Agreement.

“SemCAMS” means SemCAMS ULC, an unlimited liability corporation subsisting under the laws of Alberta.

“SemCanada” means SemCanada II, L.P., a limited partnership formed under the laws of Oklahoma.

“SemGroup” means SemGroup Corporation, a corporation organized under the laws of Delaware.

“SemGroup Contribution” has the meaning attributed thereto in the Investment Agreement as in effect on the Closing Date.

“SemGroup Note” has the meaning attributed thereto in the Investment Agreement as in effect on the Closing Date.

“Senior Debt” means, as determined with respect to the Borrower on a consolidated basis, (a) the sum of the Outstanding Principal, the Finance Lease Obligations and the Purchase Money Obligations (including unreimbursed drawings in respect of Letters of Credit but excluding contingent reimbursement obligations in respect of undrawn Letters of Credit, Permitted Shareholder Debt, KKR Preferred Equity and Permitted Preferred Equity) less (b) the sum of all unrestricted cash and Cash Equivalents of the Obligors which are subject to a first ranking Lien under the Security Documents (subject to a maximum deduction of Cdn.$20,000,000).

“Senior Debt to Adjusted EBITDA Ratio” means, at the end of a Fiscal Quarter, the ratio of (a) Senior Debt on such date to (b) Adjusted EBITDA for the four consecutive Fiscal Quarters ended on such date.

“Services Agreement” means the Services Agreement dated as of February 25, 2019, among SemGroup and the Borrower (as in effect on the Closing Date).

“Shareholder Debt Subordination Agreement” means a subordination agreement substantially in the form of Schedule M (with such changes to such form as may be reasonably acceptable to the Agent and the Borrower) between the Agent, the Borrower and one or more holders of Permitted Shareholder Debt.

“Similar Business” means any business conducted or contemplated to be conducted by the Obligors as of the Closing Date, or any business that is reasonably similar, related, synergistic, incidental, or ancillary thereto.

“Solvent” means, after giving effect to the consummation of the Contribution Transactions and the Purchase Transaction, (i) the sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (iii) the capital of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv) the Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

“Special Share Dividends” has the meaning attributed thereto in the Investment Agreement as in effect on the Closing Date.

“Sponsors” means, collectively, SemGroup and KKR, and “Sponsor” means either of them.

“Subsidiary” means, with respect to a Person:

(a)

any corporation of which at least a majority of the outstanding Voting Securities having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;

(b)

any partnership of which, at the time, such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)

any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries.

Unless otherwise specified herein, “Subsidiary” refers to a Subsidiary of the Borrower.

“Successor” has the meaning attributed thereto in Section 9.3(h).

“Successor Transaction” has the meaning attributed thereto in Section 9.3(h).

“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, and any interest, fines, penalties or additions to taxes with respect to any of the foregoing.

“TD” means The Toronto-Dominion Bank.

“Term Commitment” means, with respect to each Term Lender, its obligation hereunder to make Term Loans to the Borrower pursuant to Section 2.1(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth and opposite such Term Lender’s name on Schedule A under the caption “Term Commitment”, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.

“Term Lender” means, at any time, any Lender that has a Term Commitment or Term Loan at such time.

“Term Loan” means a Loan under the Term Loan Facility.

“Term Loan Amortization Date” means March 31, June 30, September 30 and December 31 of each calendar year, or, if such day is not a Banking Day, the immediately preceding Banking Day, commencing on March 31, 2020.

“Term Loan Amortization Schedule” means the amortization schedule attached hereto as Schedule J.

“Term Loan Facility” has the meaning attributed thereto in Section 2.1(a).

“Term Loan Facility Maturity Date” means, subject to extension in accordance with Section 2.7, February 25, 2024, or if such day is not a Banking Day, the immediately preceding Banking Day.

“Termination Event” means the occurrence of the Event of Default described in Section 12.1(e) or 12.1(f) or any other event which results in an automatic acceleration of the repayment of the Outstandings hereunder, without any notice being required from the Agent or any Lender.

“Threshold Amount” means Cdn.$35,000,000 (or the Equivalent Amount in any Other Currency).

“Total Commitment” means the aggregate of the Total Term Commitment, the Total Revolving Commitment, the Total KAPS Facility Commitment and the Operating Commitment.

“Total Debt” means, as determined with respect to the Borrower on a consolidated basis, the aggregate Debt of the Borrower and its Subsidiaries on a consolidated basis, including the Outstanding Principal (including unreimbursed drawings in respects of Letters of Credit but excluding contingent reimbursement obligations in respect of undrawn Letters of Credit, Permitted Shareholder Debt, KKR Preferred Equity and Permitted Preferred Equity), less the sum of all unrestricted cash and Cash Equivalents of the Obligors (subject to a maximum deduction of Cdn.$20,000,000).

“Total Debt to Adjusted EBITDA Ratio” means, at the end of any Fiscal Quarter, the ratio of (a) Total Debt on such date to (b) Adjusted EBITDA for the four consecutive Fiscal Quarters ending on such date.

“Total KAPS Facility Commitment” means the aggregate of the KAPS Facility Commitments of each of the KAPS Facility Lenders, as decreased, cancelled or terminated from time to time pursuant to this Agreement.

“Total Revolving Commitment” means the aggregate of the Revolving Commitments of each of the Revolving Lenders, as increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.

“Total Term Commitment” means the aggregate of the Term Commitments of each of the Term Lenders, as decreased, cancelled or terminated from time to time pursuant to this Agreement.

“United States” and “U.S.” mean the United States of America.

“United States Dollars”, “US Dollars” and “US$” means the lawful money of the United States of America.

“Unreimbursed Amount” has the meaning attributed thereto in Section 6.3(a).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is not a Restricted Subsidiary.

“USA” means the Unanimous Shareholder Agreement, dated as of February 25, 2019, among the Parent Pledgors and the Borrower.

“US Base Rate” means, on any day, the greatest of:

(a)

the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in United States Dollars made in Canada;

(b)

the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 4.9), plus 0.50% per annum; and

(c)	the LIBO Rate on such day for one month LIBO Rate Loans plus 1.00% per annum;

provided that if the US Base Rate for any date of determination would be less than zero, the US Base Rate for such date shall be deemed to be zero for all purposes of this Agreement

“USBR Loan” means an Advance in, or Conversion into, United States Dollars made by the Applicable Lenders under a Credit Facility to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the US Base Rate.

“US Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Voting Securities” means:

(a)

shares of any class of any corporation or other Equity Securities of any other Person which carries voting rights to elect the board of directors (or other persons performing similar functions) under any circumstances; and

(b)

an interest in a general partnership, limited partnership, trust, limited liability company, joint venture or similar Person which entitles the holder of such interest to receive a share of the profits, or on dissolution or partition, of the assets, of such Person.

“Wholly-Owned Subsidiary” means, with respect to any person (“X”):

(a)	a corporation, all of the issued and outstanding shares in the capital of which are beneficially held by:

(i)	X;

(ii)	X and one or more corporations, where all of the issued and outstanding shares in the capital of such corporations are held by X; or

(iii)	two or more corporations, where all of the issued and outstanding shares in the capital of such corporations are held by X;

(b)	a corporation which is a Wholly-Owned Subsidiary of a corporation that is a Wholly-Owned Subsidiary of X;

(c)	a partnership, all of the partners of which are X and/or Wholly-Owned Subsidiaries of X; or

(d)	any Person of which all of the income, capital, beneficial and ownership interests (however designated) are beneficially owned and controlled by X and/or Wholly-Owned Subsidiaries of X,

provided that unless otherwise expressly provided or the context otherwise requires, references herein or in any other Loan Document to “Wholly-Owned Subsidiary” or “Wholly-Owned Subsidiaries” shall be and shall be deemed to be references to Wholly-Owned Subsidiaries of the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2	Headings; Articles and Sections

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3	Number; Persons; Including

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

1.4	Accounting Principles

Prior to any future adoption of generally accepted accounting principles in Canada by the Borrower, wherever in this Agreement reference is made to “generally accepted accounting principles” or “GAAP”, such reference shall be deemed to be to generally accepted accounting principles in the United States as in effect and set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, and applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis). Where the character or amount of any asset or liability or item of revenue or expense or amount of equity or unitholder equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Loan Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.5	Changes in Generally Accepted Accounting Principles

(a)

If the Borrower, the Agent or the Majority Lenders determine at any time that any amount required to be determined hereunder would be materially different if such amount were determined in accordance with:

(i)	GAAP intended to be applied by the Borrower in respect of its Financial Statements on the Closing Date (“Old GAAP”), instead of

(ii)	GAAP subsequently in effect and applied by the Borrower in respect of its Financial Statements and utilized for purposes of determining such amount,

then written notice of such determination shall be delivered by the Borrower to the Agent, in the case of a determination by the Borrower, or by the Agent to the Borrower, in the case of a determination by the Agent or the Majority Lenders.

(b)

If the Borrower adopts a change in an accounting policy in the preparation of its financial statements (i) in order to conform to accounting recommendations, guidelines, or similar pronouncements, or legislative requirements or (ii) as a result of a conversion from generally accepted accounting principles in the United States of America to generally accepted accounting principles in Canada (or vice versa) and, in either case, such change would require disclosure thereof under Old GAAP, or would reasonably be expected to materially and adversely affect (i) the rights of, or the protections afforded to, the Agent or the Majority Lenders hereunder or (ii) the position either of the Borrower or of the Agent or the Majority Lenders hereunder, the Borrower shall so notify the Agent, describing the nature of the change and its effect on the current and immediately prior year’s financial statements in accordance with Old GAAP and in detail sufficient for the Agent and the Majority Lenders to make the determination required of them in the following sentence. If any of the Borrower, the Agent or the Majority Lenders determine at any time that such change in accounting policy results in a material adverse change either (i) in the rights of, or protections afforded to, the Agent or the Majority Lenders intended to be derived, or provided for, hereunder or (ii) in the position either of the Borrower or of the Agent and the Majority Lenders hereunder, written notice of such determination shall be delivered by the Borrower to the Agent, in the case of a determination by the Borrower, or by the Agent to the Borrower, in the case of a determination by the Agent or the Majority Lenders.

(c)

Upon the delivery of a written notice pursuant to Section 1.5(a) or Section 1.5(b) the Borrower and the Agent on behalf of the Majority Lenders shall meet to consider the impact of such change in Old GAAP or such change in accounting policy (in each case, an “Accounting Change”), as the case may be, on the rights of, or protections afforded to, the Agent and the Majority Lenders or on the position of the Borrower or of the Agent and the Majority Lenders and shall in good faith negotiate to execute and deliver an amendment or amendments to this Agreement in order to preserve and protect the intended rights of, or protections afforded to, the Borrower or the Agent and the Majority Lenders (as the case may be) on the Closing Date or the position of the Borrower or the Agent and the Majority Lenders (as the case may be); provided that, until this Agreement has been amended in accordance with the foregoing, then for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and the Borrower’s prior accounting policy. If the Borrower and the Agent on behalf of the Majority Lenders do not (for any reason whatsoever) mutually agree (in their respective sole discretions, without any obligation to so agree) on such amendment or amendments to this Agreement within 60 days following the date of delivery of such written notice, the Borrower shall either continue to provide financial statements in accordance with Old GAAP or provide all such financial information as is reasonably required (or requested by the Agent acting reasonably) in order for any amount required to be determined hereunder to be determined in accordance with Old GAAP and/or the Borrower’s prior accounting policy and, for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and/or the Borrower’s prior accounting policy.

(d)

If a Compliance Certificate is delivered in respect of a Fiscal Quarter or Fiscal Year in which an Accounting Change is implemented without giving effect to any revised method of calculating any financial calculation hereunder, and subsequently, as provided above, the method of calculating such financial calculation is revised in response to such Accounting Change, or the amount to be determined pursuant to such financial calculation is to be determined without giving effect to such Accounting Change, the Borrower shall deliver a revised Compliance Certificate. Any Event of Default which arises as a result of the Accounting Change and which is cured by this Section 1.5 shall be deemed never to have occurred.

1.6	References to Documents and Applicable Law

Unless otherwise expressly provided herein, (a) references to organizational documents (including the USA), agreements (including the Loan Documents) and instruments, licences or other documents shall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases thereof, but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by the Loan Documents and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Applicable Laws.

1.7	Per Annum and Currency Calculations

(a)	Unless otherwise stated, wherever in this Agreement reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of a calendar year of 365 days.

(b)

Unless otherwise specified herein, all references to currency shall be deemed to refer to Cdn. Dollars and, for the purposes of all monetary thresholds in Article 8, Article 9, Article 10, Article 11 and Article 12 (including the definitions used therein), all references to an amount in Cdn. Dollars shall be deemed to include the Equivalent Amount in US Dollars or any other applicable currency.

1.8	Letter of Credit Amounts

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated undrawn amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any ancillary document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.9	Lead Arrangers

(a)

Any reference in the Loan Documents to the consent, approval, or satisfaction of the Lead Arrangers shall be deemed to be a reference to the consent, approval, waiver or satisfaction of all of the Lead Arrangers not including Wells Fargo Securities, LLC or KKR Capital Markets LLC.

(b)

Any reference in the Loan Documents to the consent, approval, or satisfaction of the KAPS Lead Arrangers shall be deemed to be a reference to the consent, approval, waiver or satisfaction of all of the KAPS Lead Arrangers not including KKR Capital Markets LLC.

1.10	Operating Leases

Any lease that would have been treated as an operating lease under GAAP as in effect on December 31, 2018 (regardless of when such lease is entered into, renewed, modified, extended, amended or supplemented) shall be deemed to be treated as an operating lease for all purposes of this Agreement, including for purposes of computing the Financial Covenants and determining compliance with any other covenant hereunder.

1.11	Amendment and Restatement

The Borrower, the Agent and the Lenders acknowledge and agree that as of the Amendment Effective Date:

(a)

the provisions of the Existing Credit Agreement are amended, modified and restated in their entirety on the terms and conditions, and in the form, of this Agreement and, as so amended, modified and restated, are ratified and confirmed;

(b)

all rights, obligations and indebtedness which have arisen and remain outstanding under the Existing Credit Agreement as of the Amendment Effective Date including, without limitation, all “Outstandings” as defined in the Existing Credit Agreement shall, subject only to the effect of the amendments and modifications to the Existing Credit Agreement effected by this Agreement, continue in full force and effect as rights, obligations and indebtedness under this Agreement, all in accordance with and subject to the provisions herein set forth; provided that nothing in this Agreement shall constitute a new loan or loans or the provision of new credit or the effective repayment and readvance or replacement of such “Outstandings” as of the Amendment Effective Date, and the liability of the Borrower in respect of such “Outstandings” shall be and be deemed to be continued under and governed by this Agreement from and after the Amendment Effective Date;

(c)

the Lenders hereby agree to take all steps and actions and execute and deliver all agreements, instruments and other documents as may be requested by the Agent (including the assignment of interests in, or the purchase of participations in, such outstanding Loans) to give effect to the foregoing and ensure that the aggregate Outstandings owing to each Lender are outstanding in proportion to each such Lender’s Rateable Portion of all outstanding Outstandings after giving effect to the amendment and restatement hereof; and

(d)

notwithstanding the foregoing, until the occurrence of the maturity date with respect to an Existing Bankers’ Acceptance, no adjustment in the Outstandings shall be made to any Lender’s Applicable Percentage of such Existing Bankers’ Acceptance; for certainty, if and to the extent that any Existing Bankers’ Acceptance is subject to a Rollover or Conversion on or after the Amendment Effective Date, each Applicable Lender shall fund their Applicable Percentage of such Rollover or Conversion.

1.12	Schedules [Omitted, except for Schedule A]

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A	—	Lenders and Commitments
Schedule B	—	Assignment and Assumption
Schedule C	—	Compliance Certificate
Schedule D	—	Conversion/Rollover/Repayment Notice
Schedule E	—	Discount Note
Schedule F	—	Drawdown Notice
Schedule G	—	Second Lien Intercreditor Agreement
Schedule H	—	Organization Chart
Schedule I	—	Relevant Jurisdictions
Schedule J	—	Term Loan Amortization Schedule
Schedule K	—	Currency Hedging Notice
Schedule L	—	Obligor Guarantee
Schedule M	—	Shareholder Debt Subordination Agreement

Each reference to Schedule H or Schedule I herein shall be deemed to refer to such schedule as it is updated from time to time as required hereunder.

Article 2

CREDIT FACILITIES

2.1	Establishment of Credit Facilities.

(a)

Term Loan Facility. Subject to this Agreement, the Term Lenders hereby agree to establish in favour of the Borrower a non-revolving term loan credit facility (such facility, the “Term Loan Facility”) in a maximum aggregate principal amount not to exceed the Total Term Commitment, to be made available in accordance with this Agreement until the Term Loan Facility Maturity Date.

(b)

Revolving Facility. Subject to this Agreement, the Revolving Lenders hereby agree to establish in favour of the Borrower a revolving credit facility (such facility, the “Revolving Facility”) in a maximum aggregate principal amount not to exceed the Total Revolving Commitment (or the Equivalent Amount in US Dollars), to be made available in accordance with this Agreement until the Revolving Facility Maturity Date.

(c)

KAPS Facility. Subject to this Agreement, the KAPS Facility Lenders hereby agree to establish in favour of the Borrower a non-revolving term loan construction credit facility (such facility, the “KAPS Facility”) in a maximum aggregate principal amount not to exceed the Total KAPS Facility Commitment, to be made available in accordance with this Agreement until the KAPS Facility Maturity Date.

(d)

Operating Facility. Subject to this Agreement, the Operating Lender hereby agrees to establish in favour of the Borrower a revolving credit facility (such facility, the “Operating Facility”) in a maximum aggregate principal amount not to exceed the Operating Commitment (or the Equivalent Amount in US Dollars), to be made available in accordance with this Agreement until the Operating Facility Maturity Date.

(e)	Availments. The Borrower may obtain Advances under each Credit Facility (except as indicated otherwise below) by way of:

(i)	Prime Loans;

(ii)	USBR Loans (under the Revolving Facility and the Operating Facility only);

(iii)	Bankers’ Acceptances (and BA Equivalent Advances in accordance with Section 5.7);

(iv)	LIBO Rate Loans (under the Revolving Facility and the Operating Facility only); and

(v)	Letters of Credit (under the Revolving Facility and the Operating Facility only),

provided that, subject to Section 7.3, at no time shall (A) the Outstanding Principal under the Credit Facilities exceed the Total Commitment, (B) the Outstanding Principal under the Term Loan Facility exceed the Total Term Commitment, (C) the Outstanding Principal under the Revolving Facility exceed the Total Revolving Commitment, (D) the Outstanding Principal under the Operating Facility exceed the Operating Commitment, (E) the Outstanding Principal under the KAPS Facility exceed the Total KAPS Facility Commitment, or (F) the Equivalent Amount in Cdn. Dollars of the aggregate face amount of all outstanding Letters of Credit under the Revolving Facility and the Operating Facility exceed Cdn.$100,000,000 (or the equivalent in US Dollars).

(f)	Availability.

(i)

The Term Loan Facility is non-revolving and was fully funded on the Closing Date. All principal repayments of the Outstanding Principal under the Term Loan Facility shall permanently reduce the Total Term Commitment by the amount of each such repayment (and each Term Lender’s Term Commitment shall automatically be permanently reduced by its Applicable Percentage thereof) without the requirement for further action by any party hereto and may not be reborrowed.

(ii)

The Revolving Facility shall, subject to this Agreement, be available on a revolving basis from the Closing Date until the Revolving Facility Maturity Date, and the Borrower may borrow, repay and reborrow Cdn. Dollars or US Dollars, may issue, repay and re-issue Bankers’ Acceptances or BA Equivalent Advances and may obtain, cancel and re-obtain Letters of Credit thereunder, subject always to the proviso in Section 2.1(e).

(iii)

The KAPS Facility shall, subject to this Agreement, be available on a non-revolving basis from the Amendment Effective Date until the KAPS Facility Maturity Date by way of multiple Drawdowns. All principal repayments of the Outstanding Principal under the KAPS Facility shall permanently reduce the Total KAPS Facility Commitment by the amount of each such repayment (and each KAPS Facility Lender’s KAPS Facility Commitment shall automatically be permanently reduced by its Applicable Percentage thereof) without the requirement for further action by any party hereto and may not be reborrowed.

(iv)

The Operating Facility shall, subject to this Agreement, be available on a revolving basis from the Closing Date until the Operating Facility Maturity Date, and the Borrower may borrow, repay and reborrow Cdn. Dollars or US Dollars, may issue, repay and re-issue Bankers’ Acceptances or BA Equivalent Advances and may obtain, cancel and re-obtain Letters of Credit thereunder, subject always to the proviso in Section 2.1(e).

(g)	Purpose. All Drawdowns under:

(i)

the Term Loan Facility shall only be used to (A) partially finance the Purchase Transaction and repay the SemGroup Note on the Closing Date, and (B) at the option of the Borrower, finance costs, fees and expenses related to the Purchase Transaction and costs, fees and expenses related to the Credit Facilities and the Loan Documents;

(ii)	the KAPS Facility shall only be used to partially finance the construction of the KAPS Project by the KAPS JV; and

(iii)

each of the Revolving Facility and the Operating Facility shall be used to partially finance the Purchase Transaction (including costs and fees related thereto and costs, fees and expenses (including in connection with any original issue discount) related to the Credit Facilities and the Loan Documents), the repayment of the SemGroup Note on the Closing Date and for the general corporate purposes of the Borrower (including, for certainty, to fund the working capital requirements of the Borrower, issue Letters of Credit and to fund capital expenditures, Investments, and Permitted Distributions, but not to fund the acquisition of any assets, or equity interests of Persons which own assets, located outside of Canada).

(h)

Several Obligations of Lenders. No Lender shall be responsible for the Commitments of any other Lenders. The failure of a Lender to make available its share of any Advance in accordance with this Agreement shall not release any other Lender from its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Advances under any Credit Facility (based, in the case of the Revolving Facility and the Operating Facility, on the Equivalent Amount thereof in Cdn. Dollars) in excess of its applicable Commitment thereunder. The obligation of each Lender to make its Commitment available to the Borrower under a Credit Facility is a separate obligation between that Lender and the Borrower and such obligation is not the joint or the joint and several obligation of any other Lender.

2.2	Drawdowns – Notices and Limitations

The Borrower may request Drawdowns upon the following terms and conditions:

(a)	the Borrower may request a Drawdown under the Term Loan Facility (where applicable) or the Revolving Facility as follows:

(i)	in the case of a Prime Loan or a USBR Loan, by delivering a Drawdown Notice to the Agent before 1:00 p.m. (Toronto time) at least one (1) Banking Day prior to the requested Drawdown Date;

(ii)

in the case of a Bankers’ Acceptance or BA Equivalent Advance, by delivering a Drawdown Notice to the Agent before 1:00 p.m. (Toronto time) at least one (1) Banking Day prior to the requested Drawdown Date;

(iii)	in the case of a LIBO Rate Loan, by delivering a Drawdown Notice to the Agent before 1:00 p.m. (Toronto time) at least three (3) Banking Days prior to the requested Drawdown Date; and

(iv)	in the case of a Letter of Credit, by complying with Section 6.2;

(b)	the Borrower may request a Drawdown under the Operating Facility as follows:

(i)	in the case of a Prime Loan or a USBR Loan (other than by way of Overdraft), by delivering a Drawdown Notice to the Operating Lender before 1:00 p.m. (Toronto time) on the requested Drawdown Date;

(ii)

in the case of a Bankers’ Acceptance or BA Equivalent Advance, by delivering a Drawdown Notice to the Operating Lender before 12:00 noon (Toronto time) at least one (1) Banking Day prior to the requested Drawdown Date;

(iii)	in the case of a LIBO Rate Loan, by delivering a Drawdown Notice to the Operating Lender before 12:00 noon (Toronto time) at least three (3) Banking Days prior to the requested Drawdown Date;

(iv)	in the case of a Letter of Credit, by complying with Section 6.2; and

(v)	in the case of a Prime Loan or a USBR Loan by way of Overdraft, no Drawdown Notice is required;

(c)	the Borrower may request a Drawdown under the KAPS Facility as follows:

(i)	in the case of Prime Loan, by delivering a Drawdown Notice to the Agent before 1:00 p.m. (Toronto time) at least one (1) Banking Day prior to the requested Drawdown Date; and

(ii)

in the case of a Bankers’ Acceptance or BA Equivalent Advance, by delivering a Drawdown Notice to the Agent before 1:00 p.m. (Toronto time) at least one (1) Banking Day prior to the requested Drawdown Date;

(d)	each Drawdown by the Borrower shall be requested and made available in minimum amounts of not less than:

(i)	in the case of a Prime Loan or USBR Loan under the Revolving Facility, Cdn.$1,000,000 or US$1,000,000 and in multiples of Cdn.$100,000 or US$100,000, as applicable, thereafter;

(ii)	in the case of a Prime Loan or USBR Loan under the Operating Facility, Cdn.$ or US$500,000 and in multiples of Cdn.$ or US$100,000, as applicable, thereafter;

(iii)	in the case of a Prime Loan under the KAPS Facility, Cdn.$1,000,000 and in multiples of Cdn.$100,000 thereafter;

(iv)	in the case of a LIBO Rate Loan, US$1,000,000 and in multiples of US$100,000 thereafter;

(v)	in the case of Bankers’ Acceptances or BA Equivalent Advances under the Term Loan Facility, the Revolving Facility or the KAPS Facility, Cdn.$1,000,000 and in multiples of Cdn.$100,000 thereafter;

(vi)	in the case of Bankers’ Acceptances or BA Equivalent Advances under the Operating Facility, Cdn.$500,000 and in multiples of Cdn.$100,000 thereafter; and

(vii)	in the case of a Letter of Credit or an Operating Loan by way of Overdraft, no minimum amount applies; and

(e)	Drawdowns will only be made available if all applicable conditions precedent in Article 3 are or will be satisfied on or before the requested Drawdown Date.

2.3	Rollovers and Conversions – Notices and Limitations

(a)	The Borrower may request Rollovers and Conversions upon the following terms and conditions:

(i)

the Borrower may request a Rollover or Conversion by delivering a Conversion/Rollover/Repayment Notice with the same prior notice period that would apply if it were obtaining a Drawdown of the relevant type of Loan resulting from such Rollover or Conversion;

(ii)	the Borrower may request a Rollover or Conversion of part only of a Loan, provided that:

(A)	each Loan resulting from such Rollover or Conversion is not less than the relevant Drawdown minimum specified in Section 2.2(d);

(B)	any portion of an existing LIBO Rate Loan or Bankers’ Acceptances which is not rolled over or converted shall be repaid in accordance with the provisions hereof; and

(C)

the Borrower may not convert a portion only of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion as set forth in Section 2.2(d);

(iii)

in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, the Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency in which it was denominated and each Lender may make a further Advance to the Borrower in the Other Currency;

(iv)	a Rollover/Conversion shall not result in an increase in Outstanding Principal as increases in Outstanding Principal may only be effected by Drawdowns;

(v)

a Rollover or Conversion of a LIBO Rate Loan may occur only on the last day of the relevant Interest Period for such LIBO Rate Loan (unless the Borrower pays the breakage costs to the Lenders in accordance with Section 7.4(a));

(vi)	no Rollover of or Conversion into a LIBO Rate Loan, Bankers’ Acceptance or Letter of Credit may occur if a Default or Event of Default is then in existence; and

(vii)	a Rollover or Conversion of a Bankers Acceptance may occur only on the maturity date for such Bankers’ Acceptance.

(b)	In anticipation of the expiry of each Interest Period for each LIBO Rate Loan the Borrower shall do one or a combination of the following:

(i)	request a Rollover of all or part of such LIBO Rate Loan in accordance with Section 2.3(a);

(ii)	request a Conversion of all or part of such LIBO Rate Loan in accordance with Section 2.3(a); or

(iii)	repay all or part of such LIBO Rate Loan before 12:00 noon (Toronto time) on the last day of such Interest Period with notice in accordance with Section 7.2.

If and to the extent that the Borrower fails to so notify the Agent, or to so pay the relevant LIBO Rate Loan in accordance with the foregoing, the Borrower, in the case of a LIBO Rate Loan, shall be deemed to have requested a Conversion into a USBR Loan, in each case in an amount equal to that portion of the LIBO Rate Loan which is not rolled over, converted or repaid.

(c)

In anticipation of the maturity of any Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(i)

(A) request a Rollover of the maturing Bankers’ Acceptances in accordance with Section 2.3(a), and (B) on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders any amount that the Borrower is required to pay under Section 5.4;

(ii)

(A) request a Conversion of the maturing Bankers’ Acceptances to another type of Loan in accordance with Section 2.3(a), and (B) on the maturity date of the maturing Bankers’ Acceptances pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances; or

(iii)

on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances with notice in accordance with Section 7.2.

If and to the extent that the Borrower fails to notify the Agent or pay the relevant Bankers’ Acceptances in accordance with the foregoing, the Borrower shall be deemed to have requested a Conversion into a Prime Loan in an amount equal to that portion of the Bankers’ Acceptances which is not rolled over, converted or repaid.

2.4	Optional Reduction of Commitments

The Borrower may, at its option, permanently reduce the Commitments under any Credit Facility by cancelling all or any part of the undrawn portion of such Credit Facility, provided that:

(a)	the Borrower shall provide the Agent with at least three (3) Banking Days’ prior written notice of any such cancellation (or such shorter period as the Agent may agree);

(b)	each such cancellation shall be a minimum of Cdn.$5,000,000 and in whole multiples of Cdn.$1,000,000 thereafter;

(c)	any such cancellation shall be allocated among the Lenders based on their respective Applicable Percentages under the applicable Credit Facility at the time of cancellation; and

(d)

any cancellation notice shall be irrevocable and shall be in a form reasonably satisfactory to the Agent, acting reasonably; provided, that such cancellation notice may be conditioned on the effectiveness of one or more transactions, including the effectiveness of one or more credit facilities.

2.5	Loans – General

(a)	Loans shall be made in such currency and at the time and in the manner requested by the Borrower, subject to this Agreement and upon fulfilment of all conditions precedent to the making of such Loans.

(b)	No Loans shall be made except on a Banking Day.

(c)

All payments by the Lenders hereunder shall be made to the Agent at the Agent’s Branch in immediately available freely transferable funds in the applicable currency by no later than 2:00 p.m. (Toronto time) on the relevant Drawdown Date. All payments by the Borrower hereunder shall be made to the Agent at the Agent’s Branch in immediately freely transferable funds by no later than 12:00 noon (Toronto time) on the relevant Drawdown Date. The Borrower shall open and maintain the Borrower’s Accounts for the purpose of receiving Advances and making payments, repayments and prepayments under this Agreement.

(d)

The Agent shall open and maintain books of account or electronically stored records evidencing all Advances and all other amounts owing by the Borrower to the Lenders hereunder. The Agent shall enter in the foregoing books of account details of all applicable amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing books of account shall constitute prima facie evidence of the Outstandings owing from time to time by the Borrower to the Agent and the Lenders hereunder, absent manifest error.

(e)

The Operating Lender shall open and maintain separate books of account or electronically stored records evidencing all Operating Loans and all other amounts owing by the Borrower to the Operating Lender hereunder. The Operating Lender shall enter in the foregoing books of account details of all applicable amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing books of account shall constitute prima facie evidence of the Outstandings owing from time to time by the Borrower to the Operating Lender hereunder, absent manifest error.

2.6	Loans – Inter-Lender Arrangements

(a)

Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from the Borrower under the Term Loan Facility, the Revolving Facility or the KAPS Facility, the Agent shall promptly advise each Applicable Lender of the date, amount and other particulars with respect to such Drawdown, Conversion or Rollover and the amount of each Lender’s Applicable Percentage thereof.

(b)

Subject to prior satisfaction of the applicable conditions precedent set forth in Article 3, each Term Lender, Revolving Lender or KAPS Facility Lender shall remit its Applicable Percentage of each requested Advance under the Term Loan Facility, the Revolving Facility or the KAPS Facility to the Agent’s Accounts on the relevant Drawdown Date, Rollover Date or Conversion Date for same day value. Subject to Section 15.11, the Agent shall make such funds available to the Borrower by crediting the Borrower’s Accounts for same day value on such Drawdown Date, Rollover Date or Conversion Date.

(c)

Subject to prior satisfaction of the applicable conditions precedent set forth in Article 3, the Operating Lender shall make each requested Advance (other than by way of Overdraft) under the Operating Facility available to the Borrower on the relevant Drawdown Date, Rollover Date or Conversion Date by crediting the Borrower’s Accounts for same day value on such Drawdown Date, Rollover Date or Conversion Date.

2.7	Extension of Applicable Maturity Date

(a)

The Borrower may, at its option, by delivering to the Agent a written extension request (in this Section 2.7, an “Extension Request”) within 90 days to 45 days prior to the anniversary of the Closing Date in each year, request that the Lenders extend the Applicable Maturity Date of any Credit Facility; provided that the new Applicable Maturity Date of such Credit Facility cannot be more than five (5) years after the effective date of such extension; and provided further that this request cannot be made more than once in each calendar year following the Closing Date.

(b)

Promptly after receipt from the Borrower of an executed Extension Request in respect of a Credit Facility, the Agent shall deliver to each Applicable Lender a copy of such Extension Request, and each such Lender may, on or before the date (the “Election Date”) that is thirty (30) days after the date on which the Agent received the Extension Request, advise the Agent in writing: (i) whether such Lender will agree to extend the Applicable Maturity Date; and (ii) if such Lender will agree to extend the Applicable Maturity Date, the amount, if any, by which such Lender is prepared to increase its Commitment in the event the Borrower proposes to cause the Commitment of a Non-Extending Lender (as defined below) to be assigned; provided that if any such Lender fails to so advise the Agent by the Election Date, then such Lender shall be deemed to have advised the Agent that it will not agree to extend the Applicable Maturity Date. The Agent shall promptly notify the Borrower if any such Lender advises (or is deemed to advise) that it will not agree to extend the Applicable Maturity Date. Subject to the provisions of Section 2.7(d), the Agent shall only extend the Applicable Maturity Date upon the agreement of the Applicable Lenders holding at least 50% of the aggregate Commitments of all of the Applicable Lenders under such Credit Facility at such time and such extension shall apply only to those Applicable Lenders which provided their agreement to such extension (the “Extending Lenders”). The determination of each such Lender whether or not to agree to extend the Applicable Maturity Date shall be made by each individual Lender in its sole discretion.

(c)

As soon as all the Applicable Lenders have advised, or are deemed to have advised, the Agent as to whether or not they agree to extend the Applicable Maturity Date of a Credit Facility, but in any event within two (2) Banking Days after the Election Date, the Agent shall either:

(i)

deliver to the Borrower (with a copy to each Lender) a written extension (an “Extension Notice”) signed by the Agent setting forth the new Applicable Maturity Date for each Applicable Lender that is an Extending Lender in respect of the most recent Extension Request resulting from that extension; or

(ii)	notify the Borrower that the Extension Request has been denied.

If the Extension Request in respect of a Credit Facility is approved by Applicable Lenders holding at least 50% of the aggregate Commitments of all of the Applicable Lenders but by less than all of the Applicable Lenders, then the Agent shall also advise the Borrower of which Applicable Lender(s) did not agree to the Extension Request (each, a “Non-Extending Lender”), the amount of each Non-Extending Lender’s Commitment and the amount, if any, by which each Extending Lender is prepared to increase its Commitment in the event the Borrower proposes to cause the Commitment of a Non-Extending Lender to be assigned.

(d)

The failure of the Agent to deliver an Extension Notice or to notify the Borrower of the denial of the Extension Request within two (2) Banking Days after the Election Date, as provided in Section 2.7(c)(i), shall be conclusively deemed to be notification by the Agent of the denial of the Extension Request.

(e)

Upon the delivery by the Agent to the Borrower of an Extension Notice in respect of a Credit Facility in accordance with Section 2.7(c)(i), the Applicable Maturity Date for each of the Extending Lenders shall be extended, with effect from the date specified in the Extension Notice, to a date that is one (1) or more years, as applicable, later than the then current Applicable Maturity Date for each of those Extending Lenders, as specified in such Extension Notice.

(f)

If an Extension Request in respect of a Credit Facility is approved by Applicable Lenders holding at least 50% of the aggregate Commitments of all of the Lenders whose Applicable Maturity Date is to be extended but there are Non-Extending Lenders, then the Borrower may, on or prior to the earlier of the next anniversary of the date hereof and the Applicable Maturity Date of the applicable Non-Extending Lender (failing which the Extension Request shall be deemed to be denied), either:

(i)	advise the Agent in writing of its determination to not extend the Applicable Maturity Date;

(ii)	elect to extend the then current Applicable Maturity Date for the requested additional period, such extension applying only to the Extending Lenders;

(iii)

require a Non-Extending Lender to assign all of its rights, benefits and interests under the Loan Documents relating to its Commitment thereunder, its Commitment thereunder and the related share of all Outstandings which are then outstanding (collectively, the “Assigned Interests”) to (A) any Extending Lenders which have agreed to increase their Commitments and purchase Assigned Interests, and (B) to the extent the Assigned Interests are not transferred to Extending Lenders, financial institutions selected by the Borrower and acceptable to the Agent and the Fronting Lender(s), each acting reasonably. Such assignments shall be effective upon the earlier of the next anniversary of the date hereof and the Applicable Maturity Date in respect of such Non-Extending Lender; provided, however, that prior to such effective date the applicable parties shall execute Assignment and Assumption and the relevant assignee shall pay to the relevant Non-Extending Lender (in immediately available funds) an amount equal to its share of all Outstandings being assigned. The relevant Non-Extending Lender shall not be required to pay to the Agent the transfer fee contemplated in Section 16.2(b)(v) in connection with an assignment of Assigned Interests pursuant to this Section 2.7(f). Upon such assignment and transfer, the Non-Extending Lender shall have no further right, interest or obligation in respect of such Credit Facility and the assignee thereof shall succeed to the position of such Non-Extending Lender (X) to the extent of such assignment as if the same was an original party hereto in the place and stead of such Non-Extending Lender; and (Y) as if such assignee had agreed to extend the Applicable Maturity Date in accordance with this Section 2.7; or

(iv)

to the extent that the Borrower has not caused any Non-Extending Lender to assign its rights and interests to an Extending Lender or other financial institution as provided above, the Borrower may, notwithstanding any other provision hereof, repay to such Non-Extending Lender its share of all Outstandings then outstanding under the applicable Credit Facility, without making corresponding repayment to the Extending Lenders and, upon provision satisfactory to the relevant Non-Extending Lender (acting reasonably) being made for payment at maturity of all outstanding Bankers’ Acceptances accepted by such Lender and all outstanding LIBO Rate Loans made by such Lender, the Borrower may cancel such Lender’s Commitment under such Credit Facility. Upon completion of the foregoing, such Non-Extending Lender shall have no further right, interest, benefit or obligation in respect of such Credit Facility and the total Commitments under such Credit Facility shall be reduced by the amount of such Non-Extending Lender’s cancelled Commitment.

(g)	The extension of the Applicable Maturity Date in respect of any Applicable Lender under a Credit Facility is subject to the conditions that:

(i)

on the date that the extension occurs, the Extending Lenders are satisfied that no Default or Event of Default has occurred and is continuing and each extension of the Applicable Maturity Date shall be deemed to constitute a representation and warranty by the Borrower to the Lenders as to the matters described above; and

(ii)

Schedule A hereto is revised, as required, to reflect the applicable Commitments of the Extending Lenders under such Credit Facility and, if applicable, any new Lenders, and this Credit Agreement is otherwise amended as required to reflect any applicable reductions or changes in the Commitments of the Applicable Lenders.

(h)

Subject to Section 7.1 and Section 12.2, all Outstandings owing under or in respect of a Credit Facility for each Applicable Lender shall be repaid or paid, as the case may be, in full by the Borrower to that Lender and shall be reduced to zero on the Applicable Maturity Date applicable to such Commitment.

2.8	Hedging and Bilateral LCs With Lenders

(a)

Subject to the hedging restrictions in Section 9.3(i), each Hedge Lender may elect to enter into Hedge Agreements with the Borrower or any other Obligors, and all Lender Hedge Obligations shall at all times be secured on a pari passu basis with the other Lender Secured Obligations; provided that any Lender that enters into a Hedge Agreement in good faith and without actual knowledge of a contravention of the hedging restrictions in Section 9.3(i) shall be entitled to the benefit of any Obligor Guarantee and Security Documents on a pari passu basis regardless of any contravention of such negative covenant (and any Hedge Lender shall be conclusively entitled to rely upon a certificate of the Borrower which certifies that any Hedge Agreement will not contravene the hedging restrictions in Section 9.3(i)).

(b)

Subject to the proviso in clause (h) of the definition of ‘Permitted Debt’, each Bilateral LC Facility Lender may elect to enter into Bilateral LC Facility Agreements with the Borrower or any other Obligors, and all Bilateral LC Facility Obligations in respect of Bilateral LCs issued while such Bilateral LC Facility Lender is a Lender hereunder (and extensions thereof) shall at all times be secured on a pari passu basis with the other Lender Secured Obligations; provided that any Lender that enters into a Bilateral LC Facility Agreement in good faith and without actual knowledge of a contravention of the proviso in clause (h) of the definition of ‘Permitted Debt’ shall be entitled to the benefit of any Obligor Guarantee and Security Documents on a pari passu basis regardless of any contravention of such restrictions (and any Bilateral LC Facility Lender shall be conclusively entitled to rely upon a certificate of the Borrower which certifies that any Bilateral LC Facility Agreement will not contravene the proviso in clause (h) of the definition of ‘Permitted Debt’).

2.9	Increase in Credit Facilities

The Borrower may at any time and from time to time add additional financial institutions hereunder as Revolving Lenders or Term Lenders or, with the consent of the Applicable Lender, increase the Revolving Commitment or the Term Commitment of a Lender and, in each case, thereby increase the Total Revolving Commitment or Total Term Commitment, provided that, at the time of any such addition or increase:

(a)	no Default or Event of Default has occurred and is continuing;

(b)

the Borrower shall have delivered to the Agent an Officer’s Certificate confirming the accuracy of clause (a) above and confirming (i) the corporate authorization of the Borrower to make such increase, (ii) the truth and accuracy of the representations and warranties of the Borrower contained in this Agreement as of such date, and (iii) that no consents, approvals or authorizations from any Person are required for such increase (except as have been unconditionally obtained and are in full force and effect, unamended), each as at the effective date of such increase in the maximum principal amount of the applicable Credit Facility, and attaching a certified copy of a directors’ resolution of the Borrower authorizing any such increase (which authorization may be contained in an existing directors’ resolution authorizing this Agreement);

(c)	after giving effect to each such increase, the Total Commitment shall not exceed Cdn.$1,600,000,000; and

(d)

the Agent and, if applicable, each Fronting Lender have each consented to such financial institution becoming a Lender or, in the case of an existing Lender, increasing its Commitment, such consents not to be unreasonably withheld; and

concurrently with the addition of a financial institution as an additional Lender or the increase of a Lender’s Commitment pursuant to this Section 2.9, such financial institution or Lender, as the case may be, shall purchase from each Lender, such portion of the Outstanding Principal owed to each Lender under the applicable Credit Facility as may be required by the Agent, acting reasonably, and as is necessary to ensure that the Outstanding Principal owed to all Lenders under the applicable Credit Facility and including therein such additional financial institution and the increased Commitment of any Lender under such Credit Facility, are in accordance with the Lender’s Applicable Percentage of all such Lenders (including the new financial institution and the increased Commitment of any Lender) and such financial institution shall execute such documentation as is required by the Agent, acting reasonably, to novate such financial institution as a Lender hereunder; provided that with respect to any portion of such Outstanding Principal which is outstanding by way of Bankers’ Acceptances, the new financial institution or such Lender shall provide an indemnity to the other Lenders in order to ensure such Bankers’ Acceptances are outstanding in accordance with the new Applicable Percentage. In addition to and without limiting the foregoing, the Agent shall (and is hereby authorized by all parties to) amend Schedule A hereto from time to time to reflect and give effect to the foregoing.

2.10	Hostile Acquisitions

(a)

In the event the Borrower wishes to utilize proceeds of one or more Loans under the Revolving Facility or the Operating Facility after the Closing Date to, or to provide funds to any Subsidiary to, finance an offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding securities of any Person (the “Target”) which constitutes a “take-over bid” pursuant to applicable securities legislation, including the Canada Business Corporations Act if the Target is governed thereby, and the board of directors of that Person, or other body serving similar functions, has not approved the offer or recommended to the equityholders of the Target that they sell their equity interests pursuant to the proposed offer (in any case, a “Take-over”), then either:

(i)

prior to or concurrently with delivery to the Agent or the Operating Lender of any Drawdown Notice pursuant to Section 2.2 requesting one or more Loans under the Revolving Facility or the Operating Facility, the proceeds of which are to be used to finance such Take-over, the Borrower shall provide to the Agent evidence satisfactory to the Agent (acting reasonably) that the board of directors or like body of the Target, or the holders of all of the securities of the Target, has or have approved, accepted, or recommended to security holders acceptance of, the Take-over; or

(ii)	the following steps shall be followed:

(A)

at least five (5) Banking Days prior to the delivery to the Agent or the Operating Lender of any Drawdown Notice pursuant to Section 2.2 requesting one or more Loans intended to be used to finance such Take-over, the Borrower shall advise the Agent, who shall promptly advise an appropriate officer of each Revolving Lender under the Revolving Facility or Operating Lender under the Operating Facility, as applicable, of the particulars of such Take-over in sufficient detail to enable each such Lender (the “Notified Lender”) to determine whether it has a conflict of interest if Loans from such Lender are used by the Borrower to finance such Take-over;

(B)

within three (3) Banking Days of being so advised, each Notified Lender shall notify the Agent of such Notified Lender’s determination as to whether such a conflict of interest exists (such determination to be made by such Notified Lender in the exercise of its sole discretion, having regard to such considerations as it deems appropriate); provided that in the event such Notified Lender does not so notify the Agent within such three (3) Banking Day period, such Notified Lender shall be deemed to have notified the Agent that it has no such conflict of interest; and

(C)	the Agent shall promptly notify the President or Chief Financial Officer of the Borrower of each Notified Lender’s determination;

and in the event that any Notified Lender has such a conflict of interest (an “Affected Lender”), then upon the Agent so notifying the Borrower, the Affected Lender shall have no obligation to provide Loans to finance such Take-over, notwithstanding any other provision of this Credit Agreement to the contrary; provided however that each other Notified Lender (a “Non-Affected Lender”) which has, or is deemed to have, no such conflict of interest shall have an obligation, up to the amount of its Commitment under the Revolving Facility, to provide Loans to finance such Take-over, and Loans to finance such Take-over shall be provided by each Non-Affected Lender in accordance with the ratio, determined prior to the provision of any Loans to finance such Take-over, that the Commitment of such Non-Affected Lender under the Revolving Facility bears to the aggregate of the Commitments of all the Non-Affected Lenders under the Revolving Facility.

(b)

If Loans are used after the Closing Date to finance a Take-over and there are Affected Lenders under the Revolving Facility, subsequent Loans under the Revolving Facility shall be funded firstly by such Affected Lenders, and subsequent repayments under the Revolving Facility shall be applied firstly to Non-Affected Lenders, in each case, until such time as the proportion that the amount of each Lender’s Outstanding Principal under the Revolving Facility bears to the amount of the total Outstanding Principal under the Revolving Facility of all Lenders is equal to such proportion which would have been in effect but for the application of this Section 2.10.

Article 3

CONDITIONS PRECEDENT

3.1	Conditions for Effectiveness

As conditions precedent to this Agreement becoming effective, the following conditions shall be satisfied:

(a)	Loan Documents. The Agent (or its counsel) shall have received (as applicable):

(i)	this Agreement, duly executed and delivered by an Authorized Officer(s) of the Borrower; and

(ii)	the Confirmation, duly executed and delivered by an Authorized Officer(s) of each of the Borrower and the Parent Pledgors.

(b)	Borrower Certificate. The Agent has received a certificate of the Borrower certifying that:

(i)

the representations and warranties set forth in Section 8.1 (excluding those representations and warranties which are expressly made as of a specific date only) are true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date;

(ii)	no Default or Event of Default shall have occurred and be continuing; and

(iii)

no event, circumstance or condition has occurred and is continuing since the date of the most recent set of Financial Statements delivered to the Agent pursuant to Section 9.1(a) of the Existing Credit Agreement which has had, or would reasonably be expected to have, a Material Adverse Effect.

(c)

Closing Certificates. The Agent (or Lenders’ Counsel) shall have received, in form and substance satisfactory to the Agent, acting reasonably, a certificate of the Borrower and each Parent Pledgor as of the Amendment Effective Date, certified by a secretary or other Authorized Officer of the Borrower or each such Parent Pledgor (or in the case of a Parent Pledgor that is a partnership, certified on behalf of such Parent Pledgor by a secretary or other Authorized Officer of a general partner of such partnership), dated as of the Amendment Effective Date, including:

(i)

to the extent such documents have been modified since the Closing Date, the certificate and articles of formation, organization, incorporation, or amalgamation (or similar) as applicable, of the Borrower or such Parent Pledgor (together with all amendments thereto) or, to the extent that such documents have not been modified since the Closing Date, a certification of same;

(ii)

to the extent such documents have been modified since the Closing Date, the by-laws for the Borrower or such Parent Pledgor as in effect on the date on which the resolutions referred to below were adopted or, to the extent that such documents have not been modified since the Closing Date, a certification of same;

(iii)

in the case of a Parent Pledgor that is a partnership, and to the extent such document has been modified since the Closing Date, the partnership agreement providing for the organization of such partnership or, to the extent that such document has not been modified since the Closing Date, a certification of same;

(iv)

to the extent such documents have been modified since the Closing Date, the USA and any unanimous shareholders’ agreement or declaration of sole shareholder binding upon such Parent Pledgor, if any or, to the extent that such documents have not been modified since the Closing Date, a certification of same;

(v)

resolutions of the governing body of the Borrower approving the execution, delivery and performance of this Agreement and the Confirmation and any other documents to be delivered hereunder and thereunder, and of all documents evidencing other necessary corporate action;

(vi)

resolutions of the governing body of such Parent Pledgor (or in the case of a partnership, of its general partner) approving the execution, delivery and performance of the Confirmation and any other documents to be delivered thereunder, and of all documents evidencing other necessary corporate or partnership action; and

(vii)

a certification that the names and signatures of the officers of the Borrower or such Parent Pledgor (or in the case of a partnership, of its general partner) authorized to sign each of this Agreement and the Confirmation and any other documents to be delivered hereunder and thereunder are true and correct.

(d)

Good Standing Certificates. The Agent (or Lenders’ Counsel) shall have received a certificate of status or good standing certificate (or equivalent) for the Borrower and the Parent Pledgors from each of their respective jurisdictions of organization.

(e)

Legal Opinions. The Agent shall have received legal opinions from Borrower’s Counsel and Lenders’ Counsel, in respect of the Obligors, and from counsel to each of the Parent Pledgors, each in form and substance reasonably satisfactory to the Agent, acting reasonably.

(f)

KYC and AML. The Agent shall have received at least four (4) Banking Days prior to the Amendment Effective Date all documentation and other information about the Borrower and the other Obligors as shall have been reasonably requested in writing by the Agent (on behalf of any KAPS Facility Lender) at least 10 Banking Days prior to the Amendment Effective Date and as is mutually agreed to be required by Canadian and U.S. regulatory authorities under Canadian and U.S. “know your customer” and anti-money laundering rules and regulations, including AML Legislation and internal compliance requirements of each KAPS Facility Lender.

(g)

Fees and Expenses. All fees required to be paid by the Borrower to the Agent or the Lenders on the Amendment Effective Date, and all reasonable out-of-pocket expenses of the Agent required to be paid on the Amendment Effective Date to the extent such expenses are invoiced at least three (3) Banking Days prior to the Amendment Effective Date (except as otherwise reasonably agreed by the Borrower), shall have been paid.

3.2	Conditions for Drawdowns under Revolving Facility and Operating Facility

As conditions precedent to the making of any Drawdown under the Revolving Facility or the Operating Facility, the following conditions shall be satisfied:

(a)	the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the applicable Drawdown;

(b)

the representations and warranties set forth in Section 8.1 (excluding those representations and warranties which are expressly made as of a specific date only) shall be true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date of the requested Drawdown;

(c)	no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of a Default or Event of Default on a Pro Forma Basis; and

(d)

after giving effect to the requested Drawdown, the Outstanding Principal under the applicable Credit Facility shall not exceed the Total Revolving Commitment or the Operating Commitment, as applicable.

3.3	Conditions for Initial Drawdown under KAPS Facility

As conditions precedent to the making of the initial Drawdown under the KAPS Facility, the following conditions shall be satisfied:

(a)	the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the applicable Drawdown;

(b)

(i) the Security over the Equity Securities of the KAPS Holdco Parties shall have been perfected by possession by the Agent of the applicable share and partnership interest certificates and related endorsements in blank, and the Agent shall have received a legal opinion from Borrower’s Counsel in respect of such perfection, in form and substance reasonably satisfactory to the Agent, acting reasonably; (ii) all financing statements, notices, instruments and other documents (electronic or otherwise), which are necessary or desirable (as determined by the Agent or Lenders’ Counsel, acting reasonably) to be filed, registered or recorded to evidence the Liens intended to be created by any Security Document creating such Security and perfect such Liens to the extent required by, and with the priority required by, this Agreement or such Security Document shall have been made and completed; and (iii) the Agent (or Lenders’ Counsel) shall have received results of a recent lien search in each of the jurisdictions where each KAPS Holdco Party is subsisting, and such search shall reveal no Liens on any of their Equity Securities except for Liens permitted under this Agreement or discharged on or prior to the Initial KAPS Facility Drawdown Date pursuant to documentation reasonably satisfactory to the Agent.

(c)	there shall have been no amendment to the KAPS CO&O that is materially adverse to the interests of the KAPS Facility Lenders, without the prior written consent of the Agent (acting reasonably);

(d)

no event, circumstance or condition has occurred and is continuing since the date of the most recent set of financial statements of the Borrower delivered to the Agent pursuant to Section 9.1(a) which has had, or would reasonably be expected to have, a Material Adverse Effect or a KAPS Material Adverse Effect;

(e)

the representations and warranties set forth in Sections 8.1 and 8.2 (excluding those representations and warranties which are expressly made as of a specific date only) are true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of the Initial KAPS Facility Drawdown Date; and

(f)

the Agent (or Lenders’ Counsel) shall have received, in form and substance satisfactory to the Agent, acting reasonably, a certificate of the Borrower as of the Initial KAPS Facility Drawdown Date, certified by a secretary or other Authorized Officer of the Borrower, dated as of the Initial KAPS Facility Drawdown Date, including:

(i)	the certificate and articles of formation, organization, incorporation, or amalgamation (or similar) as applicable, of each KAPS Holdco Party (together with all amendments thereto);

(ii)	the by-laws for each KAPS Holdco Party as in effect on the date on which the resolutions referred to below were adopted;

(iii)	in the case of the KAPS Holdco the partnership agreement providing for the formation of the KAPS Holdco;

(iv)	any unanimous shareholders’ agreement or declaration of sole shareholder binding upon any KAPS Holdco Party;

(v)

resolutions of the governing body of each KAPS Holdco Party (or in the case of the KAPS Holdco, of its general partner) approving the execution, delivery and performance of each KAPS Material Document to which it is a party and any other documents to be delivered thereunder, and of all documents evidencing other necessary corporate or partnership action; and

(vi)

a certification that the names and signatures of the officers of each KAPS Holdco Party (or in the case of the KAPS Holdco, of its general partner) authorized to sign each of this KAPS Material Document to which it is a party and any other documents to be delivered thereunder and any other documents to be delivered hereunder and thereunder are true and correct;

(g)	a certificate of status, good standing certificate or partnership search (or equivalent) for each KAPS Holdco Party from each of their respective jurisdictions of organization;

(h)

all environmental and regulatory approvals required in respect of the KAPS Material Documents and necessary to commence the construction of the KAPS Project shall have been obtained, and all other transactions contemplated to occur on or prior to the Initial KAPS Facility Drawdown Date by the KAPS Material Documents shall have been consummated in all material respects in accordance with the KAPS Material Documents and without any waivers of any conditions precedent which (i) are materially adverse to the interests of the KAPS Facility Lenders and (ii) have not been approved by the Agent and the KAPS Facility Lenders (each acting reasonably), and the KAPS CO&O and such other KAPS Material Documents necessary to be in place as of the Initial KAPS Facility Drawdown Date shall be in full force and effect;

(i)

the Agent shall have received the KAPS Project construction schedule and budget, in form and substance reasonably satisfactory to the Agent and the KAPS Facility Lenders, and the Eligible Engineer shall have concluded a review of such schedule and budget, such review to be reasonably satisfactory to the Agent and the KAPS Facility Lenders;

(j)

the Eligible Engineer shall have completed an assessment of environmental and social impacts of the KAPS Project, any report in respect of such assessment to be in form and substance reasonably satisfactory to the Agent and the KAPS Facility Lenders;

(k)	the Eligible Engineer shall have delivered the EPAC to the Agent;

(l)	no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of a Default or Event of Default on a Pro Forma Basis;

(m)

all fees required to be paid by the Borrower to the Agent or the Lenders on or prior to the Initial KAPS Facility Drawdown Date shall have been paid (or satisfactory arrangements shall have been made for such payment); and

(n)	as of the Initial KAPS Facility Drawdown Date, the Pro Forma KAPS Debt to KAPS Equity Ratio shall not be greater than 1.00 to 1.00.

3.4	Conditions for Subsequent Drawdowns under KAPS Facility

As conditions precedent to the making of any Drawdown under the KAPS Facility after the Initial KAPS Facility Drawdown Date, the following conditions shall be satisfied:

(a)	the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the applicable Drawdown;

(b)

the representations and warranties set forth in Sections 8.1 and 8.2 (excluding those representations and warranties which are expressly made as of a specific date only) shall be true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date of the requested Drawdown;

(c)	no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of a Default or Event of Default on a Pro Forma Basis; and

(d)	after giving effect to the requested Drawdown, the Pro Forma KAPS Debt to KAPS Equity Ratio shall not be greater than 1.00 to 1.00.

3.5	Waiver

(a)

The conditions set forth in Section 3.1 are inserted for the sole benefit of the Lenders and the Agent and may only be waived by all of the Lenders, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown.

(b)

The conditions set forth in Sections 3.2 through 3.4 are inserted for the sole benefit of the Applicable Lenders and the Agent and may only be waived by all of the Revolving Lenders (or, in the case of the Operating Facility, the Operating Lender) or the KAPS Facility Lenders, as applicable, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown.

Article 4

PAYMENTS OF INTEREST AND FEES

4.1	Interest on Prime Loans

The Borrower shall pay interest to the Agent on behalf of each Applicable Lender on each Prime Loan outstanding from time to time under the Term Loan Facility, the Revolving Facility or the KAPS Facility, at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. The Borrower shall pay interest to the Operating Lender on each Prime Loan outstanding from time to time under the Operating Facility at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable quarterly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Prime Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

4.2	Interest on USBR Loans

The Borrower shall pay interest in US Dollars to the Agent on behalf of each Revolving Lender on each USBR Loan outstanding from time to time under the Revolving Facility at a rate per annum equal to the US Base Rate in effect from time to time plus the Applicable Margin. The Borrower shall pay interest to the Operating Lender on each USBR Loan outstanding from time to time under the Operating Facility at a rate per annum equal to the US Base Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable quarterly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the USBR Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the US Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

4.3	Interest on LIBO Rate Loans

The Borrower shall pay interest to the Agent on behalf of each Revolving Lender on each LIBO Rate Loan outstanding under the Revolving Facility during each Interest Period applicable thereto at a rate per annum, calculated on the basis of a 360 day year, equal to the LIBO Rate with respect to such Interest Period plus the Applicable Margin. The Borrower shall pay interest to the Operating Lender on each LIBO Rate Loan outstanding under the Operating Facility during each Interest Period applicable thereto at a rate per annum, calculated on the basis of a 360 day year, equal to the LIBO Rate with respect to such Interest Period plus the Applicable Margin. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the LIBO Rate Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

4.4	Stamping Fees

Upon the acceptance by an Applicable Lender of a Bankers’ Acceptance, the Borrower shall pay to the Agent for the account of such Applicable Lender a stamping fee in Cdn. Dollars equal to the Applicable Margin calculated on the principal amount at maturity of such Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance and calculated on the basis of the actual number of days elapsed in a year of 365 days.

4.5	LC and Related Fees

(a)

The Borrower shall pay to the Agent for the account of the Revolving Lenders, pro rata in accordance with their respective Applicable Percentages, the LC Fee for each Revolving Letter of Credit issued at the request of the Borrower equal to the Applicable Margin multiplied by the daily maximum amount then available to be drawn under such Revolving Letter of Credit (whether or not such maximum amount is then in effect under such Revolving Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Revolving Letter of Credit); provided, however, that any LC Fees otherwise payable for the account of a Defaulting Lender with respect to any Revolving Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Fronting Lender pursuant to Section 16.11(d) shall be payable, to the maximum extent permitted by Applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Revolving Letter of Credit pursuant to Section 16.11(d), with the balance of such LC Fee, if any, payable to the Fronting Lender for its own account. The LC Fee for each Revolving Letter of Credit shall be payable quarterly in arrears, on the basis of the number of days such Revolving Letter of Credit was outstanding in a year of 365 days, on the fifth Banking Day of each Fiscal Quarter following the issuance of such Revolving Letter of Credit and upon termination or cancellation of the Total Revolving Commitment and following receipt of a written notice from the Agent setting out the amount of such fee.

(b)

The Borrower shall pay to the Operating Lender the LC Fee for each Operating Letter of Credit issued at the request of the Borrower equal to the Applicable Margin multiplied by the daily maximum amount then available to be drawn under such Operating Letter of Credit (whether or not such maximum amount is then in effect under such Operating Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Operating Letter of Credit). The LC Fee for each Operating Letter of Credit shall be payable quarterly in arrears, on the basis of the number of days such Operating Letter of Credit was outstanding in a year of 365 days, on the fifth Banking Day of each Fiscal Quarter following the issuance of such Operating Letter of Credit and upon termination or cancellation of the Operating Commitment and following receipt of a written notice from the Operating Lender setting out the amount of such fee.

(c)

In addition to the LC Fee, the Borrower shall pay directly to the Fronting Lender for its own account a Fronting Fee calculated at a rate per 365 day period equal to the rate to be agreed upon in writing by the Borrower and the Fronting Lender on or before each anniversary of the Closing Date, which shall be computed on the daily amount available to be drawn under such Letter of Credit and paid on a quarterly basis in arrears. Such Fronting Fee shall be due and payable on the fifth Banking Day of each April, July, October and January in respect of the immediately preceding Fiscal Quarter (or portion thereof, in the case of the first payment) and following receipt of a written notice from the Agent setting out the amount of such fee, commencing with the first such date to occur after the issuance of such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8.

(d)

In addition to the above fees, the Borrower shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five (5) Banking Days of demand and are non-refundable, except as otherwise agreed by the Issuing Bank.

4.6	Standby Fees

(a)

Revolving Facility. The Borrower shall pay to the Agent for the account of each Revolving Lender a standby fee in Cdn. Dollars calculated at a rate per annum equal to the Applicable Margin (based on a year of 365 days) on the amount, if any, for each day by which the amount of the Outstanding Principal owing to such Revolving Lender under the Revolving Facility is less than the Revolving Commitment of such Revolving Lender. Fees determined in accordance with this Section 4.6(a) shall accrue daily from the first day of each Fiscal Quarter until the last day of each Fiscal Quarter and be payable quarterly in arrears on the fifth Banking Day of each Fiscal Quarter and following receipt of a written notice from the

Agent setting out the amount of such fee, until the earlier of (i) cancellation in full of the undrawn portion of the Revolving Facility and (ii) the Revolving Facility Maturity Date. In order to calculate the daily Outstanding Principal under this Section 4.6(a) for any day in a calendar quarter, the Agent shall convert any Revolving Loans in US Dollars into the Equivalent Amount of Cdn. Dollars.

(b)

Operating Facility. The Borrower shall pay to the Operating Lender a standby fee in Cdn. Dollars calculated at a rate per annum equal to the Applicable Margin (based on a year of 365 days) on the amount, if any, for each day by which the amount of the Outstanding Principal under the Operating Facility is less than the Operating Commitment. Fees determined in accordance with this Section 4.6(b) shall accrue daily from the first day of each Fiscal Quarter until the last day of each Fiscal Quarter and be payable quarterly in arrears on the fifth Banking Day of each Fiscal Quarter and following receipt of a written notice from the Agent setting out the amount of such fee, until the earlier of (i) cancellation in full of the undrawn portion of the Operating Facility and (ii) the Operating Facility Maturity Date. In order to calculate the daily Outstanding Principal under this Section 4.6(b) for any day in a calendar quarter, the Operating Lender shall convert any Operating Loans in US Dollars into the Equivalent Amount of Cdn. Dollars.

(c)

KAPS Facility. The Borrower shall pay to the Agent for the account of each KAPS Facility Lender a standby fee in Cdn. Dollars calculated at a rate per annum equal to the Applicable Margin (based on a year of 365 days) on the amount, if any, for each day by which the amount of the Outstanding Principal owing to such KAPS Facility Lender under the KAPS Facility is less than the KAPS Facility Commitment of such KAPS Facility Lender. Fees determined in accordance with this Section 4.6(c) shall accrue daily from the first day of each Fiscal Quarter until the last day of each Fiscal Quarter and be payable quarterly in arrears on the fifth Banking Day of each Fiscal Quarter and following receipt of a written notice from the Agent setting out the amount of such fee, until the earlier of (i) cancellation in full of the undrawn portion of the KAPS Facility and (ii) the KAPS Facility Maturity Date. For certainty, the standby fee provided for in this Section 4.6(b) shall cease to accrue once the KAPS Facility is fully drawn.

4.7	Default Interest

Notwithstanding any other provision hereof, if at any time an Event of Default has occurred and is continuing, the Borrower shall pay interest on the principal amount of all Outstandings hereunder (including but not limited to Letters of Credit) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

4.8	Agent’s Fees

The Borrower shall pay to the Agent, for its own account, all agency fees payable from time to time pursuant to the separate written agreement between such parties. Any unpaid agency fees shall be deemed to form part of the Outstandings.

4.9	General Interest Provisions

(a)

Each determination by the Agent of the Prime Rate, US Base Rate, CDOR Rate or LIBO Rate in effect at any time shall be prima facie evidence thereof for all purposes of this Agreement, absent manifest error.

(b)

Each determination by the Agent of the amount of interest, fees or other amounts due from the Borrower hereunder shall be prima facie evidence of the accuracy of such determination, absent manifest error.

(c)	All interest, fees and other amounts payable by the Borrower hereunder shall accrue daily, be computed as described herein, and be payable both before and after demand, maturity, default and judgment.

(d)

To the extent permitted by Applicable Law, the covenant of the Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of the Borrower to the Lenders or the Agent and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

(e)

No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

(f)

Whenever a rate of interest hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(g)

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

(h)

The Borrower confirms that each of the Obligors and the Parent Pledgors understands and is able to calculate the rate of interest applicable to Loans based on the methodology for calculating per annum rates provided in this Agreement. The Borrower irrevocably agrees not to plead or assert (and to cause each other Obligor and each Parent Pledgor to not plead or assert), whether by way of defence or otherwise, in any proceeding relating to this Agreement or any other Loan Document, that the interest payable under this Agreement or any other Loan Document and the calculation thereof has not been adequately disclosed to the Borrower, the other Obligors and the Parent Pledgors as required pursuant to Section 4 of the Interest Act (Canada) or any other Applicable Law.

4.10	Defaulting Lender Fees

Each Defaulting Lender shall be entitled to receive any fees payable under this Article 4 for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of the Outstanding Principal of any Loans funded by it. With respect to any fees not required to be paid to any Defaulting Lender pursuant to the preceding sentence, the Borrower shall pay to each Lender that is not a Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Loans that has been reallocated to the other Lenders as provided for in Section 16.11(b) or Section 16.11(d).

Article 5

BANKERS’ ACCEPTANCES

5.1	Form and Execution of Bankers’ Acceptances

The following provisions shall apply to each Bankers’ Acceptance under any Credit Facility:

(a)	the face amount at maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall be a whole number multiple of Cdn.$1,000;

(b)

the term to maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall, subject to market availability as determined by the Applicable Lenders, be one (1), two (2), three (3) or six (6) months (or such other longer or shorter term as agreed by the Applicable Lenders), as selected by the Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment Notice, and each Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by the Borrower for such Bankers’ Acceptance;

(c)

each draft drawn by the Borrower and presented for acceptance by an Applicable Lender shall be drawn on the standard form of such Lender in effect at the time; provided however, that the Agent may require the Applicable Lenders to use a generic form of Bankers’ Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by the Agent for such purpose in place of such Lenders’ own forms;

(d)

subject to Section 5.1(e), Bankers’ Acceptances shall be signed by duly Authorized Officers of the Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually executed and delivered by such officers on behalf of the Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Borrower on the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers’ Acceptance shall be binding on the Borrower; and

(e)

in lieu of the Borrower signing Bankers’ Acceptances in accordance with Section 5.1(d) and, for so long as the power of attorney in Section 5.2(a) is in force with respect to a given Lender, such Lender shall execute and deliver Bankers’ Acceptances on behalf of the Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Borrower, Bankers’ Acceptances executed by the Borrower or similar expressions shall be deemed to include Bankers’ Acceptances executed in accordance with such power of attorney, unless the context otherwise requires.

If and for so long as the power of attorney referred to in Section 5.2(a) is in force with respect to each of the Lenders, it is intended that pursuant to the DBNA, all Bankers’ Acceptances accepted by the Lenders under this Agreement will be issued in the form of a “depository bill” (as defined in the DBNA), deposited with a “clearing house” (as defined in the DBNA including The Canadian Depository for Securities Ltd. or its nominee CDS & Co.). In order to give effect to the foregoing, the Agent will, subject to the approval of the Borrower and the Applicable Lenders, establish and notify the Borrower and the Applicable Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:

(a)

any instrument held by the Agent for the purposes of Bankers’ Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”;

(b)	any reference to the authentication of the Bankers’ Acceptance will be removed; and

(c)	any reference to the “bearer” will be removed and such Bankers’ Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

5.2	Power of Attorney; Provision of Bankers’ Acceptances to Lenders

(a)

As a condition precedent to each Applicable Lender’s obligation to accept Bankers’ Acceptances hereunder, the Borrower hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of the Borrower:

(i)

to sign for and on behalf and in the name of the Borrower as drawer, drafts in such Lender’s standard form which are depository bills as defined in the DBNA, payable to a “clearing house” (as defined in the DBNA) including The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the “clearing house”);

(ii)

for drafts which are not depository bills, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf, Bankers’ Acceptances drawn on the Lender payable to the order of the undersigned or payable to the order of such Lender;

(iii)	for Discount Notes, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf Discount Notes payable to the order of such Lender;

(iv)	to fill in the amount, date and maturity date of such Bankers’ Acceptances (or Discount Notes as applicable); and

(v)	to deposit and/or deliver such Bankers’ Acceptances which have been accepted by such Lender or such Discount Notes which are payable to the order of such Lender,

provided that such acts in each case are to be undertaken by the Applicable Lender in question strictly in accordance with instructions given to such Lender by the Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers’ Acceptances (or Discount Notes as applicable) in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.

Instructions from the Borrower to a Lender relating to the execution, completion, endorsement, discount, deposit and/or delivery by that Lender on behalf of the Borrower of Bankers’ Acceptances (or Discount Notes as applicable) which the Borrower wishes to submit to the Lender for acceptance by the Lender shall be communicated by the Borrower in writing to the Agent by delivery to the Agent of Drawdown Notices and Conversion/Rollover/Repayment Notices, as the case may be, in accordance with this Agreement which, in turn, shall be communicated by the Agent, on behalf of the Borrower, to the Lender.

The communication in writing by the Borrower, or on behalf of the Borrower by the Agent, to the Lender of the instructions set out in the Drawdown Notices and Conversion/Rollover/Repayment Notices referred to above shall constitute (a) the authorization and instruction of the Borrower to the Lender to sign for and on behalf and in the name of the Borrower as drawer the requested Bankers’ Acceptances (or Discount Notes as applicable) and to complete and/or endorse Bankers’ Acceptances (or Discount Notes as applicable) in accordance with such information as set out above and (b) the request of the Borrower to the Lender to accept such Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers’ Acceptances except in accordance with the provisions of this Agreement.

A Lender shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to that Lender as provided herein if the Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers’ Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by telecopier in accordance with the provisions hereof. A Lender’s actions in compliance with such instructions, confirmed and advised to the Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Borrower.

This power of attorney may be revoked by the Borrower with respect to any particular Lender at any time upon not less than five (5) Banking Days’ prior written notice served upon the Lender in question and the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Bankers’ Acceptance (or Discount Note as applicable) executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(b)

If the power of attorney in Section 5.2(a) is revoked with respect to any Lender, the Borrower shall, from time to time as required by the Applicable Lenders, provide to the Agent for delivery to each such Lender drafts drawn in blank by the Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each such Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent’s or such Lender’s Property, and shall only be dealt with by the Lenders and the Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such pre-signed drafts to the Agent (for delivery to such n Lender) on a timely basis.

(c)

By 10:00 a.m. (Toronto time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Borrower shall (i) either deliver to each Applicable Lender, or, if previously delivered, be deemed to have authorized each Applicable Lender to complete and accept, or (ii) where the power of attorney in Section 5.2(a) is in force with respect to an Applicable Lender, be deemed to have authorized each such Lender to sign on behalf of the Borrower, complete and accept, drafts drawn by the Borrower on such Lender in a principal amount at maturity equal to such Lender’s share of the Bankers’ Acceptances specified by the Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment, as the case may be, as notified to the Lenders by the Agent.

5.3	Mechanics of Issuance

(a)

Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from the Borrower requesting the issuance of Bankers’ Acceptances under a Credit Facility, the Agent shall promptly notify the Applicable Lenders thereof and advise each Applicable Lender of the aggregate face amount of Bankers’ Acceptances to be accepted by such Lender, the date of issue, the Interest Period for such Bankers’ Acceptances and, in the case of Schedule I Lenders, whether such Bankers’ Acceptances are to be self-marketed by the Borrower or purchased by such Applicable Lender for its own account; the apportionment among such Lenders of the face amounts of Bankers’ Acceptances to be accepted by each Applicable Lender shall be determined by the Agent by reference and in proportion to the respective applicable Commitments under the applicable Credit Facility of each Applicable Lender; provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent’s normal money market practices.

(b)

Unless the Borrower has elected pursuant to Section 5.3(c) to have each applicable Schedule I Lender purchase for its own account the Bankers’ Acceptances to be accepted by it in respect of any Drawdown, Rollover or Conversion under a Credit Facility, on each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances:

(i)	the Borrower shall obtain offers from prospective purchasers regarding the sale of the Bankers’ Acceptances accepted by the Schedule I Lenders and shall accept such offers in its sole discretion;

(ii)

by no later than 10:00 a.m. (Toronto time) on such date, the Borrower shall provide the Agent with details regarding the sale of the Bankers’ Acceptances described in (i) above whereupon the Agent shall promptly notify the applicable Schedule I Lenders of the identity of the purchasers of such Bankers’ Acceptances, the amounts being purchased by such purchasers, the BA Discount Proceeds and the stamping fee applicable to such issue of Bankers’ Acceptances pursuant to Section 4.4 (including each Applicable Lender’s share thereof);

(iii)

each applicable Schedule I Lender shall complete and accept in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by such Borrower and, if applicable, advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date; and

(iv)

each applicable Schedule I Lender shall, on receipt of the BA Discount Proceeds, remit the BA Discount Proceeds (net of the stamping fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(c)

The Borrower may, with respect to the issuance of Bankers’ Acceptances under a Credit Facility which are accepted by Schedule I Lenders, elect in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, delivered in respect of such issuance to have the applicable Schedule I Lenders purchase such Bankers’ Acceptances for their own account. With respect to the issuance of Bankers’ Acceptances accepted under a Credit Facility by all other Applicable Lenders, all such other Applicable Lenders shall in all cases purchase such Bankers’ Acceptances for their own account. On each such Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances being so purchased by the Applicable Lenders:

(i)

on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each Schedule II Lender or Schedule III Lender of the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II or Schedule III Lender in respect of an issue of bankers’ acceptances having identical issue and comparable maturity dates to the Bankers’ Acceptances proposed to be issued on such date;

(ii)

on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the BA Discount Rate applicable to each Applicable Lender and shall advise each Applicable Lender of the BA Discount Rate applicable to it;

(iii)

each Applicable Lender shall complete and accept, in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by the Borrower and advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(iv)

in the case of a Drawdown, each Applicable Lender shall, for same day value on the Drawdown Date, remit the BA Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the stamping fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(d)	Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it for its own account.

5.4	Rollovers

In order to satisfy the continuing liability of the Borrower to a Lender for the face amount of maturing Bankers’ Acceptances accepted by such Lender, such Lender shall receive and retain for its own account the BA Discount Proceeds of new Bankers’ Acceptances issued on a Rollover, and the Borrower shall on the maturity date of the Bankers’ Acceptances being rolled over pay to the Agent for the account of the Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the BA Discount Proceeds from the new Bankers’ Acceptances, together with the stamping fees to which the Lenders are entitled pursuant to Section 4.4.

5.5	Conversion into Bankers’ Acceptances

In respect of Conversions into Bankers’ Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for the amount of the converted Loan, each Lender shall receive and retain for its own account the BA Discount Proceeds of the Bankers’ Acceptances issued upon such Conversion, and the Borrower shall on the Conversion Date pay to the Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate BA Discount Proceeds from the Bankers’ Acceptances issued on such Conversion, together with the stamping fees to which the Lenders are entitled pursuant to Section 4.4.

5.6	Conversion from Bankers’ Acceptances

In order to satisfy the continuing liability of the Borrower to the Lenders for an amount equal to the aggregate face amount of the maturing Bankers’ Acceptances converted to another type of Loan, the Agent shall record the obligation of the Borrower to the Lenders as a Loan of the type into which such continuing liability has been converted.

5.7	BA Equivalent Advances

Notwithstanding the foregoing provisions of this Article 5, a Non-Acceptance Lender shall, in lieu of accepting Bankers’ Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the BA Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which, but for this Section 5.7, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances. To determine the amount of such BA Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers’ Acceptances. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee which, but for this Section 5.7, such Lender would otherwise be entitled to receive as part of such Loan. Upon the maturity date for such Bankers’ Acceptances, the Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount of the Bankers’ Acceptances which such Lender would have accepted as part of such Loan if it was not a Non-Acceptance Lender.

All references herein to “Loans” and “Bankers’ Acceptances” shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers’ Acceptances.

5.8	Termination of Bankers’ Acceptances

If at any time a Lender ceases to accept bankers’ acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances under this Agreement.

5.9	Borrower Acknowledgements

In the event that the Borrower is marketing Bankers’ Acceptances in accordance with Section 5.3(b), the Borrower hereby agrees that it shall make its own arrangements for the marketing and sale of such Bankers’ Acceptances to be issued hereunder and that neither the Agent nor the Lenders shall have any obligation nor be responsible in that regard. The Borrower further acknowledges and agrees that the availability of purchasers for such Bankers’ Acceptances requested to be issued hereunder, as well as all risks relating to the purchasers thereof, are its own risk.

Article 6

LETTERS OF CREDIT

6.1	Letter of Credit Commitment

(a)

Subject to the terms and conditions set forth herein, (i) the Fronting Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 6.1, to issue Revolving Letters of Credit denominated in US Dollars or in Canadian Dollars under the Revolving Facility for the account of the Borrower; provided that the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of such Obligor and (ii) the Operating Lender agrees to issue Operating Letters of Credit denominated in US Dollars or in Canadian Dollars under the Operating Facility for the account of the Borrower.

(b)	The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the Issuing Bank in good faith deems material to it;

(ii)

subject to Section 6.2(d), the expiry date of such requested Letter of Credit would occur more than twelve (12) months (or three hundred sixty-four (364) days in the case of trade Letters of Credit) after the date of issuance or last renewal, unless the Majority Revolving Lenders have approved such expiry date;

(iii)

the expiry date of such requested Letter of Credit would occur after the third Banking Day prior to the Applicable Maturity Date, unless such Letter of Credit is Cash Collateralized pursuant to arrangements reasonably acceptable to the Issuing Bank;

(iv)	the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank in place at the time of such request; or

(v)

in the case of a Revolving Letter of Credit, any Revolving Lender is at that time a Defaulting Lender, unless the Fronting Lender has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage share of the outstanding LC Obligations applicable pursuant to Section 16.11(d) or the delivery of Cash Collateral, satisfactory to the Fronting Lender (in its sole discretion), with the Borrower or such Defaulting Lender to eliminate the Fronting Lender’s actual or potential Fronting Exposure (after giving effect to Section 16.11(d)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the Fronting Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c)

The Issuing Bank shall not be under any obligation to amend any Letter of Credit if (i) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(d)

The Fronting Lender shall act on behalf of the Revolving Lenders with respect to any Revolving Letters of Credit issued by it and the documents associated therewith, and the Fronting Lender shall have all of the benefits and immunities (A) provided to the Agent in Article 15 with respect to any acts taken or omissions suffered by the Fronting Lender in connection with Revolving Letters of Credit issued by it or proposed to be issued by it and LC Issuer Documents pertaining to such Revolving Letters of Credit as fully as if the term “Agent” as used in Article 15 included the Fronting Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Fronting Lender.

(e)	It is agreed that, in the case of a commercial Letter of Credit, such commercial Letter of Credit shall in no event provide for time drafts or bankers’ acceptances.

6.2	Procedures for Issuance, Conversion and Amendment of Letters of Credit; Auto-Renewal Letters of Credit

(a)

Each Revolving Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Fronting Lender (with a copy to the Agent) in the form of a LC Application, appropriately completed and signed by the Borrower. Such LC Application must be received by the Fronting Lender and the Agent not later than 12:00 noon (Toronto time) at least three (3) Banking Days (or such shorter period as the Fronting Lender may agree in a particular instance in its reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the Fronting Lender: (i) the proposed issuance date of the requested Revolving Letter of Credit (which shall be a Banking Day); (ii) the amount thereof (including the specification of currency); (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (viii) such other matters as the Fronting Lender may reasonably request. In the case of a request for an amendment of any outstanding Revolving Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the Fronting Lender (1) the Revolving Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Banking Day); (3) the nature of the proposed amendment; and (4) such other matters as the Fronting Lender may reasonably request.

(b)

Each Operating Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Operating Lender in the form of a LC Application, appropriately completed and signed by the Borrower. Such LC Application must be received by the Operating Lender not later than 12:00 noon (Toronto time) at least three (3) Banking Days (or such shorter period as the Operating Lender may agree in a particular instance in its reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of an Operating Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the Operating Lender: (i) the proposed issuance date of the requested Operating Letter of Credit (which shall be a Banking Day); (ii) the amount thereof (including the specification of currency); (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (viii) such other matters as the Operating Lender may reasonably request. In the case of a request for an amendment of any outstanding Operating Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the Operating Lender (1) the Operating Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Banking Day); (3) the nature of the proposed amendment; and (4) such other matters as the Operating Lender may reasonably request.

(c)

Promptly after receipt of any LC Application for a Revolving Letter of Credit, the Fronting Lender will confirm with the Agent that the Agent has received a copy of such LC Application from the Borrower and, if not, the Fronting Lender will provide the Agent with a copy thereof. Upon receipt by the Fronting Lender of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Fronting Lender shall, on the requested date, issue a Revolving Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Revolving Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Fronting Lender a risk participation in such Revolving Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Revolving Letter of Credit.

(d)

If the Borrower so requests in any LC Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (or, in the case of trade Letters of Credit, at least once in each 364-day period) (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period (or 364-day period, as applicable) to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit; provided that, for avoidance of doubt, the Borrower shall ensure that any Letter of Credit with an expiry date after the third Banking Day prior to the Applicable Maturity Date complies with Section 6.1(b)(iii).

(e)

Promptly after its delivery of any Revolving Letter of Credit or any amendment to a Revolving Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Fronting Lender will also deliver to the Borrower and the Agent a true and complete copy of such Revolving Letter of Credit or amendment, and (in the case of a Revolving Letter of Credit) the Agent shall notify each Revolving Lender of such issuance or amendment and the amount of such Revolving Lender’s Applicable Percentage share thereof and, upon a specific request by any Revolving Lender, furnish to such Lender a copy of such Revolving Letter of Credit or amendment.

6.3	Drawings and Reimbursements; Funding of Participations

(a)

Upon receipt from the beneficiary of any Revolving Letter of Credit of any demand for payment under such Revolving Letter of Credit, the Fronting Lender shall promptly notify the Borrower and the Agent thereof. If the Fronting Lender notifies the Borrower of such payment prior to 12:00 noon (Toronto time) on the date of any payment by the Fronting Lender under a Revolving Letter of Credit (each such date in this Section 6.3(a), an “Honor Date”), the Borrower shall reimburse the Fronting Lender through the Agent in an amount equal to the amount of such drawing by no later than the next succeeding Banking Day and such extension of time shall be reflected in computing fees in respect of any such Revolving Letter of Credit. If the Borrower fails to so reimburse the Fronting Lender by such time, the Borrower shall be deemed to have effected a Conversion of such Revolving Letter of Credit to Prime Loans under the Revolving Facility (in the case of a Letter of Credit denominated in Canadian Dollars) or USBR Loans under the Revolving Facility (in the case of a Letter of Credit denominated in US Dollars), to be disbursed on the Honor Date in an amount equal to unreimbursed drawing (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.2 or whether there is compliance with any of the conditions set forth in Section 3.2. Such deemed Conversion shall be to a Revolving Loan. The Agent shall promptly notify each Revolving Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Revolving Lender’s pro rata share thereof. Any notice given by an Fronting Lender or the Agent pursuant to this Section 6.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)

Upon receipt from the beneficiary of any Operating Letter of Credit of any demand for payment under such Operating Letter of Credit, the Operating Lender shall promptly notify the Borrower thereof. If the Operating Lender notifies the Borrower of such payment prior to 12:00 noon (Toronto time) on the date of any payment by the Operating Lender under an Operating Letter of Credit (each such date in this Section 6.3(b), an “Honor Date”), the Borrower shall reimburse the Operating Lender in an amount equal to the amount of such drawing by no later than the next succeeding Banking Day and such extension of time shall be reflected in computing fees in respect of any such Operating Letter of Credit. If the Borrower fails to so reimburse the Operating Lender by such time, the Borrower shall be deemed to have effected a Conversion of such Operating Letter of Credit to Prime Loans under the Operating Facility (in the case of an Operating Letter of Credit denominated in Canadian Dollars) or USBR Loans under the Operating Facility (in the case of a Letter of Credit denominated in US Dollars), to be disbursed on the Honor Date in an amount equal to unreimbursed drawing, without regard to the minimum and multiples specified in Section 2.2 or whether there is compliance with any of the conditions set forth in Section 3.2. Such deemed Conversion shall be to an Operating Loan.

(c)

Each Revolving Lender (including the Revolving Lender acting as an Fronting Lender) shall upon any notice pursuant to Section 6.3(a) make funds available (and the Agent may apply Cash Collateral provided for this purpose) for the account of the Fronting Lender at the Agent’s Branch in an amount equal to its pro rata share of the Unreimbursed Amount of each Revolving Letter of Credit not later than 2:00 p.m. (Toronto time) on the Banking Day specified in such notice by the Agent, whereupon each Revolving Lender that so makes funds available shall be deemed to have made a USBR Loan (in the case of a Revolving Letter of Credit denominated in US Dollars) or a Prime Loan (in the case of a Revolving Letter of Credit denominated in Canadian Dollars), to the Borrower in such amount. The Agent shall remit the funds so received to the Fronting Lender.

(d)

Until each Revolving Lender funds its Applicable Percentage share of any Revolving Loan pursuant to this Section 6.3 to reimburse the Fronting Lender for any amount drawn under any Revolving Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the Fronting Lender.

(e)

Each Revolving Lender’s obligation to make Revolving Loans to reimburse the Fronting Lender for amounts drawn under Revolving Letters of Credit, as contemplated by this Section 6.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Fronting Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default, (iii) non-compliance with any of the conditions set forth in Section 3.2 or (iv) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Revolving Loan shall relieve or otherwise impair the obligation of the Borrower to reimburse the Fronting Lender for the amount of any payment made by the Fronting Lender under any Revolving Letter of Credit, together with interest as provided herein.

(f)

If any Revolving Lender fails to make available to the Agent for the account of the Fronting Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 6.3 by the time specified in Section 6.3(c), then, without limiting the other provisions of this Agreement, the Fronting Lender shall be entitled to recover from such Revolving Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Fronting Lender at a rate per annum reasonably determined by the Fronting Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Fronting Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Loan included in the relevant borrowing in respect of the relevant LC Borrowing, as the case may be. A certificate of the Fronting Lender submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this Section 6.3(f) shall be conclusive absent manifest error.

6.4	Repayment of Participations

(a)

If, at any time after an Fronting Lender has made a payment under any Revolving Letter of Credit issued by it and has received from any Revolving Lender such Lender’s Applicable Percentage share of any Revolving Loan in respect of such payment in accordance with Section 6.3, if the Agent receives for the account of the Fronting Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Revolving Lender its Applicable Percentage share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s Revolving Loan was outstanding) in the same funds as those received by the Agent.

(b)

If any payment received by the Agent for the account of the Fronting Lender pursuant to Section 6.3(a) is required to be returned by Applicable Law (including pursuant to any settlement entered into by the Fronting Lender in its discretion), each Revolving Lender shall pay to the Agent for the account of the Fronting Lender its Applicable Percentage share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the repayment of the Outstandings under the Revolving Facility in full and the cancellation of the Revolving Facility.

6.5	Obligations Absolute

The obligation of the Borrower to reimburse the Issuing Bank for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)	any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(b)

the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)

any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)

any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, in each case in the absence of its gross negligence or willful misconduct on the part of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction;

(e)

any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Obligor Guarantee or any Security Document, for all or any of the Outstandings of the Borrower in respect of such Letter of Credit; or

(f)

any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, in each case in the absence of its gross negligence or willful misconduct on the part of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

6.6	Role of Issuing Bank

Each of the Borrower and the Revolving Lenders agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, any Related Party of the Issuing Bank nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Majority Revolving Lenders, as applicable; (ii) any action taken or omitted by it in the absence of its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LC Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, any Related Party of the Issuing Bank, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 6.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by the Issuing Bank’s willful misconduct or gross negligence or the Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

6.7	Applicability of ISP98 and UCP

Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (a) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance shall apply to each commercial Letter of Credit.

6.8	Applicant Under Letter of Credit

If the Borrower so requests in any applicable LC Application, any other Obligor may be named as the applicant in the applicable Letter of Credit; provided that the Borrower shall remain fully liable for all fees and reimbursement obligations in respect of such Letter of Credit.

6.9	Conflict with LC Application

In the event of any conflict between the terms hereof and the terms of any LC Application, the terms hereof shall control.

Article 7

PAYMENTS

7.1	Mandatory Repayments

(a)

Maturity Date. The Borrower shall repay all Outstandings under or in respect of (i) the Revolving Facility, on the Revolving Facility Maturity Date, (ii) the Term Loan Facility, on the Term Loan Facility Maturity Date, (iii) the KAPS Facility, on the KAPS Facility Maturity Date and (iv) the Operating Facility, on the Operating Facility Maturity Date, except in each case to the extent any such amounts are otherwise required under this Agreement to be paid or repaid on or prior to an earlier date.

(b)

Base Amortization Payments. On each Term Loan Amortization Date, the Borrower shall pay to the Agent on behalf of the Lenders the applicable Base Amortization Payment, to be applied in repayment of the Outstanding Principal under the Term Loan Facility. For certainty, to the extent that repayment of a Bankers’ Acceptance is required to be made by the Borrower on any Term Loan Amortization Date in order to comply with this Section 7.1(b), then the provisions of Section 7.4 shall apply thereto.

(c)

KAPS Facility Amortization Payments. On each KAPS Facility Amortization Date, the Borrower shall pay to the Agent on behalf of the Lenders the applicable KAPS Amortization Payment, to be applied in repayment of the Outstanding Principal under the KAPS Facility. For certainty, to the extent that repayment of a Bankers’ Acceptance is required to be made by the Borrower on any KAPS Facility Amortization Date in order to comply with this Section 7.1(c), then the provisions of Section 7.4 shall apply thereto. Within five (5) Banking Days of each Advance made under the KAPS Facility, the Agent shall provide to the Borrower an updated KAPS Facility Amortization Schedule setting out the amount of each KAPS Amortization Payment payable on each remaining KAPS Facility Amortization Date, such KAPS Facility Amortization Schedule to reflect amortization of the KAPS Facility of (i) 0% of the Outstanding Principal thereunder during the first full Fiscal Year following the Amendment Effective Date, (ii) 5% of the Outstanding Principal thereunder during the second and third full Fiscal Years following the Amendment Effective Date and (iii) 7.5% of the Outstanding Principal during the fourth and fifth full Fiscal Years following the Amendment Effective Date; provided that (A) no amortization under the KAPS Facility shall occur until the fifth full Fiscal Quarter following the Fiscal Quarter in which the KAPS COD occurs and (B) the KAPS Amortization Payment to be made on any KAPS Facility Amortization Date shall not exceed 25% of the amortization for the full Fiscal Year in which such KAPS Facility Amortization Date occurs.

(d)

Certain Prepayment Events. Promptly, and in any event within five (5) Banking Days after receipt by the Borrower or any other Obligor of any of the Net Cash Proceeds referred to below (unless otherwise agreed to by the Majority Lenders in writing and, notwithstanding the foregoing, within ten (10) Banking Days in respect of the occurrence of the event contemplated by clause (i)(B) of the proviso in the definition of Net Cash Proceeds), the Borrower shall apply such Net Cash Proceeds toward the prepayment of Outstanding Principal under (x) at any time prior to KAPS COD, the Term Loan Facility in direct order of maturity (and the Total Term Commitment shall be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder), and (y) at any time on or after KAPS COD, each of the Term Loan Facility and the KAPS Facility on a pro rata basis and in direct order of maturity (and the Total Term Commitment and the Total KAPS Facility Commitment shall each be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder), and thereafter to the Revolving Facility (and in respect of the Revolving Facility, not as a permanent reduction of the Revolving Commitments):

(i)	100% of any amount by which the Net Cash Proceeds from any Casualty Event(s), after giving effect to the reinvestment rights set forth in the definition of Net Cash Proceeds, exceeds Cdn.$50,000,000;

(ii)

100% of any amount by which the aggregate Net Cash Proceeds received from all Asset Sales in any rolling 12 month calendar month period, after giving effect to the reinvestment rights set forth in the definition of Net Cash Proceeds, exceeds Cdn.$50,000,000; and

(iii)

100% of any amount by which the aggregate Net Cash Proceeds from the issuance or incurrence of Debt (including Debt convertible into Equity Securities and Equity Securities Equivalents and excluding Excluded Debt), after giving effect to the reinvestment rights set forth in the definition of Net Cash Proceeds, exceeds Cdn.$50,000,000.

The Borrower shall provide the Agent with at least two (2) Banking Days’ prior written notice of each such prepayment.

(e)

KAPS JV Prepayment Events. Promptly, and in any event within five (5) Banking Days after receipt by the Borrower, any other Obligor or any KAPS Holdco Party of any of Net Cash Proceeds received from a KAPS Disposition Event or KAPS Equity Issuance (in each case unless otherwise agreed to by the Majority KAPS Lenders in writing) the Borrower shall apply such Net Cash Proceeds toward the prepayment of Outstanding Principal under the KAPS Facility in direct order of maturity (and the Total KAPS Facility Commitment shall be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder) and thereafter toward (i) first, the prepayment of Outstanding Principal under the Term Loan Facility in direct order of maturity (and the Total Term Commitment shall be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder) and (ii) second, to the Revolving Facility (and in respect of the Revolving Facility, not as a permanent reduction of the Revolving Commitments).

The Borrower shall provide the Agent with at least two (2) Banking Days’ prior written notice of each such prepayment.

7.2	Optional Repayment

The Borrower may, without premium or penalty and at any time and from time to time, repay to the Agent for the account of the Lenders the whole or any part of any Loan under any Credit Facility (as directed by the Borrower), together with accrued interest thereon to the date of such repayment; provided that:

(a)

any optional prepayment hereunder shall be applied toward the prepayment of Outstanding Principal under (i) at any time prior to KAPS COD, the Term Loan Facility in direct order of maturity (and the Total Term Commitment shall be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder), and (ii) at any time on or after KAPS COD, each of the Term Loan Facility and the KAPS Facility on a pro rata basis and in direct order of maturity (and the Total Term Commitment and the Total KAPS Facility Commitment shall each be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder);

(b)

in anticipation of any repayment of any Loan, the Borrower shall give a Conversion/Rollover/Repayment Notice to the Agent at least (i) three (3) Banking Days prior to any such repayment in the case of LIBO Rate Loan, and (ii) one (1) Banking Day prior to any such repayment, in the case of any other Loan;

(c)	each repayment of any Loan shall be in a minimum amount equal to the lesser of:

(i)	the applicable amounts set forth in Section 2.2(d); and

(ii)	the Outstanding Principal of all Loans outstanding immediately prior to such repayment;

(d)	repayments pursuant to this Section may only be made on a Banking Day;

(e)

unless the Borrower pays breakage costs pursuant to Section 7.4(a), each such repayment may only be made on the last day of the applicable Interest Period with regard to a LIBO Rate Loan that is being repaid;

(f)	a Bankers’ Acceptance (including a BA Equivalent Advance) may only be repaid on its maturity, but may be Cash Collateralized; and

(g)	a Letter of Credit may only be repaid if it is returned for cancellation, but may be Cash Collateralized.

7.3	Currency Excess

(a)

If, solely as a result of currency fluctuations, the Agent determines that the Outstanding Principal under the Revolving Facility or the Operating Facility exceeds the Total Revolving Commitment or the Operating Commitment, as applicable (the amount of such excess is herein called the “Currency Excess”), then, upon written request by the Agent (which request shall detail the applicable Currency Excess), the Borrower shall either repay sufficient Outstanding Principal under the Revolving Facility or the Operating Facility, as applicable, to remove the Currency Excess or collateralize the Currency Excess in accordance with Section 7.3(b) within (i) if the Currency Excess exceeds 5% of the maximum amount of the Total Revolving Commitment or the Operating Commitment, as applicable, five (5) Banking Days and (ii) in all other cases, twenty (20) Banking Days after receipt of such request by either repaying the Outstanding Principal under the Revolving Facility or the Operating Facility, as applicable, or providing Cash Collateral in accordance with Section 7.3(b) (or any combination thereof).

(b)

If and to the extent that the Borrower fails to make sufficient repayments to eliminate such Currency Excess under the Revolving Facility or the Operating Facility, as applicable (the remainder thereof being herein called the “Currency Excess Deficiency”), the Borrower shall place Cash Collateral in an amount equal to the Currency Excess Deficiency on deposit with the Agent in an interest-bearing account with interest at rates prevailing at the time of deposit for similar accounts with the Agent, to be held and applied to maturing Bankers’ Acceptances or LIBO Rate Loans under the Revolving Facility or the Operating Facility, as applicable, as the case may be (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Agent is hereby irrevocably directed by the Borrower to apply any such Cash Collateral to maturing Loans under the Revolving Facility or the Operating Facility, as applicable, as provided in the preceding sentence. Upon the Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, shall be returned to the Borrower.

7.4	Additional Repayment Terms

(a)

If any LIBO Rate Loan is repaid or converted on other than the last day of the applicable Interest Period, the Borrower shall, within three (3) Banking Days after notice is given by the Agent, pay to the Agent for the account of the Applicable Lenders all costs, losses, premiums and expenses incurred by such Applicable Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. Any Applicable Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Borrower and the Agent, a certificate of such Applicable Lender, prepared in good faith, certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

(b)

With respect to the prepayment or Cash Collateralization of unmatured Bankers’ Acceptances required as a result of Section 7.2(f) or 12.4, the Borrower shall provide for the funding in full of such unmatured Bankers’ Acceptances by paying to and depositing with the Agent Cash Collateral for each such unmatured Bankers’ Acceptances equal to the face amount payable at maturity thereof; such Cash Collateral deposited by the Borrower shall be held by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Bankers’ Acceptances and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the obligations of the Borrower for such Bankers’ Acceptances as they mature and the Agent is hereby irrevocably directed by the Borrower to apply any such Cash Collateral to such maturing Bankers’ Acceptances. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If after maturity of the Bankers’ Acceptances for which such funds are held and application by the Agent of the amounts in such Cash Collateral Accounts to satisfy the obligations of the Borrower hereunder with respect to the Bankers’ Acceptances being repaid, any excess remains, such excess shall be promptly paid by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

(c)

With respect to the prepayment or Cash Collateralization of undrawn Letters of Credit required as a result of Section 7.2(g) or 12.4, the Borrower shall provide for the funding in full of such undrawn Letters of Credit by paying to and depositing with the Agent Cash Collateral for each such undrawn Letter of Credit equal to the maximum then undrawn amount payable at the maturity thereof; such Cash Collateral deposited by the Borrower shall be held by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the LC Obligations in relation to such Letters of Credit and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the LC Obligations for such Letters of Credit if they are drawn and the Agent is hereby irrevocably directed by the Borrower to apply any such Cash Collateral to pay the applicable LC Obligations. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Borrower without the consent of the Revolving Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If after the expiration or cancellation of the Letters of Credit for which such funds are held and application by the Agent of the amounts in such Cash Collateral Accounts to satisfy the applicable LC Obligations with respect to such Letters of Credit, any excess remains, such excess shall be promptly paid by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

7.5	Payments – General

(a)

All payments of principal, interest, fees and other amounts to be made by the Borrower pursuant to this Agreement shall be made unconditionally and without set-off, defence, counterclaim or other reduction of any type, in the currency in which the Loan is outstanding for value on the day such amount is due, by deposit or transfer thereof to the Agent’s Accounts (in the case of payments under the Revolving Facility or the Term Loan Facility) or the account designated by the Operating Lender (in the case of payments under the Operating Facility). Notwithstanding anything to the contrary expressed or implied in this Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by the Borrower for the account of any of the Lenders shall, insofar as the Borrower’s obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

(b)

All payments of principal, interest, fees or other amounts to be made by the Agent to the Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided that the Agent receives funds from the Borrower for value on such day, by deposit or transfer thereof at the time specified herein to the account of each Lender designated by such Lender to the Agent for such purpose or to such other place or account as the Lenders may from time to time notify the Agent.

(c)

The Borrower authorizes and directs the Agent to automatically debit the Borrower’s Accounts for all amounts payable by the Borrower under this Agreement, including the repayment of principal and the payment of interest and fees and all charges agreed to by the Borrower for the maintaining of the Borrower’s Accounts. The Agent shall, as soon as is practical after making any such debit, inform the Borrower of the amount thereof and provide reasonable details of the calculation thereof.

(d)

Unless otherwise specifically provided for herein, if any payment required hereunder shall become due and payable on a day which is not a Banking Day, such payment shall be made on the next following Banking Day and any extension of time shall in such case be included in computing interest payable hereunder relating to such payment.

7.6	Application and Sharing of Proceeds after Acceleration

(a)

Except as otherwise agreed in writing by all of the Lender Secured Parties in their sole discretion, all monies and property received by the Lender Secured Parties for application in respect of the Lender Secured Obligations after the Acceleration Date including all monies received as a result of enforcement of and realization under the Security Documents shall be applied and distributed to the Lender Secured Parties in the following order:

(i)

proportionately to the Lender Secured Parties in accordance with amounts owing to each Lender Secured Party on account of the recoverable costs and expenses of enforcement of and realization under the Security Documents; and

(ii)	Rateably to the Lender Secured Parties on account of the Lender Secured Obligations;

with the balance (if any) to be paid to the Borrower or otherwise as may be required by Applicable Law.

(b)	In the event that:

(i)

at the Acceleration Date, a portion of the Lender Secured Obligations are outstanding as undrawn Letters of Credit and it is subsequently determined that the applicable Lender Secured Parties are not required to make full payment under any one or more such Letters of Credit prior to their cancellation; or

(ii)

any of the Lender Secured Parties are required by Applicable Law to continue to make Drawdowns available to the Borrower subsequent to the Acceleration Date by reason of a requirement in Applicable Law to give the Borrower a reasonable period of notice prior to terminating such Lender’s obligation to make such Drawdowns available;

then, whenever and so often as that occurs, the Lender Secured Obligations and the Rateable shares thereof shall be re-determined by excluding from the determination of the amount of Lender Secured Obligations any payments not required to be made as a result of the occurrence of an event described in Section 7.6(b)(i) and by including in the determination of Lender Secured Obligations any amount required to be made available pursuant to Section 7.6(b)(ii), and the Lender Secured Parties shall thereupon make all such payments and adjustments as may be necessary to ensure amounts outstanding to the Lender Secured Parties are thereafter outstanding on a Rateable basis (as so re-determined).

(c)

Notwithstanding the foregoing, amounts received from any Obligor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to any portion of its Outstandings that are Excluded Swap Obligations.

7.7	Margin Changes; Adjustments for Applicable Margin Changes

(a)	Changes in the Applicable Margin shall become effective:

(i)

in the case of outstanding Bankers’ Acceptances, upon the earlier of (i) 90 days after the receipt by the Agent of a Compliance Certificate in accordance with Section 9.1(a)(iii) evidencing a change in the Total Debt to Adjusted EBITDA Ratio which results in a change in the Applicable Margin in accordance with the provisions of such definition and (ii) the next Rollover or Conversion thereof after such change; and

(ii)

in all other cases, from and as of the day immediately following the receipt by the Agent of a Compliance Certificate in accordance with Section 9.1(a)(iii) evidencing a change in the Total Debt to Adjusted EBITDA Ratio results in a change in the Applicable Margin in accordance with the provisions of such definition; and

in each case without necessity of notice to the Borrower.

(b)	For any Loans outstanding as of the effective date of a change in an Applicable Margin:

(i)

in the case of increases in such rates per annum, the Borrower shall pay to the Agent for the account of the Lenders such additional interest or fees as may be required to give effect to the relevant increases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant increase in rates; and

(ii)

in the case of decreases in such rates per annum, the Borrower shall receive a credit against subsequent interest or fees payable on Loans to the extent necessary to give effect to the relevant decreases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant decrease in rates.

(c)

The additional payments required by Section 7.7(b)(i) shall be made on the next Interest Payment Date. The adjustments required by Section 7.7(b)(ii) shall be accounted for in successive interest and fee payments by the Borrower until the amount of the credit therein contemplated has been fully applied; provided that, upon satisfaction in full of all Outstandings and cancellation of the Credit Facilities in accordance herewith, the Lenders shall pay to the Borrower an amount equal to any such credit which remains outstanding.

Article 8

REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties

The Borrower represents and warrants as follows, as of the Amendment Effective Date and each other date contemplated by Section 8.3, to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders are relying upon such representations and warranties:

(a)

Status. The Borrower is an unlimited liability corporation duly organized and validly existing under the laws of Alberta. Each other Obligor is a corporation duly incorporated, or a partnership duly organized, and validly existing under the laws of their respective jurisdictions of incorporation or formation, as applicable. Each of the Obligors is duly licensed, registered or qualified in all jurisdictions where the character of its Property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary or desirable, except to the extent failure to do so would not have a Material Adverse Effect.

(b)	Power and Capacity. Each of the Obligors has full corporate or partnership (as applicable) capacity, power and authority:

(i)	to own, lease and operate its respective properties and assets and carry on its respective business as presently carried on; and

(ii)

to enter into each of the Loan Documents to which it is a party and to do all acts and execute and deliver all other documents as are required hereunder or thereunder to be done, observed or performed by it or them in accordance with their respective terms and, in the case of the Borrower, to obtain extensions of credit hereunder.

(c)

Authorization; Execution and Delivery. Each of the Obligors has taken all necessary corporate or partnership (as applicable) action to authorize the creation, execution and delivery of, and performance of its respective obligations under, each of the Loan Documents to which it is a party in accordance with the respective terms of each of the Loan Documents to which it is a party, and each such Loan Document has been, or when signed and delivered will have been, duly executed and delivered in accordance with such corporate or partnership action (as applicable).

(d)

Validity and Enforceability. This Agreement constitutes and each other Loan Document constitutes or, when executed and delivered, will constitute, valid and legally binding obligations of each of the Obligors that is a party thereto, enforceable against each of them in accordance with its terms, subject only to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights, and to general principles of equity.

(e)	No Violation, Breach, Conflict etc. Neither the execution and delivery of this Agreement or any other Loan Document, nor compliance with the terms and conditions of any one of them:

(i)

has resulted, or will result, in a violation of the articles, by-laws, partnership agreement, unanimous shareholders’ agreement or other constating or governing documents of any Obligor party thereto or any resolutions passed by the directors, shareholders or partners (as applicable) of such Obligor;

(ii)	has resulted, or will result, in a violation of any Applicable Law except to the extent a violation would not have a Material Adverse Effect;

(iii)

has resulted, or will result, in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which any Obligor is a party or by which it or any of its Property is bound, or requires any consent thereunder other than such as has already been received, except to the extent that such breach, default or failure to have consent would not have a Material Adverse Effect; or

(iv)

has resulted or will result, in the creation of, or the obligation to create, any Lien on, against or in respect of any of the Property of any Obligor except as expressly permitted or contemplated hereby or by any other Loan Document.

(f)

Authorizations. All Governmental Authorizations and all consents, notarizations and other requirements of any Governmental Authority or any other Person reasonably necessary to, or in connection with, the execution and delivery by the Obligors of, and performance of their respective obligations under, this Agreement, each of the other Loan Documents to which it is a party, to consummate the Purchase Transaction and the Contribution Transactions and to carry on the respective businesses of the Obligors, have been obtained and are in full force and effect or shall have been waived in writing by the applicable Governmental Authority, except to the extent that the failure to have or maintain the same in full force and effect would not, when taken in the aggregate, have a Material Adverse Effect.

(g)

Organization and Location. Schedule H (as at the date hereof and as it may be required to be updated from time to time by the Borrower in accordance with this Agreement) lists the names, jurisdictions of incorporation, continuance, amalgamation or formation of and the details of ownership of the outstanding Equity Securities and Equity Securities Equivalents of (i) the Borrower and each Subsidiary of the Borrower (and the direct ownership interest of the Borrower in such Subsidiary) and (ii) the direct ownership interests in the Borrower, in each case existing on the Amendment Effective Date. The Parent Pledgors are the sole shareholders of the Borrower. Schedule I (as at the date hereof and as it may be required to be updated from time to time by the Borrower in accordance with this Agreement) lists the jurisdiction of organization of each Obligor, the jurisdiction in which the chief executive office of each Obligor is located and each jurisdiction in which each Obligor holds any material Property.

(h)	Ownership of Assets. Each Obligor:

(i)

has good and marketable title to all of the material Property that it owns, subject only to Permitted Liens and defects in title which are not general in application and which in the aggregate do not materially detract from the value of such Property or any significant part thereof or materially impair the use of any part thereof in the operation of the business of the Obligors, taken as a whole; and

(ii)	owns, leases or has the lawful right to use all of the material Property and undertaking necessary for the conduct of the businesses of such Obligor.

Such material Property is not subject to any Liens, except for Permitted Liens.

(i)

Intellectual Property. Each of the Borrower and the other Obligors owns or has the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businesses as currently conducted, except where the failure of the foregoing would not have a Material Adverse Effect. To the Knowledge of the Borrower, the operation of their respective businesses by each of the Borrower and the other Obligors does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not have a Material Adverse Effect.

(j)	No Default. No Default or Event of Default has occurred and is continuing.

(k)

Financial Condition. The most recent audited and unaudited consolidated Financial Statements of the Borrower delivered to the Agent hereunder present fairly, in all material respects, the consolidated financial condition of the Borrower as at the date or dates thereof and the results of the consolidated operations thereof for the Fiscal Quarter or Fiscal Year then ending, as applicable, all in accordance with GAAP consistently applied.

(l)	Accuracy of Information Provided.

As of the Amendment Effective Date:

(i)

none of the material written factual information and written data (taken as a whole) provided by or on behalf of the Borrower, any of the other Obligors or the Parent Pledgors or any of their respective authorized representatives to the Agent, any Lead Arranger or any Lender on or before the Amendment Effective Date contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was provided (after giving effect to all supplements and updates), it being understood and agreed that for purposes of this Section 8.1(l)(i), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature; and

(ii)

the projections, financial estimates, forecasts, and other forward-looking information provided by or on behalf of the Borrower, any of the other Obligors or the Parent Pledgors or any of their respective authorized representatives to the Agent, any Lead Arranger or any Lender on or before the Amendment Effective Date were prepared in good faith based upon assumptions that the Borrower believed to be reasonable at the time made and at the time the related projections were furnished to the Lead Arrangers.

(m)

Litigation. Except as has been disclosed at any time by written notice from the Borrower to the Agent, there are no actions, suits, proceedings or Environmental Claims pending or, to the Knowledge of the Borrower, threatened against the Borrower or any other Obligor (including any claims against their Property, at law, in equity or before any arbitrator or before or by any Governmental Authority) in respect of which there is a reasonable possibility of a determination adverse to the Borrower or any other Obligor and which, if determined adversely to the Borrower or such Obligor, would have a Material Adverse Effect.

(n)

Compliance with Laws. Each Obligor and its businesses and operations are in compliance with: all Applicable Laws (including all applicable Environmental Laws); all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or any court of competent jurisdiction; its and their constating or governing documents (including partnership agreements and unanimous shareholders’ agreements) and by-laws; all material agreements or instruments to which it is a party or by which any of its Property are bound; except to the extent that non-compliance with any of the foregoing would not have a Material Adverse Effect.

(o)	No Material Adverse Effect. No event, circumstance or condition has occurred and is continuing which has had, or would reasonably be expected to have, a Material Adverse Effect.

(p)

Taxes. Each Obligor has duly filed on a timely basis all material tax returns required to be filed and have paid all Taxes which are due and payable, and have paid all material assessments and reassessments and all material Other Taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against them, other than those which, in each case, are subject to a Permitted Contest. Each Obligor has made adequate provision for, and all required instalment payments have been made in respect of, Taxes and Other Taxes in all material amounts payable for the current period for which returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any material tax return by them or the payment of any material Taxes or Other Taxes. There are no actions or proceedings being taken by any Governmental Authority to enforce the payment of any material Taxes or Other Taxes by them, other than those which are subject to a Permitted Contest. All of the material remittances required to be made by an Obligor to any Governmental Authority (including in respect of Taxes and Other Taxes) have been made and are currently up to date, and there are no outstanding material arrears other than those which are subject to a Permitted Contest.

(q)

Insurance. All insurance policies required to be maintained by or on behalf of the Borrower pursuant to Section 9.2(e) have been obtained and are in full force and effect, and such insurance policies comply in all material respects with the requirements of Section 9.2(e).

(r)	Environmental Matters.

(i)

Each Obligor and its Property comply in all respects, and the businesses, activities and operations of each Obligor and the use of its Property comply in all respects, with all Environmental Laws, Environmental Permits and Environmental Orders except to the extent failure to comply would not have a Material Adverse Effect; further, the Borrower does not have Knowledge of, and has no reasonable grounds to believe there exists, any facts which result in, or constitute, or are likely to give rise to, non-compliance with any Environmental Laws, Environmental Permits or Environmental Orders, which facts or non-compliance would result in a Material Adverse Effect.

(ii)

Each Obligor has obtained all Environmental Permits which currently are required in relation to its Property or in respect of their respective businesses, activities, and operations except to the extent failure to do so would not have a Material Adverse Effect; all such Environmental Permits are valid and in full force and effect, and no violations thereof have occurred which are continuing and which would have a Material Adverse Effect; no proceedings are pending and, to the Knowledge of the Borrower, no proceedings have been or are being taken by any Governmental Authority to remove or invalidate any of the Environmental Permits, the removal or invalidation of which would have a Material Adverse Effect; and there is no reason to believe that any Environmental Permits required to be obtained after the date hereof will not be issued pursuant to applications made for such Environmental Permits if the failure to have such Environmental Permit would have a Material Adverse Effect.

(iii)

The businesses, activities and operations of each Obligor which have generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced or processed Hazardous Materials have done so in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not have a Material Adverse Effect.

(iv)

All contaminants and other Hazardous Materials owned or controlled by an Obligor and disposed of, treated or stored on or in relation to their Property have been or are in the process of being disposed of, treated and stored in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not have a Material Adverse Effect.

(v)

Except as previously disclosed to the Agent in writing, no Obligor has received written notice of any material non-compliance under any Environmental Laws, Environmental Permits or Environmental Orders, nor has Knowledge of any facts which could give rise to any notice of non-compliance with any Environmental Laws, Environmental Permits and Environmental Orders, which facts or non-compliance would have a Material Adverse Effect, or except as previously disclosed to the Agent in writing, any notice that an Obligor is a potentially responsible party for a federal, provincial, regional, municipal or local clean-up or corrective action in connection with their Property which, if not complied with, would have a Material Adverse Effect.

(vi)

No Obligor nor, to the Knowledge of the Borrower, any of an Obligor’s predecessor corporations or partnerships have, within the immediately preceding four years, been convicted of an offence for non-compliance with any Environmental Laws, Environmental Permits or Environmental Orders, or been fined or otherwise sentenced or settled any prosecution short of conviction, except as otherwise advised in writing to the Agent or except to the extent that any of the foregoing would not have a Material Adverse Effect.

(vii)

To the Knowledge of the Borrower, each Obligor has maintained all environmental and operating documents and records in the manner and for the time periods required to comply in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except where failure to do so would not have a Material Adverse Effect.

(viii)

Each Obligor has in effect a management structure and policies and procedures that will permit such Obligor to effectively manage environmental risk and respond in a timely manner in compliance with the Environmental Laws, Environmental Orders and Environmental Permits in the event of Release of Hazardous Materials in, on or under Property of such Obligor.

(s)	Anti-Corruption Laws and Sanction Laws.

(i)

The Borrower (or SemGroup on its behalf) has implemented and maintains in effect policies or codes of conduct applicable to the Borrower intended to ensure compliance in all material respects by the Borrower’s directors, officers and employees with, in each case, AML Legislation, Anti-Corruption Laws and Sanction Laws applicable to such Persons.

(ii)	None of the Borrower, its Subsidiaries or, to the Knowledge of the Borrower, any of their respective directors, officers and employees is a Sanctioned Person.

(iii)

No part of the proceeds of the Loans will be knowingly used by the Borrower (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (B) for the purpose of funding (including payments made to) or financing any activities, investments, business or transaction of or with any Person known to the Borrower to be a Sanctioned Person, or in any country known to the Borrower to be a Sanctioned Country where such Sanctions relate to the business activities of the Borrower or its Subsidiaries, or (C) in any manner that would result in the violation in any material respect of any Sanctions applicable to the Borrower or its Subsidiaries.

(iv)

Neither the Borrower nor, to the knowledge of the Borrower, any director, officer, employee or other agent authorized by it acting in capacity with or benefitting from this Agreement to act on their behalf has (A) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, directly or indirectly, (C) violated or is in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case related to the Investment Agreement or the Contribution Transactions.

(t)	Collateral Representations.

(i)

Valid and Perfected Security Interests. Each Security Document delivered pursuant to this Agreement is or, upon execution and delivery thereof, will be effective to create in favour of the Agent for the benefit of the Lender Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein to the extent intended to be created thereby and required to be perfected therein under the Loan Documents. In the case of the Investment Property Collateral or the Pledged Securities described in the applicable Security Documents, when certificates representing such Investment Property Collateral or Pledged Securities are delivered to the Agent, and in the case of the other Collateral described in the Security Documents, when financing statements and other filings in appropriate form are filed in the offices of the appropriate Governmental Authority in the jurisdictions specified in Schedule I, the Liens created by the Security Documents shall constitute fully perfected first priority Liens on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents and subject only to Permitted Liens which under Applicable Law rank in priority thereto) all rights, title and interest of the Obligors and the Parent Pledgors in such Collateral, as security for the Lender Secured Obligations, in each case free and clear of any Liens other than Permitted Liens.

(ii)	Filings and Registrations. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for:

(A)	the grant by each Obligor and Parent Pledgor of the Liens granted pursuant to the Security Documents; or

(B)

the perfection of such security interest (other than as described in paragraph (i) above) and such other filings and recordings (and renewals thereof) as may be required to perfect the Liens created by the Security Documents.

(iii)

Absence of Financing Statements, etc. Except in respect of Permitted Liens, there is no financing statement, PPSA filing, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any Collateral or any rights relating thereto.

(iv)

Accounts. The Obligors maintain all of their deposit accounts and securities accounts with one or more Lenders in Canada and/or in the United States. No deposit account or securities account of any Obligor is subject to any Control Agreement (except such agreements between the Agent or any Lender).

8.2	KAPS Facility Representations and Warranties

As of the Initial KAPS Facility Drawdown Date and each other date contemplated by Section 8.3(b), the Borrower represents and warrants as follows to the Agent and to each of the KAPS Facility Lenders and acknowledges and confirms that the Agent and each of the KAPS Facility Lenders are relying upon such representations and warranties:

(a)

Status. KAPS Holdco is a limited partnership duly formed and validly existing under the laws of Alberta and KAPS Holdco GP is an unlimited liability corporation duly organized and validly existing under the laws of Alberta. Each KAPS Holdco Party is duly licensed, registered or qualified in all jurisdictions where the character of its Property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary or desirable, except to the extent failure to do so would not have a Material Adverse Effect.

(b)	Power and Capacity. Each KAPS Holdco Party has full corporate or partnership (as applicable) capacity, power and authority:

(i)	to own, lease and operate its respective properties and assets and carry on its respective business as presently carried on; and

(ii)

to enter into each of the KAPS Material Documents to which it is a party and to do all acts and execute and deliver all other documents as are required thereunder to be done, observed or performed by it or them in accordance with their respective terms.

(c)

Validity and Enforceability. The KAPS CO&O and each other KAPS Material Document constitutes, or when executed and delivered will constitute, valid and legally binding obligations of each of the KAPS Holdco Parties that is a party thereto, enforceable against each of them in accordance with its terms, subject only to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights, and to general principles of equity.

(d)	No Violation, Breach, Conflict etc. Neither the execution and delivery the KAPS CO&O or any other KAPS Material Document, nor compliance with the terms and conditions of any one of them:

(i)

has resulted, or will result, in a violation of the articles, by-laws, partnership agreement, unanimous shareholders’ agreement or other constating or governing documents of any KAPS Holdco Party party thereto or any resolutions passed by the directors, shareholders or partners (as applicable) of such KAPS Holdco Party;

(ii)	has resulted, or will result, in a violation of any Applicable Law except to the extent a violation would not have a Material Adverse Effect;

(iii)

has resulted, or will result, in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which any KAPS Holdco Party is a party or by which it or any of its Property is bound, or requires any consent thereunder other than such as has already been received, except to the extent that such breach, default or failure to have consent would not have a Material Adverse Effect; or

(iv)

has resulted or will result, in the creation of, or the obligation to create, any Lien on, against or in respect of any of the Property of any KAPS Holdco Party except as expressly permitted or contemplated hereby or by any other Loan Document.

(e)

Authorizations. All Governmental Authorizations and all consents, notarizations and other requirements of any Governmental Authority or any other Person reasonably necessary to, or in connection with, the execution and delivery by the KAPS Holdco Parties of, and performance of their respective obligations under, the KAPS CO&O, each of the other KAPS Material Documents to which it is a party, and to carry on the respective businesses of the KAPS Holdco Parties, have been obtained and are in full force and effect or shall have been waived in writing by the applicable Governmental Authority, except to the extent that the failure to have or maintain the same in full force and effect would not, when taken in the aggregate, have a Material Adverse Effect.

(f)	Ownership of Assets. Each KAPS Holdco Party:

(i)

has good and marketable title to all of the material Property that it owns, subject only to KAPS Permitted Liens and defects in title which are not general in application and which in the aggregate do not materially detract from the value of such Property or any significant part thereof or materially impair the use of any part thereof in the operation of the business of the KAPS Holdco Parties, taken as a whole; and

(ii)	owns, leases or has the lawful right to use all of the material Property and undertaking necessary for the conduct of the businesses of such KAPS Holdco Party.

Such material Property is not subject to any Liens, except for KAPS Permitted Liens.

(g)	No Default. No ‘Event of Default’ under and as defined in the KAPS CO&O has occurred and is continuing in respect of any KAPS Holdco Party.

(h)	Accuracy of Information Provided.

As of the Amendment Effective Date:

(i)

none of the material written factual information and written data (taken as a whole) provided by or on behalf of the Borrower, any of the other Obligors or any of their respective authorized representatives to the Agent, any KAPS Lead Arranger or any KAPS Facility Lender on or before the Amendment Effective Date in respect of the KAPS JV contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was provided (after giving effect to all supplements and updates), it being understood and agreed that for purposes of this Section 8.2(h)(i), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature; and

(ii)

the projections, financial estimates, forecasts, and other forward-looking information provided by or on behalf of the Borrower, any of the other Obligors or any of their respective authorized representatives in respect of the KAPS Project to the Agent, any KAPS Lead Arranger or any KAPS Facility Lender on or before the Amendment Effective Date were prepared in good faith based upon assumptions that the Borrower believed to be reasonable at the time made and at the time the related projections were furnished to the KAPS Lead Arrangers.

(i)

Compliance with Laws. Each KAPS Holdco Party and its businesses and operations are in compliance with: (i) all Applicable Laws (including all applicable Environmental Laws); (ii) all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or any court of competent jurisdiction; (iii) its constating or governing documents (including partnership agreements and unanimous shareholders’ agreements) and by-laws; (iv) the EPAC; and (v) all material agreements or instruments to which it is a party or by which any of its Property are bound, in each case except to the extent that non-compliance with any of the foregoing would not have a Material Adverse Effect.

(j)	No KAPS Material Adverse Effect. No event, circumstance or condition has occurred and is continuing which has had, or would reasonably be expected to have, a KAPS Material Adverse Effect.

(k)

Insurance. All insurance policies required to be maintained by or on behalf of the KAPS Holdco Parties pursuant to Section 9.2(o)(ix) have been obtained and are in full force and effect, and such insurance policies comply in all material respects with the requirements of Section 9.2(o)(ix).

(l)	Ownership of KAPS Holdco Parties. As of the Amendment Effective Date, the Borrower is the sole shareholder of KAPS Holdco GP and the sole holder of partnership interests in KAPS Holdco.

(m)	Anti-Corruption Laws and Sanction Laws.

(i)

Each KAPS Holdco Party (or otherwise the Borrower on its behalf) has implemented and maintains in effect policies or codes of conduct applicable to it intended to ensure compliance in all material respects by the its directors, officers and employees with, in each case, AML Legislation, Anti-Corruption Laws and Sanction Laws applicable to it.

(ii)	No KAPS Holdco Party, nor, to the Knowledge of the Borrower, any of their respective directors, officers and employees is a Sanctioned Person.

(iii)

No part of the proceeds of the KAPS Facility Loans will be knowingly used by the Borrower (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (B) for the purpose of funding (including payments made to) or financing any activities, investments, business or transaction of or with any Person known to the Borrower to be a Sanctioned Person, or in any country known to the Borrower to be a Sanctioned Country where such Sanctions relate to the business activities of the Borrower, the KAPS Holdco Parties or its other Subsidiaries, or (C) in any manner that would result in the violation in any material respect of any Sanctions applicable to any KAPS Holdco Party.

(iv)

No KAPS Holdco Party nor, to the knowledge of the Borrower, any director, officer, employee or other agent authorized by it acting in capacity with or benefitting from this Agreement to act on their behalf has (A) directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, directly or indirectly, (C) violated or is in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case related to the KAPS Project.

(n)	Other Representations and Warranties.

Each of the representations and warranties set forth in Sections 8.1(c), 8.1(h), 8.1(i), 8.1(m), 8.1(p) and 8.1(r) is true and correct as if each reference therein (i) to ‘an Obligor’, ‘the Obligors’, ‘each Obligor’, ‘no Obligor’ and ‘such Obligor’ was instead a reference to ‘a KAPS Holdco Party’, ‘the KAPS Holdco Parties’, ‘each KAPS Holdco Party’, ‘no KAPS Holdco Party’ and ‘such KAPS Holdco Party’, respectively, (ii) to ‘each of the Borrower and the other Obligors’ was instead a reference to ‘each KAPS Holdco Party’, (iii) to ‘the Borrower or any other Obligor’ was instead a reference to ‘any KAPS Holdco Party’, (iv) to ‘Loan Document’ was instead a reference to ‘KAPS Material Document’ and (v) to ‘Permitted Liens’ was instead a reference to ‘KAPS Permitted Liens’; provided that (A) references to ‘hereunder’ shall be disregarded and (B) references to the ‘Knowledge’ of the Borrower shall remain as such.

8.3	Deemed Repetition

(a)

On the date of any Drawdown (except for a Drawdown under the KAPS Facility) made by the Borrower pursuant hereto each of the representations and warranties contained in Section 8.1 shall be true and correct in all material respects as if made on such date of such Drawdown (excluding those representations and warranties which are expressly made as of a specific date only); and

(b)

on the date of any Drawdown under the KAPS Facility made by the Borrower pursuant hereto each of the representations and warranties contained in Sections 8.1 and 8.2 shall be true and correct in all material respects as if made on such date of such Drawdown (excluding those representations and warranties which are expressly made as of a specific date only); and

in each case, the Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent in writing and has been waived in accordance herewith, no Default or Event of Default has occurred and is continuing nor will any such event occur as a result of the aforementioned Drawdown.

8.4	Other Loan Documents

All representations and warranties of any Obligor contained elsewhere in this Agreement or in any other Loan Document delivered pursuant hereto or thereto shall be deemed to constitute representations and warranties made to the Agent and the Lenders under Sections 8.1 and 8.2 of this Agreement as of the date made under such Loan Document.

8.5	Effective Time of Repetition

All representations and warranties, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as of a specific date only.

8.6	Nature of Representations and Warranties

The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders’ Counsel, until the repayment of the Outstandings and the cancellation of the Credit Facilities.

Article 9

GENERAL COVENANTS

9.1	Reporting Covenants

The Borrower, with respect to itself and each other Obligor, covenants and agrees with each of the Lenders and the Agent that:

(a)

Financial Statements and Other Reporting. The Borrower covenants and agrees with each of the Lenders and the Agent that it shall keep, and shall cause each of the other Obligors to keep, proper books of record and account in which full and correct entries shall be made in all material respects in respect of the business, affairs, financial condition and Property of the applicable Obligor, and the Borrower shall deliver to the Agent, or post (where applicable):

(i)

as soon as available in accordance with the reporting requirements under the USA, and in any event within 120 days after the end of each of the Borrower’s Fiscal Years, the audited annual Financial Statements of the Borrower on a consolidated basis, for each such Fiscal Year, together with the notes thereto, all prepared in accordance with GAAP consistently applied, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or contain a note as to the status of the Borrower or any other Obligor as a going concern (unless caused solely by the impending maturity of any Debt);

(ii)

as soon as available in accordance with the reporting requirements under the USA, and in any event within 60 days (or, in respect of the first Fiscal Quarter ending after the Closing Date, 90 days) after the end of its first, second and third Fiscal Quarters in each Fiscal Year, the unaudited quarterly Financial Statements of the Borrower on a consolidated basis, for each such Fiscal Quarter, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous Fiscal Year (other than in the case of such Financial Statements for the first Fiscal Year), all prepared in accordance with GAAP consistently applied and certified by the president, chief executive officer, chief financial officer, treasurer or vice president finance of the Borrower to present fairly, in all material respects, the consolidated financial condition of the Borrower in accordance with GAAP;

(iii)	concurrently with delivering the Financial Statements pursuant to Section 9.1(a)(i) or 9.1(a)(ii), a Compliance Certificate including, if applicable, an update to Schedule H and Schedule I;

(iv)

as soon as available, and in any event within 45 days (or, in respect of the first Fiscal Quarter ending after the Closing Date, 90 days) after the end of each of its Fiscal Quarters, an operating statement in respect of the operations of the Obligors based on information reasonably available to the Borrower;

(v)

as soon as available in accordance with the requirements under the USA and in any event not later than the date of delivery of the Financial Statements pursuant to Section 9.1(a)(i), a consolidated operating and capital budget of the Borrower; and

(vi)	such other information, reports, certificates or other matters affecting the business, affairs, financial condition or Property of the Obligors as the Agent may reasonably request.

The financial statements, budgets, descriptions, reports and other documents to be delivered pursuant to Sections 9.1(a)(i) to 9.1(a)(v) inclusive may be delivered by transmitting an electronic version of the same to the Agent and confirming (x) receipt thereof by the Agent and (y) the ability of the Agent to access the same, or by posting such documents on the Borrower’s web site or another web site specified by written notice by the Borrower to the Agent, in each case, provided that such web site is accessible to the Lenders at all times and the Borrower notifies the Agent that any such document has been posted on such web site and further provided that, in the case of Compliance Certificates, an original thereof is executed and delivered to the Agent promptly after such posting.

(b)

Notice of Default. The Borrower shall deliver to the Agent, promptly upon becoming aware of the occurrence of a Default or the occurrence of an Event of Default, an Officer’s Certificate describing the foregoing in reasonable detail and specifying the steps, if any, being taken to cure or remedy the same.

(c)

Notice of Change of Chief Executive Office, Records or Location. Promptly, and not later than 15 days (or such shorter period as may be agreed to by the Agent) prior to a change to any Obligor’s (i) jurisdiction of organization or the location of its chief executive office or place of business or principal residence or (ii) legal name, the Borrower shall notify the Agent in writing of such change and the details thereof.

(d)	Notice of Designated Contribution Proceeds. Promptly after receiving any Designated Contribution Proceeds, the Borrower shall notify the Agent in writing of receipt thereof.

(e)

KAPS Reporting Covenants. From and after the Initial KAPS Facility Drawdown Date, the Borrower covenants and agrees with each of the Lenders and the Agent that it shall deliver to the Agent, or post (where applicable):

(i)	if prepared by the KAPS Project Operator, promptly after receipt thereof from the KAPS Project Operator, each quarterly construction progress report with respect to the KAPS Project;

(ii)

if prepared by the KAPS Project Operator, upon the occurrence of the In-Service Date (as defined in the KAPS CO&O), promptly after receipt thereof from the KAPS Project Operator, each Annual Work Program and Budget (as defined in the KAPS CO&O);

(iii)

commencing with the first Fiscal Quarter ending after the Initial KAPS Facility Drawdown Date, within 60 days (or, in respect of the first Fiscal Quarter ending after the Initial KAPS Facility Drawdown Date, 90 days) after the end of each such Fiscal Quarter, a quarterly operating statement in respect of the KAPS JV based on information reasonably available to the Borrower, such quarterly operating statement to be in form satisfactory to the KAPS Lead Arrangers (each acting reasonably);

(iv)

commencing with the first Fiscal Quarter ending after the Initial KAPS Facility Drawdown Date, within 60 days (or, in respect of the first Fiscal Quarter ending after the Initial KAPS Facility Drawdown Date, 90 days) after the end of each Fiscal Quarter ending after the Initial KAPS Facility Drawdown Date, a report in a form satisfactory to the KAPS Lead Arrangers (each acting reasonably) detailing (A) compliance with, and implementation of, the EPAC during such Fiscal Quarter and (B) any non-compliance and actions taken or proposed to be taken in order to rectify any such non-compliance;

(v)	promptly following any such approval, notice of the approval by the KAPS Holdco Parties of any ‘Capacity Expansion’ or any ‘System Extension’ (as each such term is defined in the KAPS CO&O); and

(vi)

such other information, reports, certificates or other matters affecting the KAPS Project or the business, affairs, financial condition or Property of the KAPS Holdco Parties as the Agent may reasonably request and to the extent reasonably available to the Borrower or the KAPS Holdco Parties.

(f)

Procurement of KAPS Information. The Borrower shall use commercially reasonable efforts to obtain the information referred to in Sections 9.1(e)(i) and 9.1(e)(ii) on or prior to the time by which such information is required to be delivered by the KAPS Project Operator pursuant to the KAPS Material Documents.

9.2	Positive Covenants

The Borrower, with respect to itself and each other Obligor, covenants and agrees with each of the Lenders and the Agent that:

(a)

Payment and Performance. The Borrower shall duly and punctually pay the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by it hereunder at the times and in the manner specified hereunder and the Borrower shall, and shall cause each of the other Obligors to, perform and observe all of their respective obligations under this Agreement and under any other Loan Document to which it or any other Obligor is a party.

(b)	Existence and Conduct of Business. The Borrower shall, and shall cause each of the other Obligors to:

(i)	except as permitted by Section 9.3(h), maintain their respective corporate or partnership existences in good standing;

(ii)

register and qualify and remain duly registered and qualified as a corporation or partnership authorized to carry on business under the laws of each jurisdiction in which the nature of any business transacted by it or the character of any Property owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not have a Material Adverse Effect;

(iii)

preserve and keep in full force and effect all franchises, licences, rights, privileges and permits necessary to enable the Borrower and each of the other Obligors to operate and conduct their respective businesses in accordance with good industry practice, except to the extent such failure to comply or to preserve or keep in full force and effect would not have a Material Adverse Effect; and

(iv)

maintain, protect and defend title to all Property held by the Borrower or any other Obligor and take all such acts and steps as are necessary or advisable at any time and from time to time to maintain such Property in good standing, except to the extent the failure to so maintain, protect and defend or to take any such acts or steps would not have a Material Adverse Effect.

(c)	Compliance with Applicable Laws. The Borrower shall, and shall cause each of the other Obligors to:

(i)	carry on and conduct its business, and keep, maintain and operate its Property, in accordance with all Applicable Laws and good industry practice in the oil and gas midstream industry;

(ii)

keep and maintain all of its Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Property, including all equipment, machinery and facilities, in accordance with good industry practice in the oil and gas midstream industry; and

(iii)

observe and conform to all requirements of any approval by any Governmental Authority relative to any of its Property and all covenants, terms and conditions of all agreements upon or under which any of such Property is held, except, in each case, to the extent the failure to do so would not have a Material Adverse Effect.

(d)

Inspection. At any reasonable time and from time to time upon reasonable prior notice, and during usual business hours, the Borrower shall permit the Agent, each Lender and any representative thereof (at the expense of the Borrower during the continuance of a Default or an Event of Default and otherwise at the expense of the Agent or such Lender) to examine and make copies of and abstracts from the records and books of account of any Obligor (subject to the Borrower’s safety requirements and standards) and to visit and inspect the premises and properties of any Obligor and to discuss the affairs, finances and accounts of any Obligor with any of the officers or auditors and other professional advisors of any Obligor, subject to any contractual restrictions regarding confidentiality. Notwithstanding anything to the contrary in this 9.2(c), neither the Borrower nor any Obligor will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

(e)

Insurance. The Borrower shall maintain, or cause to be maintained, all-risks property insurance in connection with the Property and businesses of the Borrower and other types of insurance, including liability insurance with respect to claims for personal injury, death or property damage, with respect to the operation of such businesses, all in accordance with good industry standards and to the extent available on commercially reasonable terms and with creditworthy and reputable insurance companies in such amounts and with such deductibles as are in accordance with good industry standards, except to the extent failure to do so would not have a Material Adverse Effect. The Borrower shall, from time to time at the request of the Agent acting reasonably, promptly deliver to the Agent evidence of the insurance required to be maintained pursuant to this Section 9.2(e) in the form of a certificate of insurance. For the avoidance of doubt, SemGroup may maintain the insurance policies referred to above.

(f)

Payment of Taxes and Preferred Claims. The Borrower shall, and shall cause each of the other Obligors to, from time to time, file all material tax returns which are required to be filed and pay or cause to be paid, all material rents, Taxes, Other Taxes, rates, levies, assessments (ordinary or extraordinary), governmental fees and dues, wages, workers’ compensation arrangements, government royalties, pension fund obligations and any other amounts which may result in a Lien on their Property arising under statute or regulation (any of which being a “Levy”) and to make and remit all material withholdings lawfully levied, assessed or imposed upon an Obligor or any of the assets of an Obligor, as and when the same become due and payable, except when and for so long as the validity of such Levy or withholding is subject to a Permitted Contest or would not otherwise have a Material Adverse Effect.

(g)

Priority of Outstandings. The Borrower shall ensure that the Outstandings and the obligations of each Obligor under its Obligor Guarantee rank at least pari passu in right of payment with the most senior unsubordinated Debt of the Borrower or such Obligor, as the case may be.

(h)

Compliance with Environmental Matters. Without limiting the generality of Section 9.2(c), the Borrower shall, and shall cause each of the other Obligors to, conduct their business and operations so as to so comply at all times with all Environmental Laws, Environmental Permits and Environmental Orders if the consequence of a failure to comply would, either alone or in conjunction with any other such failures to so comply, have a Material Adverse Effect.

(i)

Environmental Audit. Upon the occurrence or discovery of any circumstance, condition or event which, in the opinion of the Majority Lenders, acting reasonably, would reasonably be expected to result in any Environmental Claim which would have a Material Adverse Effect and if a Default or Event of Default has also occurred and is continuing, the Majority Lenders may (unless such an audit is already being undertaken by the Borrower and the Lenders are entitled to rely thereon) arrange, after consultation with the Borrower, for an environmental audit to be conducted by an independent environmental engineer or other environmental consultant at the expense of the Borrower (if an Event of Default has occurred and is continuing) in respect of such circumstance, condition or event. The Borrower shall, and shall cause each other Obligor to, upon reasonable prior notice and during usual business hours, provide access to its Property in order for such engineer or consultant to conduct such environmental and other inspections as it deems advisable, acting reasonably, and in that connection to examine the books, records, assets, affairs and business operations of such Person and to make inquiries of governmental offices concerning compliance by such Person with Environmental Laws. For certainty, the cooperation by the Borrower with any such environmental or other inspection in accordance with this Section 9.2(i) shall not constitute an acknowledgment by the Borrower or the Sponsors that such circumstance, condition or event or discovery would reasonably be expected to result in any Environmental Claim which would have a Material Adverse Effect.

(j)	Use of Credit Facilities. The Borrower shall use the proceeds from any Drawdowns under the Credit Facilities solely for the applicable purposes described in Section 2.1(g).

(k)

Further Assurances. The Borrower, at its expense, shall, and shall cause each other Obligor to promptly cure any default by it in the execution and delivery of this Agreement or of any of the other Loan Documents to which it is a party, and after reasonable notice thereof from the Agent, promptly take all such further action, do all such further things and execute and deliver all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for compliance with, or accomplishment of, the covenants and agreements hereunder or to more fully state the obligations set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

(l)

Anti-Corruption Laws, AML Legislation and Sanctions. The Borrower (or SemGroup on its behalf) shall maintain in effect and enforce policies or codes of conduct intended to ensure compliance in all material respects by the Obligors and their respective directors, officers and employees with Anti-Corruption Laws, AML Legislation and Sanctions applicable to such Persons.

(m)

Ring Fence Test. The Borrower shall ensure that at all times (i) at least 90% of Consolidated Total Assets (excluding for such purposes the KAPS JV Assets) are directly owned by the Obligors on an unconsolidated basis and (ii) at least 90% of Consolidated EBITDA (excluding for greater certainty and for such purposes any KAPS Consolidated EBITDA) is directly generated by the Obligors on an unconsolidated basis.

(n)

KAPS Equity Contributions. The Borrower shall ensure that, until such amounts are invested by the Borrower or any other Obligor in a KAPS Holdco Party, all KAPS Equity Contributions shall be held in a segregated account of the Borrower held with the Agent and subject to the Liens created pursuant to the Security Documents.

(o)	KAPS Holdco Party Positive Covenants. The Borrower shall ensure that, on and from the Initial KAPS Facility Drawdown Date, each KAPS Holdco Party:

(i)	except as permitted by Section 9.3(n)(vi), maintains its respective corporate or partnership existence in good standing;

(ii)

registers and qualifies and remains duly registered and qualified as a corporation or partnership authorized to carry on business under the laws of each jurisdiction in which the nature of any business transacted by it or the character of any Property owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not have a Material Adverse Effect or a KAPS Material Adverse Effect;

(iii)

preserves and keeps in full force and effect all franchises, licences, rights, privileges and permits necessary to enable it to operate and conduct its respective businesses in accordance with good industry practice, except to the extent such failure to comply or to preserve or keep in full force and effect would not have a Material Adverse Effect or a KAPS Material Adverse Effect;

(iv)

maintains, protects and defends title to all Property held by it and take all such acts and steps as are necessary or advisable at any time and from time to time to maintain such Property in good standing, except to the extent the failure to so maintain, protect and defend or to take any such acts or steps would not have a Material Adverse Effect or a KAPS Material Adverse Effect;

(v)

carries on and conducts its business, and keeps, maintains and operates its Property, in accordance with all Applicable Laws and good industry practice in the oil and gas midstream industry except to the extent the failure to do so would not have a Material Adverse Effect or a KAPS Material Adverse Effect;

(vi)

keeps and maintains all of its Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserves, maintains and keeps in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Property, including all equipment, machinery and facilities, in accordance with good industry practice in the oil and gas midstream industry except to the extent the failure to do so would not have a Material Adverse Effect or a KAPS Material Adverse Effect;

(vii)

observes and conforms to all requirements of any approval by any Governmental Authority relative to any of its Property and all covenants, terms and conditions of all agreements upon or under which any of such Property is held except to the extent the failure to do so would not have a Material Adverse Effect or a KAPS Material Adverse Effect;

(viii)

at any reasonable time and from time to time upon reasonable prior notice, and during usual business hours, permits the Agent, each Lender and any representative thereof (at the expense of the Borrower during the continuance of a Default or an Event of Default and otherwise at the expense of the Agent or such Lender) to examine and make copies of and abstracts from the records and books of account of such KAPS Holdco Party (subject to such KAPS Holdco Party’s safety requirements and standards) and to visit and inspect the premises and properties of such KAPS Holdco Party and to discuss the affairs, finances and accounts of such KAPS Holdco Party with any of the officers or auditors and other professional advisors of such KAPS Holdco Party, subject to any contractual restrictions regarding confidentiality. Notwithstanding anything to the contrary in this Section 9.2(o)(viii), the Borrower will not be required to ensure that any KAPS Holdco Party disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product;

(ix)

maintains, or causes to be maintained, all-risks property insurance in connection with its Property and businesses and other types of insurance, including liability insurance with respect to claims for personal injury, death or property damage, with respect to the operation of such businesses, all in accordance with good industry standards and to the extent available on commercially reasonable terms and with creditworthy and reputable insurance companies in such amounts and with such deductibles as are in accordance with good industry standards, except to the extent failure to do so would not have a Material Adverse Effect or a KAPS Material Adverse Effect;

(x)

files all material tax returns which are required to be filed and pay or cause to be paid, all Levies and to make and remit all material withholdings lawfully levied, assessed or imposed upon it or any of its assets, as and when the same become due and payable, except when and for so long as the validity of such Levy or withholding is subject to a Permitted Contest or would not otherwise have a Material Adverse Effect or a KAPS Material Adverse Effect;

(xi)

without limiting the generality of Section 9.2(o)(v), conducts its business and operations so as to so comply at all times with all Environmental Laws, Environmental Permits and Environmental Orders if the consequence of a failure to comply would, either alone or in conjunction with any other such failures to so comply, have a KAPS Material Adverse Effect;

(xii)	complies in all material respects with the EPAC; and

(xiii)

maintains in effect and enforces policies or codes of conduct intended to ensure compliance in all material respects by such KAPS Holdco Party and its directors, officers and employees with Anti-Corruption Laws, AML Legislation and Sanctions applicable to such KAPS Holdco Party.

(p)	Change in KAPS Project Operator. The Borrower shall ensure that any change in the KAPS Project Operator is only made in accordance in all material respects with the terms of the KAPS CO&O.

9.3	Negative Covenants

The Borrower, with respect to itself and each other Obligor, covenants and agrees with each of the Lenders and the Agent that without the prior written consent of the Lenders:

(a)	Incurrence of Debt. The Borrower shall not, and shall not permit any other Obligor to, create, incur, assume or permit to be outstanding any Debt, except for Permitted Debt.

(b)

Negative Pledge. The Borrower shall not, and shall not permit any other Obligor to, create, issue, incur, assume, have outstanding or permit to exist any Liens on any of its or their present or future Property, except for Permitted Liens.

(c)

Dispositions. The Borrower shall not, and shall not permit any other Obligor to, directly or indirectly, make any sale, exchange, lease, transfer or other disposition of any of its Property to any Person, except for Permitted Dispositions.

(d)	Distributions. The Borrower shall not, and shall not permit any other Obligor to, make any Distribution, except for Permitted Distributions.

(e)	Financial Assistance. The Borrower shall not, and shall not permit any other Obligor to, provide any Financial Assistance, except for Permitted Financial Assistance.

(f)

Transactions with Affiliates. The Borrower shall not, and shall not permit any Obligor to, enter into any transaction, including the purchase, sale or exchange of any Property or the rendering of any services, with any of its shareholders, partners or with any of their respective Affiliates, or with any of its or their directors or officers, or enter into, assume or suffer to exist any employment, consulting or analogous agreement or arrangement with any such shareholder, partner or Affiliate or with any of its directors or officers, except a transaction or agreement or arrangement which is upon fair and reasonable terms not less favourable to the applicable Obligor that it would obtain in comparable arms-length transaction; provided that such restriction will not apply to (i) any transaction solely among the Obligors, (ii) any transaction pursuant to the Services Agreement, (iii) Permitted Distributions, (iv) the issuances of Permitted Preferred Equity, Permitted Shareholder Debt, and KKR Preferred Equity, (v) the Purchase Transaction, (vi) the Contribution Transactions, (vii) the receipt of contributions from the Sponsors and the issuance of equity interests in connection therewith, (viii) transactions involving the equity interests of the Borrower pursuant to which the Sponsors dispose, sell or otherwise assign such equity interests, (ix) reorganization transactions, including in connection with a Qualifying IPO, (x) transactions among the Obligors and the KAPS Holdco Parties, and (xi) any other transaction specifically permitted hereunder.

(g)

Change of Business. The Borrower and the other Obligors, taken as a whole, shall not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by, contemplated to be conducted by or proposed to be conducted by, the Borrower, Meritage and SemCAMS on the Closing Date, and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing.

(h)

Reorganization etc. The Borrower shall not, and shall not permit any other Obligor to, liquidate, dissolve or wind up or take any steps or proceedings in connection therewith or enter into any transaction or series of transactions whereby all or substantially all of its Property would become the property of any other Person (herein called a “Successor”) whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, dissolution, winding up, merger, transfer, sale or otherwise (each a “Successor Transaction”) unless:

(i)	such Person is (or becomes in accordance with Section 9.3(h)(iv)) an Obligor;

(ii)

if the Successor Transaction involves the Borrower, the Successor is a Person organized and existing under the federal laws of Canada or the laws in force in a province in Canada and the Successor Transaction would not result in a Default or an Event of Default under Section 12.1(m);

(iii)

if the Transaction involves an Obligor but not the Borrower, an Obligor is the continuing entity and the Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada, the United States, any state thereof, the District of Columbia, or any territory thereof;

(iv)	prior to or contemporaneously with the consummation of such Successor Transaction:

(A)	the Successor will be bound by or have assumed all the covenants and obligations of the applicable Obligor(s) under all Loan Documents to which it is a party; and

(B)

the Loan Documents to which the applicable Obligor(s) was a party immediately prior to entering into the Successor Transaction, will be valid and binding obligations of the Successor, enforceable against the Successor and entitling the Lenders, as against the Successor, to exercise all their rights under such Loan Documents;

provided that the Successor shall also execute and/or deliver to the Lenders such documents (including legal opinions of counsel to the Successor), if any, as may, in the opinion of the Lenders, acting reasonably, be necessary to effect or establish (A) and (B) above;

(v)

such Successor Transaction shall be on such terms and shall be carried out in such a matter so as to preserve and not to impair in any material respect any of the rights and powers of the Lenders hereunder or under any other Loan Documents and not to affect adversely the liability of the Lenders for any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada or any province or political subdivision thereof, the Government of the United States or any state or political subdivision thereof and any authority or agency therein or thereof having power to impose or levy taxes, duties, assessments or charges; and

(vi)

no Default or Event of Default shall have occurred and be continuing immediately prior to such Successor Transaction or will occur (including as determined by a Pro Forma Basis testing) upon or as a result of such Successor Transaction.

(i)	Hedge Agreements. The Borrower shall not, and shall not permit any other Obligor to, enter into any Hedge Agreements for speculative purposes.

(j)	Limitation on Investments. The Borrower shall not, and shall not permit any other Obligor to, make any Investments other than Permitted Investments.

(k)	Sale Leasebacks. The Borrower shall not, and shall not permit any other Obligor to, enter into any Sale Leaseback.

(l)	Foreign Assets Control Regulations. The Borrower shall not, and shall not permit any other Obligor or Subsidiary to, directly or indirectly:

(i)	knowingly use the proceeds of any Loans in violation of any Sanction Laws;

(ii)	knowingly violate any AML Legislation;

(iii)

engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering;

(iv)	become a Sanctioned Person or knowingly permit any of their respective Affiliates to become a Sanctioned Person;

(v)	knowingly conduct any business or engage in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person in violation of any Sanction Laws;

(vi)	knowingly deal in, or otherwise engage in any transaction related to, any Property or interests in Property blocked pursuant to any AML Legislation or Sanction Laws; or

(vii)

engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any AML Legislation or Sanction Laws.

(m)

FCPA. The Borrower shall not, and shall not permit any other Obligor or Subsidiary to, intentionally use the proceeds of any Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(n)	KAPS Holdco Party Negative Covenants. The Borrower shall ensure that, on and from the Initial KAPS Facility Drawdown Date, no KAPS Holdco Party shall:

(i)	create, incur, assume or permit to be outstanding any Debt other than any Debt incurred in favour of the Borrower or amongst the KAPS Holdco Parties;

(ii)	create, issue, incur, assume, have outstanding or permit to exist any Liens on any of its or their present or future Property, except for KAPS Permitted Liens;

(iii)	provide any Financial Assistance except in support of the other KAPS Holdco Party;

(iv)

enter into any transaction, including the purchase, sale or exchange of any Property or the rendering of any services, with any of its shareholders, partners or with any of their respective Affiliates, or with any of its or their directors or officers, or enter into, assume or suffer to exist any employment, consulting or analogous agreement or arrangement with any such shareholder, partner or Affiliate or with any of its directors or officers, except a transaction or agreement or arrangement which is upon fair and reasonable terms not less favourable to the applicable KAPS Holdco Party that it would obtain in comparable arms-length transaction; provided that such restriction will not apply to (A) any transaction solely among the KAPS Holdco Parties and the Obligors, (B) the receipt of contributions or shareholder loans from the Obligors and the issuance of equity interests or debt instruments in connection therewith, (C) transactions involving the equity interests of the KAPS Holdco Parties pursuant to which the Obligors dispose, sell or otherwise assign such equity interests, (D) transactions specifically contemplated by the KAPS Material Documents, and (E) any other transaction specifically permitted hereunder;

(v)

fundamentally and substantively alter the character of its business from the business conducted by, contemplated to be conducted by or proposed to be conducted by it on the Amendment Effective Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing;

(vi)

liquidate, dissolve or wind up or take any steps or proceedings in connection therewith or enter into any transaction or series of transactions whereby all or substantially all of its Property would become the property of any other Person (herein called a “KAPS Holdco Successor”) whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, dissolution, winding up, merger, transfer, sale or otherwise (each a “KAPS Holdco Successor Transaction”) unless:

(A)

a KAPS Holdco Party is the continuing entity and the KAPS Holdco Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada, the United States, any state thereof, the District of Columbia, or any territory thereof;

(B)	prior to or contemporaneously with the consummation of such KAPS Holdco Successor Transaction:

(I)	the KAPS Holdco Successor is or becomes a Subsidiary of the Borrower; and

(II)	the Equity Securities of such KAPS Holdco Successor are or become subject to perfected Liens in favour of the Agent for the benefit of the Lender Secured Parties;

provided that the KAPS Holdco Successor shall also execute and/or deliver to the Lenders such documents (including legal opinions of counsel to such KAPS Holdco Successor), if any, as may, in the opinion of the Lenders, acting reasonably, be necessary to effect or establish (I) and (II) above;

(C)

such KAPS Holdco Successor Transaction shall be on such terms and shall be carried out in such a matter so as to preserve and not to impair in any material respect any of the rights and powers of the Lenders hereunder or under any other Loan Documents and not to affect adversely the liability of the Lenders for any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada or any province or political subdivision thereof, the Government of the United States or any state or political subdivision thereof and any authority or agency therein or thereof having power to impose or levy taxes, duties, assessments or charges; and

(D)

no Default or Event of Default shall have occurred and be continuing immediately prior to such Successor Transaction or will occur (including as determined by a Pro Forma Basis testing) upon or as a result of such KAPS Holdco Successor Transaction;

(vii)	enter into any Hedge Agreements for speculative purposes;

(viii)	make any Investments other than (x) Investments in the KAPS Project in accordance with KAPS Material Documents and (y) Investments in the form of cash or Cash Equivalents;

(ix)	enter into any Sale Leaseback;

(x)

create, or otherwise cause or suffer to exist, any consensual encumbrance or consensual restriction on the ability of such KAPS Holdco Party to pay dividends or make any other distributions on its Equity Securities to any Obligor; or

(xi)	amend any KAPS Material Document in a manner that is materially adverse to the interests of the KAPS Facility Lenders, except with the consent of the KAPS Facility Lenders (acting reasonably).

9.4	Financial Covenants

(a)	Commencing with the first Fiscal Quarter ending after the Closing Date, the Borrower covenants and agrees with each of the Lenders and the Agent that:

(i)	Total Debt to Adjusted EBITDA Ratio except during the Covenant Adjustment Period.

(A)

except during the Covenant Adjustment Period, if and for so long as no Permitted Junior Debt is outstanding, as at the end of each Fiscal Quarter the Total Debt to Adjusted EBITDA Ratio shall not exceed 4.50 to 1.00; provided that after the occurrence of any Material Acquisition, the maximum Total Debt to Adjusted EBITDA Ratio shall be temporarily increased to 5.00 to 1.00 for the Fiscal Quarter during which such Material Acquisition occurs and for each of the next two Fiscal Quarters thereafter; and

(B)

except during the Covenant Adjustment Period, if and for so long as any Permitted Junior Debt is outstanding, as at the end of each Fiscal Quarter the Total Debt to Adjusted EBITDA Ratio shall not exceed 5.00 to 1.00; provided that after the occurrence of any Material Acquisition, the maximum Total Debt to Adjusted EBITDA Ratio shall be temporarily increased to 5.50 to 1.00 for the Fiscal Quarter during which such Material Acquisition occurs and for each of the next two Fiscal Quarters thereafter;

(ii)	Total Debt to Adjusted EBITDA Ratio during the Covenant Adjustment Period.

(A)

as at the end of each Fiscal Quarter during the Covenant Adjustment Period (except for the last three Fiscal Quarters thereof), the Total Debt to Adjusted EBITDA Ratio shall not exceed 5.00 to 1.00; and

(B)	as at the end of the last three Fiscal Quarters of the Covenant Adjustment Period, the Total Debt to Adjusted EBITDA Ratio shall not exceed 4.75 to 1.00;

(iii)	Minimum Debt Service Coverage Ratio. as at the end of each Fiscal Quarter, the Debt Service Coverage Ratio shall not be less than 1.20 to 1.00; and

(iv)

Senior Debt to Adjusted EBITDA Ratio. if and for so long as any Permitted Junior Debt is outstanding, as at the end of each Fiscal Quarter the Senior Debt to Adjusted EBITDA Ratio shall not exceed 3.50 to 1.00; provided that after the occurrence of any Material Acquisition, the maximum Senior Debt to Adjusted EBITDA Ratio shall be temporarily increased to 4.00 to 1.00 for the Fiscal Quarter during which such Material Acquisition occurs and for each of the next two full Fiscal Quarters.

(b)

In the event the Borrower fails to comply with one or more of the Financial Covenants set out in Sections 9.4(a)(i) or 9.4(a)(iv) as at the end of a Fiscal Quarter ending prior to a Qualifying IPO, from the beginning of any such Fiscal Quarter until the expiration of the 30th Banking Day following the date that the Compliance Certificate in respect of such Fiscal Quarter is required to be delivered pursuant to Section 9.1(a)(iii), any holder of Equity Securities or Equity Securities Equivalents of the Borrower or any Parent Entity shall have the right, to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of capital stock or stock equivalents (other than Disqualified Equity Securities) by the Borrower (or from a contribution to the common equity capital of the Borrower) to be contributed, directly or indirectly, as cash common equity to the Borrower, and upon receipt by the Borrower of such cash contribution (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i)

Total Debt and/or Senior Debt, as applicable, shall be decreased solely to the extent proceeds of the Cure Amount are actually applied to prepay Outstanding Principal under any of the Credit Facilities, such prepayment to be applied first to the Term Loan Facility (and, for certainty, the Total Term Commitment shall be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder) and thereafter to the Revolving Facility (and the Total Revolving Commitment shall not be permanently reduced to the extent of each such prepayment in respect of Outstanding Principal thereunder); and

(ii)

if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement;

provided that (w) during any consecutive four Fiscal Quarter period, no more than two (2) Cure Rights may be exercised, (x) during the term of the Credit Facilities, no more than five (5) Cure Rights may be exercised; and (y) each Cure Amount shall be no greater than the amount expected to be required to cause the Borrower to be in compliance with the Financial Covenants at the relevant time; and (z) all Cure Amounts shall be disregarded for the purposes of determining the Applicable Margin, Consolidated EBITDA, any baskets or any other amounts (other than compliance with the requirements of the Financial Covenants).

9.5	Agent May Perform Covenants

If the Borrower fails to perform any covenants on its part herein contained for a period of 10 Banking Days after written notice from the Agent to remedy the same, the Agent may give written notice to the Borrower of such failure and if such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent, and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall constitute credit advanced by the Lenders for the benefit of the Borrower and shall be forthwith payable by the Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 4.7 for amounts due in Cdn. Dollars or US Dollars, as the case may be. No such performance, payment or expenditure by the Agent shall be deemed to relieve the Borrower of any default hereunder or under the other Loan Documents.

Article 10

GUARANTEES AND SECURITY

10.1	Scope and Timing of Security and Guarantees

(a)

Scope of Security. All of the Lender Secured Obligations shall be secured, equally and rateably, by the Security Documents which will grant first priority Liens (subject to Permitted Liens) on, to and against (i) all present and future Property of the Obligors (except for the Excluded Property) and (ii) all Equity Securities and Equity Securities Equivalents of the Obligors owned by the Parent Pledgors, and all proceeds of the foregoing (other than (x) Excluded Property and (y) Distributions permitted to be made hereunder), as described therein.

(b)	Scope of Obligor Guarantees. Each Restricted Subsidiary shall Guarantee all of the Lender Secured Obligations pursuant to the Obligor Guarantees.

(c)

Scope of Non-Recourse Parent Guarantees. Each Parent Pledgor shall Guarantee all of the Lender Secured Obligations of the Obligors pursuant to the Non-Recourse Parent Guarantees; provided that the recourse under each Non-Recourse Parent Guarantee shall be limited in accordance with the provisions of Section 12 thereof.

(d)

Existing Security Documents. As of the Amendment Effective Date the Security Documents consist of the Obligor Debenture made by the Borrower in favour of the Collateral Agent, the Non-Recourse Parent Pledge made by KKR Midstream in favour of the Collateral Agent and the Non-Recourse Parent Pledge made by SemCanada in favour of the Collateral Agent.

10.2	Future Obligor Guarantees

Within 30 days after any Person becomes a Restricted Subsidiary after the Closing Date (or such longer period as may be agreed to by the Agent, acting reasonably), the Borrower shall deliver to the Agent:

(a)	if no other Restricted Subsidiary has delivered an Obligor Guarantee to the Agent, an Obligor Guarantee duly executed by such Restricted Subsidiary;

(b)

if another Restricted Subsidiary has delivered an Obligor Guarantee to the Agent, a “Guarantor Addition Agreement” (as defined in the Obligor Guarantee) duly executed by such Restricted Subsidiary; and

(c)

such supporting resolutions, certificates, opinions and other documents with respect to such “Guarantor Addition Agreement” as are contemplated by Sections 3.1(c), 3.1(d), 3.1(e) and 3.1(f), each in a form satisfactory to the Agent, acting reasonably.

10.3	Future Non-Recourse Parent Guarantees

Within 30 days after any Person becomes a Parent Entity after the Closing Date (or such longer period as may be agreed to by the Agent, acting reasonably), the Borrower shall deliver to the Agent:

(a)	a Non-Recourse Parent Guarantee duly executed by such Person; and

(b)

such supporting resolutions, certificates, and other opinions with respect to such Non-Recourse Parent Guarantee as are contemplated by Sections 3.1(c), 3.1(d), 3.1(e), 3.1(f) and 3.3(b), each in a form satisfactory to the Agent, acting reasonably.

10.4	Additional Security

(a)

Additional Obligor Security. Within 30 days after any Person becomes a Restricted Subsidiary after the Closing Date (or such longer period as may be agreed to by the Agent, acting reasonably), the Borrower shall cause such Restricted Subsidiary to deliver to the Agent:

(i)	an “Addition Agreement” (as defined in the Obligor Debenture) duly executed by such Restricted Subsidiary; and

(ii)

such supporting resolutions, certificates, opinions and other documents with respect to such “Addition Agreement” as are contemplated by Sections 3.1(c), 3.1(d), 3.1(e), 3.1(f) and, mutatis mutandis, 3.3(b), each in a form satisfactory to the Agent, acting reasonably.

(b)

Additional Non-Recourse Parent Pledges. Within 30 days after any Person becomes a Parent Entity after the Closing Date (or such longer period as may be agreed to by the Agent, acting reasonably), the Borrower shall deliver to the Agent:

(i)	a Non-Recourse Parent Pledge duly executed by such Person; and

(ii)

such supporting resolutions, certificates, opinions and other documents with respect to such Non-Recourse Parent Pledge as are contemplated by Sections 3.1(c), 3.1(d), 3.1(e), 3.1(f) and 3.3(b) each in a form satisfactory to the Agent, acting reasonably.

10.5	Collateral and Perfection Requirements.

(a)	General. The Borrower shall, and shall cause each other Obligor to:

(i)	comply with and perform in all material respects each of the terms, conditions and covenants set forth in the Security Documents applicable to such Obligor;

(ii)

deliver to the Agent copies of the Security Documents, in form and substance reasonably satisfactory to the Agent and Lenders’ Counsel encumbering the Equity Securities in the Restricted Subsidiaries held by any of the Obligors, together with (A) evidence that all other action that the Agent may reasonably deem necessary in order to create valid and subsisting Liens on the Collateral, subject to no other Liens (other than Permitted Liens), has been taken, and (B) completed PPSA financing statements and other filings, as the case may be, for each appropriate jurisdiction reasonably deemed necessary by the Agent to perfect the Agent’s (on behalf of the Lender Secured Parties) security interest with respect to the Collateral naming the applicable Obligor as debtor and the Agent (on behalf of the Lender Secured Parties) as a secured party;

(iii)

deliver to the Agent (A) all certificates representing Equity Securities and Equity Securities Equivalents of any Restricted Subsidiary of the Borrower held directly by the Borrower or any other Obligor and (B) all evidences of Debt in excess of Cdn.$5,000,000 received by the Borrower or any of the Obligors that is owing to any other Obligor, in each case, to be delivered to the Agent as security for the Lender Secured Obligations accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security Documents; provided that, notwithstanding the foregoing any promissory note among the Borrower and its Subsidiaries need not be delivered to the Agent so long as (A) a global intercompany note superseding such promissory note has been delivered to the Agent, (B) such promissory note is not delivered to any other party other than the Borrower or any other Obligor, in each case, owed money thereunder, and (C) such promissory note indicates on its face that it is subject to the security interest of the Agent; and

(iv)

take such reasonable action as is necessary to maintain a valid first priority Lien (subject to Permitted Liens) on all Collateral in favour of the Lender Secured Parties, and deliver to the Agent such documentation in connection therewith as is delivered to the Agent or any other Lender Secured Party, in form and substance reasonably satisfactory to the Agent.

(b)

Additional Collateral. If at any time the Borrower or any of the other Obligors shall grant to the Agent or a holder of any Lender Secured Obligation additional credit support or a Lien on additional collateral of any kind (in each case, that is not already Collateral) as additional security to secure any Lender Secured Obligations, then the Borrower shall, or shall cause such other Obligor to, (i) grant or provide to the Agent for the benefit of the Lender Secured Parties the same credit support or collateral so that the Lender Secured Obligations shall at all times be secured on an equal and ratable basis with the other Lender Secured Obligations, and (ii) deliver an opinion of counsel reasonably satisfactory to the Agent to the effect that such additional credit support and the Security Documents relating to any such collateral have been duly authorized, executed and delivered by the Borrower or such other Obligor, as applicable, constitute the legal, valid and binding obligations of the Borrower or such other Obligor, as applicable, are enforceable against the Borrower or such other Obligor in accordance with the terms thereof, and covering such other matters as the Agent may reasonably request.

(c)

Excluded Property. Notwithstanding any other provision of the Loan Documents, security over the following Property shall not be required: (i) (A) motor vehicles and other assets subject to certificates of title or goods required to be described by serial number under the PPSA, letter of credit rights (other than to the extent such rights can be perfected by filing a PPSA financing statement) and (B) any governmental licenses, leases or consents or federal or provincial, state or local franchises, charters and authorizations, to the extent a security interest in any such license, lease, consent, franchise, charter or authorization is prohibited or restricted thereby (after giving effect to the anti-assignment provisions of the PPSA, if applicable, the assignment of which is expressly deemed effective under the PPSA, notwithstanding such prohibition or restriction), other than proceeds and receivables thereof, (ii) except to the extent a security interest therein can be perfected by filing a PPSA financing statement, any assets specifically requiring perfection through control, Control Agreements or other control arrangements (other than delivery or control of pledged equity interests to the extent required herein), including deposit accounts, securities accounts and commodities accounts, (iii) pledges and security interests in assets prohibited or restricted by Applicable Law (including any requirement to obtain the consent of any Governmental Authority or third party) to the extent such consent has not been obtained (other than proceeds and receivables thereof) and those assets over which the granting of security interests in such assets would be prohibited by contract (including Permitted Liens, leases and licenses), Applicable Law or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the PPSA, other than proceeds thereof, the assignment of which is expressly deemed effective under the PPSA notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any Governmental Authority or would result in materially adverse tax consequences, (iv) any non-Canadian collateral or credit support (excluding, for certainty, Non-Recourse Parent Guarantees and Non-Recourse Parent Pledges), (v) margin stock and, to the extent requiring the consent of one or more third parties or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, equity interests in any person other than the Borrower and Wholly-Owned Subsidiaries, (vi) those assets as to which the Agent and the Borrower reasonably determine in writing that the cost of obtaining such a security interest or perfection thereof (including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary)) are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (vii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (viii) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement permitted under the Credit Facilities to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or an Obligor) after giving effect to the applicable anti-assignment provisions of the PPSA, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the PPSA notwithstanding such prohibition, (ix) “consumer goods” as defined in the PPSA and (x) equity interests of Unrestricted Subsidiaries which are subject to a Lien securing obligations of such Unrestricted Subsidiaries.

(d)

Limitation Regarding Real Property Registrations. Notwithstanding any other provision of the Loan Documents, the registration of any mortgages, caveats or other fixed charges at any land titles office or any other registry in respect of any owned real or leased property, pipeline rights of way or other surface rights shall not be required.

10.6	Accounts

(a)	Each Obligor shall maintain all of its cash on hand in the form of either cash or Cash Equivalents.

(b)	Each Obligor shall use commercially reasonable efforts to maintain all of its cash deposit accounts with the Agent or any Lender.

10.7	Registration and Perfection

The Agent may, at the Borrower’s expense, register, file or record the Security Documents in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the Lien constituted thereby. The Agent may amend and renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect or to preserve the Liens established by any prior registration, filing or recording thereof.

10.8	Permitted Liens

The Agent will, at the sole expense of the Borrower, forthwith upon request by the Borrower, execute and deliver to the Borrower, any other Obligor and any third party as requested by the Borrower, such discharges or postponements of the Security Documents and the Liens constituted thereby as the Borrower may reasonably request in order to permit such Obligor to create, incur, allow to be created or suffer to exist, any Liens securing Purchase Money Obligations or Finance Lease Obligations which in each case are permitted by Section 9.3(b).

10.9	Permitted Dispositions

The Agent will, at the sole expense of the Borrower, forthwith upon request by the Borrower, execute and deliver to the Borrower, any other Obligor and any third party as requested by the Borrower, such releases, discharges or letters of no interest in respect of the Security Documents as the Borrower may reasonably request in order to permit such Obligor to effect dispositions that are permitted by Section 9.3(c) free and clear of the Security Documents and the Liens constituted thereby.

10.10	Continuing Security

Each item or part of the Security Documents shall for all purposes be treated as a separate and continuing collateral security and shall be deemed to have been given in addition to and not in place of any other item or part of the Security Documents or any other security now held or hereafter acquired by the Agent on behalf of the Lender Secured Parties. No item or part of the Security Documents shall be merged or be deemed to have been merged in or by this Agreement or any documents, instruments or acknowledgements delivered hereunder, or any simple contract debt or any judgment, and any realization of or steps taken under or pursuant to any security, instrument or agreement shall be independent of and not create a merger with any other right available to the Agent or any Lender under any security, instruments or agreements held by it or at law or in equity.

10.11	Dealing with Security

Subject to Section 16.10(b)(vii), the Agent on behalf of the Lender Secured Parties may grant extensions of time or other indulgences, take and give up securities (including the Security Documents or any part or parts thereof), accept compositions, grant releases and discharges and otherwise deal with any Obligor, the Agent, other Lender Secured Parties and others and with the Security and each part thereof as the Agent may see fit, and may, subject to Section 7.6, apply all amounts received from any Obligor or others or from securities (including the Security or any part thereof) upon such part of the liabilities of the Borrower hereunder or under any of the Security as the Agent may direct, without prejudice to or in any way limiting the liability of the Obligors under the Loan Documents or any other collateral security.

10.12	Effectiveness

The Liens created by the Security Documents shall be effective, and the undertakings as to the Security Documents herein or in any other Loan Document shall be continuing, whether any Debt hereunder is then outstanding or any amounts thereby secured or any part thereof shall be owing before or after, or at the same time as, the creation of such Liens or before or after or upon the date of execution of any amendments to this Agreement, until all Outstandings have been repaid in full and this Agreement has been terminated.

10.13	Hedging Affiliates and Cash Management Affiliates

Each Lender hereby confirms to and agrees with the Agent and the other Lenders as follows:

(a)

such Lender is, for the purpose of securing the Lender Hedge Obligations and Cash Management Obligations owing to or in favour of its Affiliates pursuant to the Security Documents, executing and delivering this Agreement both on its own behalf and as agent for and on behalf of such Affiliates;

(b)

the Agent shall be and is hereby authorized by each such Affiliate (i) to hold the Security Document on behalf of such Affiliate as security for the Lender Hedge Obligations and Cash Management Obligations owing to or in favour of such Affiliate in accordance with the provisions of the Loan Documents and (ii) to act in accordance with the provisions of the Loan Documents (including on the instructions or at the direction of the Lenders or the Majority Lenders (which, for certainty, shall not include their respective Affiliates)) in all respects with respect to the Security Documents;

(c)

to the extent that any Lender Hedge Agreement or Cash Management Document is entered into by an Affiliate of such Lender, such Lender shall cause such Affiliate to comply with the provisions of this Section 10.13 and Sections 7.6, 12.7 and 12.8 and such obligation shall survive such Lender ceasing to be a Lender hereunder; and

(d)

the Lender Hedge Agreements and/or Cash Management Documents of any such Affiliate and the Lender Hedge Obligations and/or Cash Management Obligations owing to or in favour of any such Affiliate shall not be included or taken into account for the purposes of Section 15.14 or (for certainty) in any determination of the Majority Lenders or all of the Lenders which shall be determined solely based upon the Commitments of the Lenders hereunder or the Outstanding Principal owing to the Lenders, as applicable.

10.14	Security for Hedging and Bilateral LCs with Former Lenders

If a Lender ceases to be a Lender under this Agreement (a “Former Lender”), all Lender Hedge Obligations owing to such Former Lender and its Affiliates under Lender Hedge Agreements, and all Bilateral LC Facility Obligations owing to such Former Lender in respect of Bilateral LCs issued by such Former Lender while such Former Lender was a Lender (and extensions thereof), shall remain secured by the Security Documents (equally and rateably) to the extent that such Lender Hedge Obligations or Bilateral LC Facility Obligations (as applicable) were secured by the Security Documents prior to such Lender becoming a Former Lender and, subject to the following provisions of this Section 10.14 and, unless the context otherwise requires, all references herein to “Lender Hedge Obligations” shall include such obligations to a Former Lender and its Affiliates, all references herein to “Lender Hedge Agreements” shall include such Lender Hedge Agreements with a Former Lender and its Affiliates (in each case, other than Excluded Swap Obligations), all references herein to “Bilateral LC Facility Obligations” shall include such obligations to a Former Lender and all references herein to “Bilateral LC Facility Agreements” shall include such Bilateral LC Facility Agreements with a Former Lender. For certainty, any Lender Hedge Obligations under any individual Lender Hedge Agreements entered into with a Former Lender or an Affiliate thereof after the Former Lender has ceased to be a Lender (irrespective of the fact that the master agreement between such parties was entered into prior thereto), and any Bilateral LC Facility Obligations in respect of any Bilateral LCs issued by a Former Lender after the Former Lender has ceased to be a Lender (irrespective of the fact that the applicable Bilateral LC Facility Agreement between such parties was entered into prior thereto), shall in each case not be secured by the Security Documents. Notwithstanding the foregoing, no Former Lender or any Affiliate thereof shall have any right to cause or require the enforcement of the Security Documents or any right to participate in any decisions relating to the Security Documents, including any decisions relating to the enforcement or manner of enforcement of the Security Documents or decisions relating to any amendment to, waiver under, release of or other dealing with all or any part of the Security Documents; for certainty, the sole right of a Former Lender and its Affiliates with respect to the Security Documents is to share, on a pari passu basis, in any proceeds of realization and enforcement of the Security Documents.

10.15	Security Disclaimer

If any Lender determines, acting reasonably, that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any law of the United States or any state thereof, then such

Lender may notify the Agent that such Lender disclaims any and all benefit of such Lien under the Security Documents to the extent of such illegality; provided that such determination or disclaimer shall not (a) invalidate or render unenforceable such Lien for the benefit of the Agent or any other Lender Secured Party or (b) result in any redistribution of any payments under Section 15.14 as a consequence of any other Lender Secured Parties receiving realization proceeds from such Lien in excess of their respective Rateable shares of such realization proceeds.

Article 11

DESIGNATION OF RESTRICTED SUBSIDIARIES

11.1	Designation of Restricted Subsidiaries

The Borrower shall be entitled, from time to time (but subject to the proviso below) by notice in writing to the Agent (together with reasonable particulars which demonstrate compliance with the positive covenant in Section 9.2(m)), to designate that:

(a)	a Subsidiary which is an Unrestricted Subsidiary shall become a Restricted Subsidiary; or

(b)	a Restricted Subsidiary shall cease to be a Restricted Subsidiary;

provided that the Borrower shall not be entitled to designate that (A) a Restricted Subsidiary shall cease to be a Restricted Subsidiary if a Default or an Event of Default would result from or exist immediately after such designation, (B) a Subsidiary shall become a Restricted Subsidiary if a Default or an Event of Default would result from or exist immediately after such designation or (C) any Restricted Subsidiary that meets any of the qualifications set forth in parts (a) and (b) of the definition of “Restricted Subsidiary” shall cease to be a Restricted Subsidiary if and for so long as such Restricted Subsidiary meets any of such qualifications.

11.2	Provision or Release of Obligor Guarantee and Obligor Debenture

(a)

If any Subsidiary becomes a Restricted Subsidiary after the Closing Date, the Borrower shall cause such Restricted Subsidiary to become an Obligor by complying with its obligations under Sections 10.2 and 10.4(a).

(b)

If any Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions hereof or is sold or otherwise disposed of in a Permitted Disposition, the Agent shall promptly release such Subsidiary from the Obligor Guarantee and the Security Documents to which it is a party.

Article 12

EVENTS OF DEFAULT AND REMEDIES

12.1	Events of Default

Each of the following events or conditions shall constitute an “Event of Default”:

(a)	Principal Default. if the Borrower fails to pay any principal of any Loan when due and payable hereunder;

(b)

Other Payment Default. if the Borrower fails to pay (i) any interest (including, if applicable, default interest) on any Loan; (ii) any stamping fee with respect to Bankers’ Acceptances; (iii) any standby fees payable hereunder; or (iv) any other amount not specifically referred to herein payable by the Borrower hereunder or under any other Loan Document in each case when due and payable (other than principal of any Loan), and such default remains unremedied for a period of five (5) Banking Days after written notice of such default is delivered by the Agent to the Borrower;

(c)

Breach of Other Covenants. if any Obligor or Parent Pledgor fails to observe or perform any covenant or obligation herein or in any other Loan Document on its part to be observed or performed (other than a covenant or obligation whose breach or default in performance is specifically dealt with elsewhere in this Section 12.1) and:

(i)	such failure is not capable of being cured; or

(ii)

if such failure is capable of being cured, such failure remains unremedied for a period of thirty (30) days after written notice of such default is delivered by the Agent to the Borrower (or such longer period as may be acceptable to the Majority Lenders);

(d)

Incorrect Representations. if any representation, warranty or certification or other statement of fact (each a “Representation”) made or deemed to be made by or on behalf of any Obligor or Parent Pledgor herein or in any other Loan Document, certificate, report or financial statement at any time furnished by or on behalf of any Obligor or Parent Pledgor under or in connection with this Agreement or any other Loan Document shall prove to have been false or misleading in any material adverse respect on and as of the date made or deemed made and:

(i)	the circumstances giving rise to the false or misleading Representation are not capable of modification or rectification (such that the Representation would be correct); or

(ii)

if the circumstances giving rise to the false or misleading Representation are capable of modification or rectification (such that the Representation would be correct), the Representation remains incorrect or misleading for a period of thirty (30) consecutive days after written notice of such default is delivered by the Agent to the Borrower (or such longer period as may be acceptable to the Majority Lenders);

(e)

Involuntary Insolvency. if any case, proceeding or other action shall be instituted in any court of competent jurisdiction against any Obligor or Parent Pledgor, seeking in respect of such Obligor or Parent Pledgor an adjudication in bankruptcy, reorganization of its indebtedness, dissolution, winding up, liquidation, a composition, proposal or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, liquidator sequestrator or other Person with similar powers with respect to such Obligor or of all or any substantial part of its Property, or any other like relief in respect of such Person under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law and:

(i)	such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment; or

(ii)

the same shall continue undismissed, or unstayed and in effect, for any period of thirty (30) consecutive days unless the Agent (having regard to the nature of such cause or proceeding), at the direction of the Majority Lenders, shall have agreed to a longer period, and in such event, such longer period; provided that if an order, decree or judgment is granted (whether or not entered or subject to appeal) against any Obligor or Parent Pledgor thereunder, or a trustee, receiver or liquidator is appointed in the interim, and such order, decree, judgment or appointment is not stayed or discharged within five (5) days of it being granted, such grace period shall cease to apply;

(f)	Voluntary Insolvency. if any Obligor or Parent Pledgor:

(i)	makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors;

(ii)

makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United States Bankruptcy Code, or any other bankruptcy, insolvency or analogous law, or files a petition or proposal to take advantage of any act of insolvency;

(iii)

consents to or acquiesces in the appointment of a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any portion of its Property which is, in the opinion of the Majority Lenders, material;

(iv)

files a petition or otherwise commences any proceeding seeking any arrangement with creditors, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights (including the Canada Business Corporations Act);

(v)	commits or threatens to commit an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any statute passed in substitution therefor;

(vi)	becomes insolvent or is not able to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due; or

(vii)	consents to, or acquiesces in, the filing of such assignment, proposal, relief, petition, proposal, appointment or proceeding or takes any action to authorize or effect any of the foregoing;

(g)

Dissolution. other than as permitted by Section 9.3(h), if proceedings are commenced for the dissolution, liquidation or winding-up of an Obligor or Parent Pledgor unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Majority Lenders, or if a decree or order is enacted for the dissolution, liquidation or winding-up of an Obligor or Parent Pledgor, except in each case as permitted hereunder;

(h)

Security Realization. if any secured creditors of an Obligor realize upon or enforce their security against Property of such Person having an aggregate Fair Market Value in excess of the Threshold Amount and such realization or enforcement shall continue in effect and not be released, discharged or stayed within sixty (60) days;

(i)

Seizure. if (i) Property of any Obligor having an aggregate Fair Market Value in excess of the Threshold Amount or (ii) any Property which is pledged or charged pursuant to any Non-Recourse Parent Pledge is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect and such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within sixty (60) days;

(j)

Judgments. if final judgments or orders for the payment of money aggregating in excess of the Threshold Amount are rendered against any Obligor and the same remain undischarged and not effectively stayed or appealed for a period of sixty (60) days after entry thereof or shall remain undischarged for a period of sixty (60) days after expiration of any such stay;

(k)

Payment Cross Default. other than as specifically dealt with under this Section 12.1, if any Obligor defaults in the payment when due (whether at maturity, upon acceleration, on demand or otherwise) of any Debt for amounts in aggregate in excess of the Threshold Amount and, if there is a grace period applicable thereto, such payment default continues unremedied beyond the expiry of such grace period;

(l)

Non-Payment Cross Default. other than as specifically dealt with under this Section 12.1, if a default, event of default or other similar condition or event (however described) in respect of any Obligor occurs or exists under any indentures, credit agreements, agreements or other instruments evidencing or relating to any Debt of any Obligor (individually or collectively) in an aggregate amount in excess of the Threshold Amount and subject to any applicable grace period, such default, event or condition has resulted in such Debt becoming, or becoming capable at such time of being declared, due and payable thereunder before it would otherwise have been due and payable;

(m)	Change of Control. if a Change of Control occurs without the prior written consent of the Majority Lenders;

(n)

Lender Hedge Agreement. if Hedge Agreement Demands for Payment for aggregate amounts in excess of the Threshold Amount have been delivered to any Obligor and such Obligor fails to make payment thereunder within five (5) Banking Days after the time when such payment is due;

(o)

Invalidity. if any Loan Document or any material provision thereof, shall at any time for any reason cease to be in full force and effect (other than through a release by the Agent or the Lenders pursuant to the Loan Documents), be declared to be void or voidable (and the same is not forthwith effectively rectified or replaced by the applicable Obligor or Parent Pledgor to the satisfaction of the Majority Lenders (acting reasonably) within sixty (60) days of notice of such Loan Document not being in full force and effect, or declaration that such Loan Document is void or voidable, by the Agent to the applicable Obligor or Parent Pledgor specifying the particulars of such failure or declaration and requiring rectification or replacement, as applicable) or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by any Obligor or Parent Pledgor, or any Obligor or Parent Pledgor shall deny that it has any or any further liability or obligation thereunder or at any time it shall be unlawful or impossible for it to perform any of its obligations under any Loan Document;

(p)

Loss of Priority of Security. except for Permitted Liens or as otherwise permitted under this Agreement, if any of the Security Documents shall at any time and for any reason fail or cease to create a valid and perfected first priority Lien against any Collateral in favour of the Agent for the benefit of the Lender Secured Parties as against third parties (and the same is not forthwith effectively rectified or replaced by the applicable Obligor or Parent Pledgor) within thirty (30) days of notice of the same being received by the Borrower (or such longer period as may be agreed to by the Agent, acting reasonably) or any Obligor or Parent Pledgor denies, disaffirms or challenges the validity, perfection or priority of any such Lien;

(q)

Breach of KAPS Material Documents. if at any time on or after the Initial KAPS Facility Drawdown Date, any KAPS Holdco Party fails to observe or perform any covenant or obligation in KAPS Material Document on its part to be observed or performed and such failure would have or would reasonably be expected to have a Material Adverse Effect or a KAPS Material Adverse Effect and:

(i)	such failure is not capable of being cured; or

(ii)	if such failure is capable of being cured, such failure remains unremedied or unwaived beyond any applicable cure period in the applicable KAPS Material Document;

(r)	Change of Control. if at any time on or after the Initial KAPS Facility Drawdown Date a KAPS Change of Control occurs without the prior written consent of the KAPS Majority Lenders; or

(s)

Other Events of Default. if at any time on or after the Initial KAPS Facility Drawdown Date any event or condition set forth in Sections 12.1(e), 12.1(f), 12.1(g), 12.1(h), 12.1(i)(i), 12.1(j), 12.1(k) and 12.1(l) as if each reference therein (i) to ‘Obligor or Parent Pledgor’ was instead a reference to ‘KAPS Holdco Party’, (ii) to ‘any Obligor’ and ‘an Obligor’ was instead a reference to ‘any KAPS Holdco Party’ and ‘a KAPS Holdco Party’, respectively and (iii) to ‘the Threshold Amount’ was instead a reference to ‘Cdn.$10,000,000’.

12.2	Enforcement

(a)

If any Event of Default shall occur and for so long as it is continuing, the Total Commitment shall, upon the direction of the Majority Lenders to the Agent and written notice of the same from the Agent to the Borrower, terminate, and:

(i)	the entire principal amount of all Loans then outstanding hereunder and all accrued and unpaid interest thereon,

(ii)	an amount equal to the face amount at maturity of all Bankers’ Acceptances issued by the Borrower hereunder which are unmatured, and

(iii)	all other Outstandings outstanding hereunder,

shall, at the option of the Agent in accordance with the last sentence of Section 15.9 or upon the request of the Majority Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Borrower, all without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrower); provided that upon the occurrence of the Event of Default described in Section 12.1(e) or 12.1(f), such termination and acceleration shall be automatic, all without any notice and without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrower).

(b)

If the Borrower does not pay all Outstandings owing by it forthwith after receipt of an Acceleration Notice, the Agent on behalf of the Lenders and in accordance with Section 15.9 may, in their discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by Applicable Law for the recovery of all the Outstandings of the Borrower to the Lenders hereunder and proceed to exercise any and all rights hereunder and under the other Loan Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

12.3	Suspension of Lenders’ Outstandings

The occurrence of a Default or Event of Default that is continuing shall relieve the Lenders of all obligations to provide any further Drawdowns to the Borrower hereunder; provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by the Borrower and acceptable to the Lenders and the Agent, acting reasonably.

12.4	Cash Collateral Accounts

(a)

Upon the occurrence of an Event of Default that is continuing, the Agent on behalf of the Lenders may require the Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Bankers’ Acceptances into a Cash Collateral Account in accordance with Section 7.4(b).

(b)

Upon the occurrence of an Event of Default that is continuing, the Agent on behalf of the Lenders may require the Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Letters of Credit into a Cash Collateral Account in accordance with Section 7.4(c).

12.5	Right of Set-Off

If an Event of Default has occurred and is continuing, each of the Lenders is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Obligor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Lenders under this Section are in addition to other rights and remedies (including other rights of set-off, consolidation of accounts and bankers’ lien) that the Lenders may have. Each Lender agrees to promptly notify the Borrower and the Agent after any such set-off and application, but the failure to give such notice shall not affect the validity of such set-off and application.

12.6	“True Up” Adjustments Following Acceleration or Insolvency

Notwithstanding anything herein or in any other Loan Document to the contrary, if all Lender Secured Obligations become due and payable pursuant to Section 12.2 (an “Acceleration”):

(a)

each Lender agrees that it shall, at any time or from time to time thereafter at the request of the Agent as requested by any Lender, (i) purchase at par on a nonrecourse basis a participation in the Loans (including Letters of Credit) owing to each other Lender under the Revolving Facility and the Operating Facility and (ii) effect such other transactions and make such other adjustments as are necessary or appropriate, in order that the aggregate Outstandings owing to each of the Lenders under the Revolving Facility and the Operating Facility, as adjusted pursuant to this Section 12.6, shall be in the same proportion as each Lender’s Revolving Commitment was to the aggregate of the Total Revolving Commitment and the Operating Commitment immediately prior to the Acceleration; provided that in no event shall this readjustment result in (i) the Outstanding Principal owing to any Revolving Lender under the Revolving Facility exceed its Revolving Commitment or (ii) the Outstanding Principal owing to the Operating Lender under the Revolving Facility and the Operating Facility exceed the sum of its Revolving Commitment and Operating Commitment; and

(b)

any payment made by or on behalf of the Obligors under or pursuant to the Loan Documents, any proceeds from the exercise of any rights and remedies of the Agent and the Lenders under the Loan Documents and any distribution or payment received by the Agent or the Lenders with respect to the Obligors in the event of any bankruptcy, insolvency, winding-up, liquidation, arrangement, compromise or composition, shall be applied against the Outstandings in a manner so that, to the extent possible, the Outstandings owing to each of the Lenders under the Revolving Facility and the Operating Facility will be in the same proportion as each Lender’s Revolving Commitment was to the aggregate of the Total Revolving Commitment and the Operating Commitment immediately prior to the Acceleration.

12.7	Acceleration of All Lender Secured Obligations

(a)

If the Agent has delivered an Acceleration Notice to the Borrower or a Termination Event has occurred, then all Lender Hedge Obligations, Cash Management Obligations and Bilateral LC Facility Obligations shall be immediately due and payable and each Hedge Lender, Cash Manager and Bilateral LC Facility Lender shall (and shall be entitled to) promptly, and in any event within three Banking Days after receipt of notice of Acceleration Notice or Termination Event, deliver such other Demands for Repayment and notices as may be necessary to ensure that all Lender Hedge Obligations owed to such Hedge Lender, all Cash Management Obligations owed to such Cash Manager and all Bilateral LC Facility Obligations owed to such Bilateral LC Facility Lender shall be immediately due and payable under the applicable Lender Hedge Agreements, Cash Management Documents and Bilateral LC Facility Agreements.

(b)

As soon as reasonably practicable after the Acceleration Date, each Lender shall notify the Agent of the aggregate amount of Lender Hedge Obligations, Cash Management Obligations and Bilateral LC Facility Obligations owed to such Lender and any of its Affiliates.

(c)

Each agreement, indenture, instrument or other document evidencing or relating to Lender Hedge Obligations, Cash Management Obligations or Bilateral LC Facility Obligations shall, notwithstanding any provision thereof to the contrary, be deemed to be hereby amended to permit and require the applicable Hedge Lender, Cash Manager or Bilateral LC Facility Lender, as the case may be, which is a party thereto to comply with the provisions of this Section 12.7.

12.8	Sharing of Payments After Acceleration Date

(a)

Subject to Section 12.8(b), if after the Acceleration Date any Lender Secured Party, whether by exercising any right of set-off, bankers’ lien or counterclaim or otherwise, obtains any payment or other reduction of a proportion of the Lender Secured Obligations which is greater than its Rateable share of such Lender Secured Obligations, then such Lender Secured Party receiving such payment or other reduction shall:

(i)	promptly notify the Agent of such fact; and

(ii)

upon the request of the Agent as required by any Lender, purchase (for cash at face value) participations in the Lender Secured Obligations owing to the other Lenders, or make such other adjustments as may be necessary or appropriate, so that the benefit of all such payments and reductions shall be shared by the Lenders Rateably; provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is subsequently recovered by an Obligor, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest.

(b)	The provisions of Section 12.8(a) shall not apply to:

(i)	any payment received by any Lender Secured Party pursuant to and in accordance with the express terms of this Agreement;

(ii)

any payment obtained by a Lender Secured Party as consideration for the assignment of or sale of a participation in any of its Lender Secured Obligations to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply);

(iii)	the exercise of customary rights of counterclaim, set-off, banker’s lien or similar rights under any Cash Management Documents;

(iv)

any payment made in respect of an obligation supported by a letter of credit (other than a Letter of Credit or a Bilateral LC) to the extent such letter of credit is drawn in an amount sufficient to fund such payment;

(v)

any reduction in the amounts owing by a Hedge Lender to an Obligor under any Lender Hedge Agreement as a consequence of the termination of such Lender Hedge Agreement or any other Lender Hedge Agreements to which such Hedge Lender is a counterparty; or

(vi)	any payment which a Lender Secured Party receives as a result of any form of credit protection obtained by such Lender Secured Party.

(c)

The Obligors agree to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 12.8, but shall incur no increased liabilities, in aggregate, by reason thereof. The Obligors also agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of set-off, banker’s lien and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

(d)

For certainty, any amounts which are lawfully received by any Lender Secured Party under its Lender Secured Document prior to the Acceleration Date are not required to be shared pursuant to the provisions of this Section 12.8.

12.9	Remedies Cumulative and Waivers

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Loan Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled for such default or breach. Any waiver by, as applicable, the Majority Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Majority Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Loan Document as a result of any other default or breach hereunder or thereunder.

Article 13

YIELD PROTECTION

13.1	Increased Costs

(a)	Increased Costs Generally. If, after the Closing Date, any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)

subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 13.2 and except for the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii)	impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of the Majority Lenders, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)

Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital or liquidity adequacy), then the Borrower, will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c)

Certificates for Reimbursement. Upon a Lender having determined that it is entitled to additional compensation in accordance with the provisions of Section 13.1(a) or 13.1(b), such Lender shall, within 60 days, so notify the Borrower and the Agent, provided that, if the Borrower is not provided with such notice within such period, then such Lender shall not be entitled to claim additional compensation for any period prior to the date of delivery of such notice. The Lender shall provide to the Borrower and the Agent a photocopy of the relevant law or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 13.1(a) or 13.1(b), including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Banking Days after receipt thereof.

(d)

Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section 13.1 for any increased costs incurred or reductions suffered more than 60 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)

Consistent Treatment. A Lender shall only be entitled to claim compensation pursuant to this Section 13.1 if and to the extent that it is claiming similar compensation from other comparable borrowers under comparable credit facilities.

13.2	Taxes

(a)

Payments Subject to Taxes. If any Obligor, the Agent, or any Lender is required by Applicable Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then:

(i)

the sum payable shall be increased by that Obligor (and in the case of a Restricted Subsidiary the Borrower shall cause such Restricted Subsidiary to do so) when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section 13.2) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required;

(ii)	the Borrower shall, and the Borrower shall cause any Restricted Subsidiary to make any such deductions required to be made by it under Applicable Law; and

(iii)

the Borrower shall, and the Borrower shall cause any Restricted Subsidiary to timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)

Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)	Indemnification.

(i)

The Borrower shall indemnify the Agent and each Lender, within 10 Banking Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Agent or such Lender or required to be withheld or deducted from a payment to the Agent or such Lender (without duplication of amounts subject to Section 13.2(a)) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (subject to the following sentence and Section 13.2(f)) and a certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Borrower has made a payment to the Agent or a Lender pursuant to this paragraph (c) and the Agent or Lender is thereafter granted or receives a credit, refund or remission in respect of the Indemnified Taxes or Other Taxes, then the Agent or Lender, as the case may be, shall, subject to the Borrower having paid the relevant amount payable under this paragraph (c) and to the extent it is satisfied that it can do so without prejudice to the retention of the amount of such credit, refund or remission, refund to the Borrower such amount (if any) as the Agent or Lender determines in good faith will leave the Agent or Lender in no worse position than would have been the case if there had been no obligation to pay the Indemnified Taxes or Other Taxes in the first place. The Agent or Lender shall not be obligated to provide to the Borrower copies of all or any part of its tax returns, financial statements or other corporate financial data by reason of any such matter.

(ii)

Each Lender shall severally indemnify the Agent, within 10 Banking Days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and without limiting the obligation of the Borrower to do so) and (ii) any Taxes attributable to the Agent’s failure to comply with the provisions of Section 16.2(c) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph.

(d)

Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)

Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower or the Agent, deliver to the Borrower and the Agent, no later than thirty (30) days after the later of the date of the request and the date such Lender becomes a party hereto (or designates a new lending office) under this Agreement, at the time or times prescribed by Applicable Law or reasonably requested by such Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition:

(i)

any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to withholding or information reporting requirements; and

(ii)

any Lender that becomes subject to Canadian withholding tax with respect to any Outstandings other than by reason of a Change in Law, shall within five (5) days thereof notify the Borrower and the Agent in writing.

(f)

Treatment of Certain Refunds and Tax Reductions. Without duplication of amounts payable pursuant to Section 13.2(c), if the Agent or a Lender determines, in its sole discretion, that it has received a credit, refund or remission of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which another Obligor has paid additional amounts pursuant to this Section, it shall pay to the Borrower or other Obligor, as applicable, an amount equal to such credit, refund or remission (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or other Obligor under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest. The Borrower shall, and shall cause each Restricted Subsidiary, as applicable, to, upon the request of the Agent or such Lender, repay the amount paid over to the Borrower or other Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender if the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

(g)	Survival. The provisions of Section 13.2(c) shall survive the repayment of the Outstandings and the cancellation of the Credit Facilities.

13.3	Mitigation Obligations: Replacement of Lenders

(a)

Designation of a Different Lending Office. If any Lender requests compensation under Section 13.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2, then, with the consent of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 13.1 or 13.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)	Replacement of Lenders. If:

(i)	any Lender requests compensation under Section 13.1;

(ii)	the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2;

(iii)	any Lender’s obligations are suspended pursuant to Section 13.4;

(iv)	any Lender exercises its rights under Section 13.5 or 13.6, but not all Lenders are so affected;

(v)	any Lender does not provide its consent to a request by the Borrower for a waiver of a condition precedent as provided in Section 3.3;

(vi)

any Lender does not provide its consent or agreement to a request by the Borrower for a waiver or amendment that requires the consent of all of the Lenders, the Majority Lenders or all affected Lenders as provided for in Section 16.10(a) or 16.10(b), as applicable; or

(vii)	any Lender becomes a Defaulting Lender;

then the Borrower may, at its sole expense and effort, upon ten (10) days’ notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(viii)

the assigning Lender receives payment of an amount equal to the Outstanding Principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (or such lower amount as the assigning Lender may agree in its sole discretion);

(ix)

in the case of any such assignment resulting from a claim for compensation under Section 13.1 or payments required to be made pursuant to Section 13.2, such assignment will result in a reduction in such compensation or payments thereafter;

(x)

in the case of any assignment in the circumstances set out in paragraphs (v) and (vi) of this Section 13.3(b), such waiver or amendment is approved by (A) all other Lenders, in the case of a consent or agreement requiring all Lenders, (B) at least the Majority Lenders, in the case of a consent or agreement requiring the Majority Lenders, or (C) all other affected Lenders, in the case of a consent or agreement requiring all affected Lenders, and in each case the assignee consents to such waiver or amendment; and

(xi)	such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 13.3 and to the extent permitted under Applicable Law, each Lender hereby designates and appoints the Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the assignment required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same. The Borrower may elect to terminate such Defaulting Lender’s applicable Commitments subject to terms satisfactory to the Agent so long as the Defaulting Lender receives the payment of its outstanding Loans and accrued interest, fees and other amounts payable to it hereunder and the other Loan Documents, or such lower amount as the Defaulting Lender may agree to.

The Borrower may exercise any combination of its rights to replace or repay Lenders under this Section 13.3; provided that in each case each Lender being replaced or repaid is treated rateably with each of the other Lenders being replaced or repaid.

13.4	Illegality

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay without penalty or premium or, if conversion would avoid the activity that is unlawful, convert any Loans in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

13.5	Market Disruption Respecting Bankers’ Acceptances

If:

(a)

the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Borrower, and notifies the Borrower, that there no longer exists an active market for bankers’ acceptances accepted by the Lenders; or

(b)

the Borrower is not marketing Bankers’ Acceptances on its own and the Agent is advised by Lenders holding at least 35% of the Commitments by written notice (each, a “BA Suspension Notice”) that such Lenders have determined (acting reasonably) that the BA Discount Rate will not or does not accurately reflect the cost of funds of such Lenders or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lenders in the market for the applicable term;

then:

(c)

the right of the Borrower to request Bankers’ Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower and the Lenders;

(d)

any outstanding Drawdown Notice requesting a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting a Prime Loan in the amount specified in the original Drawdown Notice;

(e)

any outstanding Conversion/Rollover/Repayment Notice requesting a Conversion of a Loan by way of Prime Loan, USBR Loan or LIBO Rate Loan into a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan; and

(f)

any outstanding Conversion/Rollover/Repayment Notice requesting a Rollover of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances, shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan.

The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower’s right to request Bankers’ Acceptances or BA Equivalent Advances and of any termination of any such suspension. A BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 12:00 noon (Toronto time) on a Banking Day and if not, then on the next following Banking Day, except in connection with a Drawdown Notice or Conversion/Rollover/Repayment Notice previously received by the Agent, in which case the applicable BA Suspension Notice shall only be effective with respect to such previously received Drawdown Notice or Conversion/Rollover/Repayment Notice if received by the Agent prior to 12:00 noon (Toronto time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date (as applicable) applicable to such previously received Drawdown Notice or Conversion/Rollover/Repayment Notice, as applicable.

13.6	Market Disruption Respecting LIBO Rate Loans

If, at any time subsequent to the giving of a Drawdown Notice or a Conversion/Rollover/Repayment Notice to the Agent by the Borrower with regard to any requested LIBO Rate Loan:

(a)

the Agent (acting reasonably) determines that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested LIBO Rate Loan during the ensuing Interest Period selected;

(b)

the Agent (acting reasonably) determines that the making or continuing of the requested LIBO Rate Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(c)

the Agent is advised by Lenders holding at least 35% of the Total Commitment by written notice (each, a “LIBO Suspension Notice”), such notice to be received by the Agent no later than 12:00 noon (Toronto time) on the third Banking Day prior to the date of the requested Drawdown, Rollover or Conversion, as the case may be, that such Lenders have determined (acting reasonably) that the LIBO Rate will not or does not represent the effective cost to such Lenders of United States Dollar deposits in such market for the relevant Interest Period, then the Agent shall give notice thereof to the Lenders and the Borrower as soon as possible after such determination or receipt of such LIBO Suspension Notice, as the case may be, and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, previously given by the Borrower, give the Agent a Drawdown Notice or a Conversion/Rollover/Repayment Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant LIBO Rate Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from the Agent pursuant to this Section 13.6.

In the event the Borrower fails to give, if applicable, a valid replacement Conversion/Rollover/Repayment Notice with respect to the maturing LIBO Rate Loans which were the subject of a Conversion/Rollover/Repayment Notice, such maturing LIBO Rate Loans shall be converted on the last day of the applicable Interest Period into USBR Loans as if a valid replacement Conversion/Rollover/Repayment Notice had been given to the Agent by the Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a LIBO Rate Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a USBR Loan in the amount specified in the original Drawdown Notice and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a USBR Loan.

13.7	Inability To Determine LIBO Rate

(a)

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Majority Revolving Lenders notify the Agent (with, in the case of the Majority Revolving Lenders, a copy to Borrower) that the Borrower or the Majority Revolving Lenders (as applicable) have determined, that:

(i)

adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the LIBO Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary;

(ii)

the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”);

(iii)

the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and such circumstances are unlikely to be temporary; or

(iv)

new syndicated credit facilities that are currently being executed, or existing syndicated credit facilities that include language similar to that contained in this Section 13.7, are generally being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrower may amend this Agreement to replace the LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar US Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBO Rate Successor Rate”), which amendment shall also set forth any proposed LIBO Rate Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (Toronto time) five (5) Banking Days after the Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Majority Revolving Lenders have delivered to the Agent written notice that such Majority Revolving Lenders do not accept such amendment.

(b)	If no LIBO Rate Successor Rate has been determined pursuant to Section 13.7(a) and:

(i)	the circumstances described in Section 13.7(a)(i) exist;

(ii)	the Scheduled Unavailability Date has occurred;

(iii)

if the Agent or the Majority Lenders have reasonably determined that the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan and such circumstances are unlikely to be temporary; or

(iv)

if the Agent (in consultation with the Borrower) or the Majority Revolving Lenders have reasonably determined that the market has moved to a successor rate that has become broadly accepted in the syndicated loan market in Canada, then the Agent will promptly so notify the Borrower and each Revolving Lender and the Operating Lender. Thereafter, (A) the obligation of the Revolving Lenders and the Operating Lender to make or maintain LIBO Rate Loans shall be suspended, (to the extent of the affected LIBO Rate Loans or Interest Periods), and (B) the LIBO Rate component shall no longer be utilized in determining the US Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Drawdown of, Conversion to or Rollover of LIBO Rate Loans (to the extent of the affected LIBO Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Drawdown of, Conversion to or Rollover of USBR Loans.

(c)	Notwithstanding anything else herein, any definition of LIBO Rate Successor Rate shall provide that in no event shall such LIBO Rate Successor Rate be less than zero for purposes of this Agreement.

Article 14

EXPENSES, INDEMNIFICATION AND JUDGMENT CURRENCY

14.1	Expenses; Indemnity; Damage Waiver

(a)	Costs and Expenses. The Borrower shall pay:

(i)

all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers or the Agent, including the reasonable fees, charges and disbursements of counsel for the Lead Arrangers and the Agent (including a single firm of local counsel in each appropriate jurisdiction or otherwise retained with the Borrower’s consent) (such consent not to be unreasonable withheld or delayed), in connection with the syndication of the Credit Facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and

(ii)

all out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of counsel for the Agent and the Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)

Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender, each Related Party of any of the foregoing Persons, and their respective employees, advisors and agents (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, even if joint or several, including the reasonable fees, charges and disbursements of any counsel (on a full indemnity basis) for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of:

(i)

the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby;

(ii)	any Loan (including the issuance of a Letter of Credit) or the use or proposed use of the proceeds therefrom;

(iii)

any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by the Borrower, or any of its Subsidiaries, or any Environmental Claims related in any way to the Borrower, or any of its Subsidiaries; or

(iv)

any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or wilful misconduct of such Indemnitee or an unexcused breach of such Indemnitee’s obligations under a Loan Document by such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees, nor shall it be available in respect of matters specifically addressed in Sections 13.1, 13.2 and 14.1(a) and (y) any dispute solely among Indemnitees (other than claims arising out of any act or omission on the part of the Borrower and any claims against the relevant Indemnitee in its capacity or in fulfilling its role as administrative agent or any similar role in respect of the Credit Facilities). An Indemnitee shall not settle any claim asserted against any Indemnitee by a third party without the written consent of the Borrower, which consent shall not be unreasonably delayed or withheld.

(c)

Reimbursement by Lenders. To the extent that the Borrower for any reason fail to indefeasibly pay any amount required under Section 14.1(a) or 14.1(b) to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(d)

Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not, and shall not permit any Subsidiary to, assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for indirect, special, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, provided that the Indemnitee has used its usual and customary practices to avoid such use.

(e)

Payments. All amounts due under this Section 14.1 shall be payable promptly after demand therefor. A certificate of the Agent or a Lender setting forth the amount or amounts owing to the Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

(f)	Survival. The provisions of this Section 14.1 shall survive the repayment of the Outstandings and the cancellation of the Credit Facilities.

14.2	Judgment Currency

(a)

If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into any Other Currency (such Other Currency being hereinafter in this Section 14.2 referred to as the “Judgment Currency”) an amount due in Cdn. Dollars, or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(i)	the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(ii)

the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 14.2 being hereinafter in this Section 14.2 referred to as the “Judgment Conversion Date”).

(b)

If, in the case of any proceeding in the court of any jurisdiction referred to in Section 14.2(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Cdn. Dollars, United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)

Any amount due from the Borrower under the provisions of Section 14.2(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d)	The term “rate of exchange” in this Section 14.2(b) means the Exchange Rate.

Article 15

AGENCY

15.1	Appointment and Authority

Each of the Lenders hereby irrevocably appoints TD as Agent to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and no Obligor shall have rights as a third party beneficiary of any of such provisions.

15.2	Rights as a Lender

Each Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Each Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.

15.3	Exculpatory Provisions

(a)	The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(iii)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity.

(b)	The Agent shall not be liable for any action taken or not taken by it:

(i)

with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents); or

(ii)	in the absence of its own gross negligence or wilful misconduct.

The Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default or Event of Default is given to the Agent by the Borrower or a Lender.

(c)	Except as otherwise expressly specified in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into:

(i)	any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(ii)	the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(iii)	the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

(iv)	the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or

(v)	the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

15.4	Reliance by Agent

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent shall promptly provide information to one another in order to carry out the purpose and intent of this Agreement.

15.5	Indemnification of Agent

Each Lender agrees to indemnify the Agent and each Related Party and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s gross negligence or wilful misconduct.

15.6	Delegation of Duties

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-Agent appointed by the Agent from among the Lenders and their respective Affiliates. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article 15 and other provisions of this Agreement for the benefit of the Agent shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as the Agent.

15.7	Replacement of Agent

(a)

The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrower, such consent not to be unreasonably withheld, to appoint a successor, which shall be a Lender having a Commitment and having an office in

Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta. The Agent may also be removed at any time by the Majority Lenders upon 30 days’ notice to the Agent and the Borrower as long as the Majority Lenders, with the consent of the Borrower, such consent not to be unreasonably withheld, appoint and obtain the acceptance of a successor within such 30 days, which, in the case of the Agent, shall be a Lender having an office in Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta.

(b)

If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, and with the consent of the Borrower, such consent not to be unreasonably withheld, appoint a successor Agent meeting the qualifications specified in Section 15.7(a), provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in the preceding paragraph.

(c)

Upon a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Agent, the provisions of this Section 15.7 and of Section 14.1 shall continue in effect for the benefit of such former Agent, its sub-Agent and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such former Agent was acting as the Agent.

15.8	Non-Reliance on Agent and Other Lenders

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

15.9	Collective Action of the Lenders

Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, the remedies and any collateral security provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lender Secured Parties as shall be expressly provided for in the Loan

Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder with respect to the Credit Facilities including any declaration of Default or Event of Default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

15.10	Lender Decisions

The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Loan Documents, shall be made upon the decision of the Majority Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that “all of the Lenders” or words to similar effect, or the Agent alone, is to be responsible for same. Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrower to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

15.11	Procedure for Funding Loans

The Agent shall make Loans available to the Borrower as required hereunder by debiting the Agent’s Account to which the Lender’s Applicable Percentage of such Loans have been credited in accordance with Section 2.6(b) (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by crediting the account of the Borrower or, at the expense of the Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, in respect of each Loan; provided that the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Loan to reach the designated destination.

15.12	Remittance of Payments

Except for amounts payable to the Agent, the Operating Lender or any Issuing Bank for its own account, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 4 or payment pursuant to Article 7, the Agent shall remit to each Lender its Applicable Percentage of such payment.

15.13	Agent’s Clawback

(a)

Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Advance of funds that such Lender will not make available to the Agent such Lender’s share of such Advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Agent, then such Lender shall pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Advance. If such Lender does not do so forthwith, the Borrower shall pay to the Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the Advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Agent.

(b)

Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation.

15.14	Adjustments Among Lenders

(a)

Adjustments to Outstandings. Each Lender under a Credit Facility agrees that, after delivery of an Acceleration Notice pursuant to Section 12.2 or the occurrence of an Event of Default specified in Section 12.1(e) or 12.1(f), it will at any time and from time to time upon the request of the Agent as required by any Lender under such Credit Facility purchase portions of the Outstanding Principal owed to the other Lenders under such Credit Facility and make any other adjustments which may be necessary or appropriate, so that the amount of Outstanding Principal owed to each Lender under such Credit Facility, as adjusted pursuant to this Section 15.14(a), will be equal to its Applicable Percentage of all Outstanding Principal under such Credit Facility. For the purposes of this Section 15.14(a), any undrawn Commitments shall be deemed to have been cancelled upon delivery of such notice of acceleration or the occurrence of such specified Event of Default.

(b)

Further Assurances. The Obligors agree to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 15.14, but shall incur no increased liabilities, in aggregate, by reason thereof. The Obligors also agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring an increased portion of the Outstanding Principal pursuant to the foregoing arrangements may exercise against each Obligor rights of set-off, banker’s lien and counterclaim and similar rights of Lenders with respect to such increased portion as fully as if such Lender were a direct creditor of each Obligor in the amount of such increased portion.

15.15	Agent and Defaulting Lenders

(a)

To the extent permitted by Applicable Law, each Defaulting Lender shall be required to provide to the Agent cash in an amount, as shall be determined from time to time by the Agent in its discretion, equal to all obligations of such Defaulting Lender to the Agent that are owing or may become owing pursuant to this Agreement, including such Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by the Borrower. Such cash shall be held by the Agent in one or more Cash Collateral Accounts, which accounts shall be in the name of the Agent and shall not be required to be interest bearing. The Agent shall be entitled to apply the foregoing cash in accordance with Section 15.5.

(b)

In addition to the indemnity and reimbursement obligations in Section 15.5, each Lender agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by the Borrower) on a pro rata basis (and, in calculating the pro rata basis, the Commitment of any Defaulting Lender shall be excluded) any amount that a Defaulting Lender fails to pay the Agent and which is due and owing to the Agent pursuant to Section 15.5. Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender and which would otherwise be payable by the Defaulting Lender.

(c)

The Agent shall be entitled to withhold and deposit in one or more non-interest bearing Cash Collateral Accounts in the name of the Agent amounts (whether principal, interest, fees or otherwise) received by the Agent and due to a Defaulting Lender pursuant to this Agreement, which amounts shall be used by the Agent:

(i)	first, to reimburse the Agent for any amounts owing to it by the Defaulting Lender pursuant to any Loan Document; and

(ii)

second, to Cash Collateralize all other obligations of such Defaulting Lender to the Agent owing pursuant to this Agreement in such amount as shall be determined from time to time by the Agent in its discretion, including such Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by the Borrower.

(d)

For greater certainty and in addition to the foregoing, neither the Agent nor any of their Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrower to a Defaulting Lender and received and deposited by the Agent in a Cash Collateral account and applied in accordance with the provisions of this Agreement, save and except for the gross negligence or wilful misconduct of the Agent.

Article 16

GENERAL

16.1	Notices: Effectiveness; Electronic Communication

(a)

Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, subject to Section 16.1(b), other electronic means of communication to the addresses or facsimile numbers specified:

(i)	in the case of the Agent, as follows

The Toronto-Dominion Bank, as Agent

Ernst & Young Tower

222 Bay Street, 15th Floor

Toronto, Ontario M5K 1A2

Attention: Vice President, Loan Syndications – Agency

Facsimile: (416) 982-5535

(ii)	in the case of the Borrower, as follows:

SemCAMS Midstream ULC

Suite 700, 520 3rd Avenue SW

Calgary, AB T2P 0R3

Canada

Attention: Leanne Campbell

Email: LCampbell@semgroupcorp.com

With a copy to:

SemGroup Corporation

6120 S. Yale Ave.,

#1500 Tulsa, OK 74136

U.S.A.

Attention: Tim O’Sullivan and Susan Lindberg

Email: tosullivan@semgroup.com and slindberg@semgroup.com

and

KKR & Co. L.P.

2800 Sand Hill Road

Suite 200

Menlo Park, CA 94025

U.S.A.

Attention: Brandon Freiman

Facsimile: (212) 750-0003

Email: brandon.freiman@kkr.com

(iii)	in the case of an Obligor other than the Borrower, in care of the Borrower; and

(iv)	in the case of a Lender, in its Administrative Questionnaire provided to the Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a Banking Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Banking Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 16.1(b), shall be effective as provided therein.

(b)

Electronic Communications. Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Agent that it is incapable of receiving notices by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)	Change of Address, Etc. Any party hereto may change its address, telecopier number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

16.2	Successors and Assigns

(a)

Successors and Assigns Generally. Other than as permitted hereunder, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 16.2(b), (ii) by way of participation in accordance with the provisions of Section 16.2(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 16.2(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 16.2(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)

except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the Outstanding Principal of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Cdn.$5,000,000 (or, in the case of Revolving Loans, Cdn.$1,000,000) (and in each case increments of Cdn.$1,000,000 in excess thereof) (or, if less, all of such Lender’s remaining Loans and applicable Commitments under the applicable Credit Facility) and the minimum amount of any Commitment retained, if any, by the assigning Lender shall be not less than Cdn.$5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing under Section 12.1(a), 12.1(b), 12.1(e) or 12.1(f), the Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed);

(ii)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Outstanding Principal or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(iii)

any assignment must be approved by the Agent and (in the case of an assignment by a Lender of Revolving Loans or Revolving Commitment) the Fronting Lender(s) (such approval not to be unreasonably withheld or delayed) unless:

(A)	the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada, or

(B)	the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement;

(iv)	any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless:

(A)	the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada,

(B)

the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement and such assignment will not increase the amounts payable by the Borrower in connection with any withholding Taxes, or

(C)	an Event of Default has occurred and is continuing under Section 12.1(a), 12.1(b), 12.1(e) or 12.1(f); and

(v)

the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of Cdn.$5,000 (unless waived by the Agent) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Agent pursuant to Section 16.2(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and, unless the assigning Lender has agreed otherwise, the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 13 and Section 14.1, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the Closing Date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 16.2(d). Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

(c)

Register. The Agent shall maintain at one of its offices in Toronto, Ontario or Calgary, Alberta a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (each, a “Register”). The entries in each Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)

Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, an Obligor or any Affiliate of an Obligor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Outstanding Principal owing to it); provided that:

(i)	such Lender’s obligations under this Agreement shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and

(iii)	the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

Subject to Section 16.2(e), the Borrower agrees that each Participant shall be entitled to the benefits of Article 13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 16.2(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.5 as though it were a Lender, provided such Participant agrees to be subject to Sections 7.6, 12.7 and 12.8 as though it were a Lender and provided that the Participant has given the Borrower written notice of its rights under Section 12.5 prior to exercising its right of set off.

(e)

Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 13.1 and 13.2 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. The agreement or consent of a Participant shall not be required for any amendment or waiver of the Loan Documents.

(f)

Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to any Governmental Authority, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.3	Governing Law: Jurisdiction: Etc.

(a)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable in that Province.

(b)

Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the Province of Alberta, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

(c)

Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.4	Waiver of Jury Trial

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section.

16.5	Counterparts: Integration: Effectiveness: Electronic Execution

(a)

Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 3.1, this Agreement shall become effective when it has been executed by the Agent and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)

Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law.

16.6	Treatment of Certain Information: Confidentiality

(a)	Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:

(i)

to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(ii)	to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority);

(iii)	to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process;

(iv)	to any other Lender Secured Party or their respective counsel and advisors;

(v)

in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;

(vi)	subject to an agreement containing provisions substantially the same as those of this Section 16.6, to:

(A)	any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or

(B)	any actual or prospective insurers, re-insurers or counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrower or a Subsidiary;

(vii)	with the written consent of the Borrower; or

(viii)	to the extent such Information:

(A)	becomes publicly available other than as a result of a breach of this Section 16.6; or

(B)	becomes available to the Agent or any Lender on a non-confidential basis from a source other than an Obligor or a Sponsor.

(b)

For purposes of this Section, “Information” means all information received in connection with this Agreement from any Obligor or Sponsor relating to any Obligor or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section 16.6 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.

(c)

The Borrower hereby acknowledges that (i) the Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials to the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Pledgors, the Borrower or the Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that are to be made available to Public Lenders; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lead Arrangers, the Issuing Banks and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of Canadian federal and provincial securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall remain subject to the provisions this Section 16.6); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) unless expressly identified as containing material non-public information, Borrower Materials will be deemed to be appropriate for distribution to Public Lenders. Notwithstanding the foregoing, to the extent the Borrower has had reasonable opportunity to review, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) notification of changes in the terms of the Loans, and (3) the financial statements and certificates delivered in connection with Section 9.1(a).

(d)

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, Canadian federal and provincial securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of Canadian federal or provincial securities laws.

(e)

Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Obligors and their respective Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and Applicable Law.

(f)

All Information, including requests for waivers and amendments, furnished by the Borrower or the Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level Information, which may contain material non-public information about the Obligors and their respective Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Agent that it has identified in its administrative questionnaire a credit contact who may receive Information that may contain material non-public information in accordance with its compliance procedures and Applicable Law.

16.7	Nature of Obligation under this Agreement

(a)

The obligations of each Lender and of the Agent under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.

(b)	Neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

16.8	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders, the Agent and their respective successors and permitted assigns.

16.9	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.10	Amendments and Waivers

Any provision of this Agreement or any other Loan Agreement may be amended only if the Borrower and the Majority Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Majority Lenders (or the Agent on their behalf) so agree in writing, provided that:

(a)	an amendment or waiver which changes or relates to:

(i)	increases in any Lender’s Commitment;

(ii)	decreases in the amounts or rates of, or deferral of the dates of any required payment of principal, interest, Bankers’ Acceptance stamping fees or LC Fees; or

(iii)	decreases in the amount of, or deferral of the dates of payment of, any fees payable hereunder (other than fees payable for the account of the Agent),

shall require the agreement or waiver of each Lender directly and adversely affected thereby and also (in the case of an amendment) of the other parties hereto;

(b)	an amendment or waiver which changes or relates to:

(i)	increases in the Total Commitment, the Total Term Commitment or the Total Revolving Commitment;

(ii)	the definition of “Majority Lenders”;

(iii)	any provision hereof that requires treatment of Lenders on a pro rata basis or according to each Lender’s Applicable Percentage;

(iv)

any provision hereof contemplating or requiring consent, approval or agreement of “all Lenders” or similar expressions or permitting waiver of conditions or covenants or agreements by “all Lenders” or similar expressions;

(v)	the provisions of Section 7.6 or 10.14;

(vi)	the provisions of Section 12.1(a), 12.1(b)(i), 12.1(b)(ii) or 12.1(b)(iii);

(vii)

any release or discharge of all or any portion of the Obligor Guarantee, a Non-Recourse Parent Guarantee or Liens under any Security Document (other than as expressly permitted hereby or pursuant to a Permitted Disposition or permitted assignment);

(viii)	the definition of “Applicable Maturity Date”;

(ix)	other than an extension thereto, the definitions of “Term Loan Facility Maturity Date”, “KAPS Facility Maturity Date” or “Revolving Facility Maturity Date”;

(x)	an assignment or transfer by the Borrower of any or all of its rights and obligations under any Loan Document;

(xi)	any alteration of the amount, currency, or mode of calculation of any principal, interest or other amounts owing hereunder; or

(xii)	this Section 16.10;

shall require the agreement or waiver of all the Lenders and also (in the case of an amendment) of the other parties hereto;

(c)

an amendment or waiver which changes or relates to the definition of “Majority Revolving Lenders” or extends the Revolving Facility Maturity Date shall require the agreement or waiver of all the Revolving Lenders and also (in the case of an amendment) of the other parties hereto (except for those Lenders which are not Revolving Lenders);

(d)

an amendment or waiver which changes or relates to the definition of “Majority KAPS Lenders” or extends the KAPS Facility Maturity Date shall require the agreement or waiver of all the KAPS Facility Lenders and also (in the case of an amendment) of the other parties hereto (except for those Lenders which are not KAPS Facility Lenders);

(e)

an amendment or waiver which extends the Term Facility Maturity Date shall require the agreement or waiver of all the Term Lenders and also (in the case of an amendment) of the other parties hereto (except for those Lenders which are not Term Lenders)

(f)	an amendment or waiver which changes or relates to the rights and/or obligations of the Agent shall also require the agreement of the Agent thereto;

(g)	an amendment or waiver which changes or relates to the rights and/or obligations of the Fronting Lender shall also require the agreement of the Fronting Lender thereto; and

(h)	an amendment or waiver which changes or relates to the rights and/or obligations of the Operating Lender shall also require the agreement of the Operating Lender thereto.

Any such waiver and any consent by the Agent, any Lender, the Majority Lenders, all affected Lenders or all of the Lenders (as applicable) under any provision of this Agreement must be in writing and may be given subject to any conditions deemed appropriate by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

16.11	Defaulting Lenders

(a)	Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)	the standby fees payable pursuant to Section 4.6 shall cease to accrue on the unused portion of the Revolving Commitment (and, if applicable, the Operating Commitment) of such Defaulting Lender;

(ii)

a Defaulting Lender shall not be included in determining whether, and the Commitment of such Defaulting Lender shall not be included in determining whether, all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 16.10), provided that any waiver or amendment requiring the consent of all Lenders or each affected Lender that affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; and

(iii)	for the avoidance of doubt, the Borrower shall retain and reserve its other rights and remedies respecting each Defaulting Lender.

(b)

If any Lender fails to fund its Applicable Percentage of an Advance hereunder, then each other Lender shall fund a portion of such defaulted amount in an amount equal to such other Lender’s Applicable Percentage (and, in calculating a Lender’s Applicable Percentage, the Commitment of any Defaulting Lender shall be excluded) of such unfunded portion; provided that, for certainty, no Lender shall be obligated by this Section 16.11 to make or provide an Advance in excess of its Commitment.

(c)

If the re-allocation described in clause (b) above cannot be effected, or can only partially be effected, then (to the extent permitted by Applicable Law) such Defaulting Lender shall, within one (1) Banking Day following notice by the Agent, provide Cash Collateral to the Agent for such Defaulting Lender’s Applicable Percentage of such Advance (after giving effect to any partial re-allocation pursuant to clause (b) above) for so long as such Advance is outstanding, and if such Defaulting Lender shall fail to provide such Cash Collateral, then, at the request of the Fronting Lender, the Borrower shall provide such Cash Collateral to the Agent.

(d)	If any Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender, then:

(i)

all or any part of such Defaulting Lender’s Applicable Percentage of such Letter of Credit shall be re-allocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages; provided that such re-allocation may only be effected if and to the extent that (A) such re-allocation would not cause any non-Defaulting Lender’s Applicable Percentage of all Advances to exceed its applicable Commitment(s) and (B) the conditions precedent in Sections 3.2(b), 3.2(c) and 3.2(d) are satisfied at such time;

(ii)

if the re-allocation described in clause (i) above cannot be effected, or can only partially be effected, then such Defaulting Lender shall (to the extent permitted by Applicable Law), within one (1) Banking Day following notice by the Agent, provide Cash Collateral to the Agent for such Defaulting Lender’s Applicable Percentage share of such Letter of Credit (after giving effect to any partial re-allocation pursuant to clause (i) above) for so long as such Letter of Credit is outstanding, and if such Defaulting Lender shall fail to provide such Cash Collateral, then, at the request of the Fronting Lender, the Borrower shall provide such Cash Collateral to the Agent; and

(iii)

if the Applicable Percentages of the non-Defaulting Lenders are re-allocated pursuant to this Section 16.11(d), then the LC Fees payable to the Lenders pursuant to Section 4.5 shall be adjusted to give effect to such re-allocations in accordance with each such non-Defaulting Lender’s Applicable Percentages and if the Borrower provides Cash Collateral pursuant to clause (ii) above, then the Borrower shall not be required to pay the issuance fees or Fronting Fees attributable to the Cash Collateralized exposure of such Letters of Credit.

Subject to Section 16.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(e)

If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of the same, the Agent shall notify the other Lenders and (in accordance with the written direction of the Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the other Lenders shall on a pro rata basis sell and assign to such Lender, portions of such Loans equal in total to such Lender’s Applicable Percentage share thereof without regard to sub Section (b) of this Section 16.11; and

(f)

Without limiting the generality of Section 16.11(a)(iii), each Defaulting Lender shall indemnify the Borrower for any losses, claims, costs, damages or liabilities (including reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the Borrower as a result of such Defaulting Lender failing to comply with the terms of this Agreement, including any failure to fund its portion of any Advance required to be made by it hereunder.

16.12	Further Assurances

Each Obligor, the Lenders and the Agent shall promptly cure any default by it in the execution and delivery of this Agreement, the other Loan Documents or any of the agreements provided for hereunder to which it is a party. The Borrower at its expense, shall promptly execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for its compliance with, or accomplishment of its respective covenants and agreements hereunder or more fully to state its respective obligations as set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

16.13	Time of the Essence

Time shall be of the essence of this Agreement.

16.14	Anti-Money Laundering Legislation

(a)

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), it may be required to obtain, verify and record information that identifies the Borrower, its Subsidiaries and the Parent Pledgors, which information includes the name and address of each such Person and such other information that will allow such Lender or the Agent, as applicable, to identify each such Person in accordance with AML Legislation (including, information regarding such Person’s directors, authorized signing officers, or other Persons in control of each such Person). The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with AML Legislation. The Borrower shall promptly provide all such information, to the extent commercially reasonable, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent (for itself and not on behalf of any Lender), or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)

If, upon the written request of any Lender, the Agent (for itself and not on behalf of any Lender) has ascertained the identity of an Obligor or any authorized signatories of such Person for the purposes of applicable AML Legislation on such Lender’s behalf, then the Agent:

(i)

shall be deemed to have done so as the Agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)	shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)

Notwithstanding anything to the contrary in this Section 16.14, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of an Obligor or any authorized signatories of such Person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such Person or any such authorized signatory in doing so.

16.15	Platform

(a)

The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(b)

The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower or any of its Subsidiaries, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Subsidiary’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower or any Subsidiary thereof provides to the Agent pursuant to any Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section 16.15, including through the Platform.

16.16	No Fiduciary Duty

(a)

The Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 16.16, the “Lenders”), may have economic interests that conflict with those of the Borrower, its Subsidiaries and/or their Affiliates. The Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, their Subsidiaries and their Affiliates, on the other hand. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other hand, and (ii) in connection therewith and with the process leading thereto, (A) no Lender has assumed an advisory or fiduciary responsibility in favour of the Borrower, their Subsidiaries or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, their Subsidiaries or their Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (B) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, their management, shareholders, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transactions or the process leading thereto.

(b)

The Borrower acknowledges that (i) each Lender may be involved in a broad range of activities (including providing debt financing, equity capital, financial advisory or other services to other Persons) in respect of which the Borrower, their Subsidiaries and/or its Affiliates may have conflicting interests regarding the Credit Facilities or otherwise and (ii) no Lender has any obligation to (A) disclose such other activities to the Borrower or (B) use in connection with the Credit Facilities, or furnish to the Borrower, confidential information obtained by such Lender from such other Persons.

16.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

16.18	Credit Agreement Governs

(a)

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement, to the extent of such conflict or inconsistency, shall govern and prevail.

(b)

This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

SEMCAMS MIDSTREAM ULC

By:	/s/ David Gosse
Name: David Gosse
Title: President

[Signature page to Credit Agreement (SemCAMS Midstream ULC)]

AGENT:

THE TORONTO-DOMINION BANK

By:	/s/ Andrew Ford
Name: Andrew Ford
Title: Vice President, Loan Syndications-Agency

By:
Name:
Title:

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

LENDERS:

THE TORONTO-DOMINION BANK

By:	/s/ Paul Gill
Name: Paul Gill
Title: Director

By:	/s/ Irina Park
Name: Irina Park
Title: Vice President

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

BANK OF MONTREAL

By:	/s/ Carol McDonald
Name: Carol McDonald
Title: Managing Director

By:	/s/ Kinsley McWhinnie
Name: Kinsley McWhinnie
Title: Vice President

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Ryan Shea
Name: Ryan Shea
Title: Director

By:	/s/ Graydon Falls
Name: Graydon Falls
Title: Executive Director

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

WELLS FARGO BANK, N.A., CANADIAN BRANCH

By:	/s/ Peter Borsos
Name: Peter Borsos
Title: Director

By:
Name:
Title:

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

THE BANK OF NOVA SCOTIA

By:	/s/ Scarlett Crockatt
Name: Scarlett Crockatt
Title: Director

By:	/s/ Blair Graves
Name: Blair Graves
Title: Associate Director

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

NATIONAL BANK OF CANADA

By:	/s/ James Dexter
Name: James Dexter
Title: Authorized Signatory

By:	/s/ Mark Williamson
Name: Mark Williamson
Title: Authorized Signatory

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

ROYAL BANK OF CANADA

By:	/s/ Maria E. Hushovd
Name: Maria E. Hushovd
Title: Authorized Signatory

By:
Name:
Title:

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

HSBC BANK CANADA

By:	/s/ Jason Lang
Name: Jason Lang
Title: Director, Global Banking

By:	/s/ Duncan Levy
Name: Duncan Levy
Title: Director, Global Banking

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

ING CAPITAL LLC

By:	/s/ Tanja van der Woude
Name: Tanja van der Woude
Title: Director

By:	/s/ Anthony Rivera
Name: Anthony Rivera
Title: Director

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

CANADIAN WESTERN BANK

By:	/s/ Kuno Ryckborst
Name: Kuno Ryckborst
Title: Senior Manager, Energy Lending

By:	/s/ Dustin Jones
Name: Dustin Jones
Title: AVP & Manager, Commercial Relationships

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

ATB FINANCIAL

By:	/s/ Trevor Guinard
Name: Trevor Guinard
Title: Director

By:	/s/ Evan Hahn
Name: Evan Hahn
Title: Portfolio Manager

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

MUFG BANK, LTD., CANADA BRANCH

By:	/s/ Beau Filkowski
Name: Beau Filkowski
Title: Director

By:
Name:
Title:

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

CHINA CONSTRUCTION BANK TORONTO BRANCH

By:	/s/ Chaoyong Gong
Name: Chaoyong Gong
Title: Deputy General Manager

By:	/s/ Eddie Zou
Name: Eddie Zou
Title: Vice President, Corporate Banking

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

CIT BANK, N.A.

By:	/s/ John Feeley
Name: John Feeley
Title: Director

By:
Name:
Title:

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

BANK OF CHINA (CANADA)

By:	/s/ Jade Freadrich
Name: Jade Freadrich
Title: Senior Relationship Manager

By:	/s/ Jisvo Li
Name: Jisvo Li
Title: Senior Branch Manager, Calgary Branch

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

MIZUHO BANK, LTD.

By:	/s/ Brad Crilly
Name: Brad Crilly
Title: Managing Director

By:
Name:
Title:

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

BUSINESS DEVELOPMENT BANK OF CANADA

By:	/s/ Scott Overes
Name: Scott Overes
Title: Director, Syndicated Financing

By:	/s/ Teagon Murray
Name: Teagon Murray
Title: Associate Director, Syndicated Financing

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

BANK OF CHINA TORONTO BRANCH

By:	/s/ Wen Chen
Name: Wen Chen
Title: Senior Director, Corporate Banking

By:	/s/ Liming Xiao
Name: Liming Xiao
Title: Head of Corporate Banking / VP

[Signature page to Amended and Restated Credit Agreement (SemCAMS Midstream ULC)]

SCHEDULE A

TO THE AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS AND COMMITMENTS

LENDERS	TERM COMMITMENT		REVOLVING COMMITMENT		KAPS FACILITY COMMITMENT		OPERATING COMMITMENT
The Toronto-Dominion Bank	Cdn.$	32,812,500	Cdn.$	26,187,500	Cdn.$	36,000,000	Cdn.$	25,000,000
Canadian Imperial Bank of Commerce	Cdn.$	32,812,500	Cdn.$	51,187,500	Cdn.$	36,000,000		—
Bank of Montreal	Cdn.$	32,812,500	Cdn.$	51,187,500	Cdn.$	36,000,000		—
Wells Fargo Bank, N.A., Canadian Branch	Cdn.$	32,812,500	Cdn.$	51,187,500	Cdn.$	36,000,000		—
The Bank of Nova Scotia	Cdn.$	24,062,500	Cdn.$	36,537,500	Cdn.$	22,400,000		—
National Bank of Canada	Cdn.$	24,062,500	Cdn.$	36,537,500	Cdn.$	22,400,000		—
Royal Bank of Canada	Cdn.$	24,062,500	Cdn.$	36,537,500	Cdn.$	22,400,000		—
HSBC Bank Canada	Cdn.$	24,062,500	Cdn.$	36,537,500	Cdn.$	22,400,000		—
ING Capital LLC	Cdn.$	24,062,500	Cdn.$	30,937,500		—		—
Canadian Western Bank	Cdn.$	13,125,000	Cdn.$	19,875,000	Cdn.$	12,000,000		—
ATB Financial	Cdn.$	13,125,000	Cdn.$	19,875,000	Cdn.$	12,000,000		—
MUFG Bank, Ltd., Canada Branch	Cdn.$	13,125,000	Cdn.$	19,875,000	Cdn.$	12,000,000		—
China Construction Bank Toronto Branch	Cdn.$	13,125,000	Cdn.$	19,275,000	Cdn.$	9,600,000		—
CIT Bank, N.A.	Cdn.$	9,843,750	Cdn.$	14,856,250	Cdn.$	8,800,000
Bank of China (Canada)	Cdn.$	13,125,000	Cdn.$	16,875,000		—		—

A-1

Mizuho Bank, Ltd.	Cdn.$	13,125,000	Cdn.$	16,875,000		—		—
Business Development Bank of Canada	Cdn.$	9,843,750	Cdn.$	12,656,250		—		—
Bank of China Toronto Branch		—	Cdn.$	3,000,000	Cdn.$	12,000,000		—

TOTAL COMMITMENTS	Cdn.$	350,000,000	Cdn.$	500,000,000	Cdn.$	300,000,000	Cdn.$	25,000,000

A-2